Use these links to rapidly review the document

Filed Pursuant to Rule 424(b)(3)
File Nos. 333-211218
333-211218-02

The information in this preliminary prospectus supplement and the accompanying prospectus is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell nor do they solicit an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER 10, 2016
PROSPECTUS SUPPLEMENT (TO PROSPECTUS DATED MAY 6, 2016)

€

Bunge Finance Europe B.V.

1.850% Senior Notes due 2023

Fully and Unconditionally Guaranteed by

BUNGE LIMITED

         We are offering €            aggregate principal amount of 1.850% Senior Notes due 2023 (the "notes"). The notes will mature on June 16, 2023. Interest will accrue on the notes from June 16, 2016. Interest on the notes will be payable on June 16 of each year, commencing on June 16, 2017. Bunge Finance Europe B.V. may redeem the notes at its option in whole or in part at any time prior to their maturity at the redemption prices described in this prospectus supplement.

         The notes offered hereby constitute an additional issuance of, and will be fungible with and be consolidated and form a single series with, the €600,000,000 aggregate principal amount outstanding of our 1.850% Senior Notes due 2023 issued on June 16, 2016 (the "existing notes") and will have identical terms and conditions as the existing notes. Upon issuance of the notes, the aggregate principal amount outstanding of our 1.850% Senior Notes due 2023 will be €            .

         The notes will be unsecured and rank equally in right of payment with all of Bunge Finance Europe B.V.'s other unsecured and unsubordinated indebtedness. The notes will be fully, unconditionally and irrevocably guaranteed on a senior unsecured basis by Bunge Limited, the indirect parent company of Bunge Finance Europe B.V. Bunge Limited's guarantee will rank equally in right of payment with its other unsecured and unsubordinated indebtedness and guarantees.

         See "Risk Factors" beginning on page S-11 of this prospectus supplement and those contained in our Annual Report on Form 10-K for the year ended December 31, 2015 filed with the U.S. Securities and Exchange Commission, as they may be amended, updated and modified periodically in our filed reports, which are incorporated by reference into this prospectus supplement and the accompanying prospectus, for a discussion of certain risks you should consider in connection with an investment in the notes.

	Public Offering Price(1)	Underwriting Discount	Proceeds, before expenses, to Bunge Finance Europe B.V.(1)

Per note	%	%	%

Total	€	€	€

(1)
The public offering price above and the proceeds to Bunge Finance Europe B.V. do not include accrued interest. Accrued interest on the notes must be paid by the purchaser for the period from June 16, 2016 to                    , 2016.

         The existing notes have been admitted to listing on the Irish Stock Exchange ("ISE") for trading on the Global Exchange Market thereof. We will apply to have the notes admitted to listing on the ISE for trading on the Global Exchange Market. If such a listing is obtained, we have no obligation to maintain such listing, and we may delist the notes at any time.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

         We expect that delivery of the notes will be made to investors in book-entry form under the New Safekeeping Structure (the "NSS") through Euroclear Bank S.A./N.V. ("Euroclear") and Clearstream Banking S.A. ("Clearstream") (together, Euroclear and Clearstream are referred to herein as the "ICSDs"), on or about                    , 2016. Upon issuance, the notes will be represented by a global note in registered form (the "Global Note"), which is expected to be deposited with a common safekeeper ("Common Safekeeper") for Euroclear and Clearstream and registered in the name of a nominee of the Common Safekeeper.

         The notes are intended to be held in a manner which will allow Eurosystem eligibility. This simply means that the notes are intended upon issue to be deposited with an ICSD as Common Safekeeper and does not necessarily mean that the notes will be recognized as eligible collateral for Eurosystem monetary policy and intra-day credit operations by the Eurosystem either upon issue or at any or all times during their life. Such recognition will depend upon satisfaction of the Eurosystem eligibility criteria.

Joint Book-Running Managers

BNP PARIBAS	Citigroup	J.P. Morgan

The date of this prospectus supplement is                    , 2016.

        You should rely only on the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus and on the other information included in the registration statement of which the accompanying prospectus forms a part. We have not, and the underwriters have not, authorized anyone to provide any information or represent anything about us other than that incorporated by reference or contained in this prospectus supplement or the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We do not, and the underwriters and their affiliates do not, take any responsibility for, and can provide no assurance as to the reliability of, any information that others may provide you. This document may only be used where it is legal to sell these notes. You should not assume that the information contained in this prospectus supplement or the accompanying prospectus, as well as information that we previously filed with the U.S. Securities and Exchange Commission (the "SEC") and that is incorporated by reference herein, is accurate as of any date other than the date of the relevant document.

Prospectus Supplement

Prospectus

        Unless the context otherwise requires, references to "Bunge," "Company," "we," "us" or "our" refer collectively to Bunge Limited and its subsidiaries.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

        This prospectus supplement and the accompanying prospectus relate to part of a registration statement that we filed with the SEC using a shelf registration process. Both this prospectus supplement and the accompanying prospectus include or incorporate by reference important information about us and other information you should know before investing in the notes. You should read both this prospectus supplement and the accompanying prospectus as well as additional information described under "Where You Can Find More Information" in the accompanying prospectus before making an investment decision.

        The distribution of this prospectus supplement and the accompanying prospectus may be restricted by law in certain jurisdictions. You should inform yourself about and observe any of these restrictions. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which the offer or solicitation is not authorized, or in which the person making the offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make the offer or solicitation.

        In this prospectus supplement, references to "U.S. dollars" and "$" are to U.S. currency, and references to "euro" and "€" are to the currency of the European Economic and Monetary Union.

        IN CONNECTION WITH THE ISSUE OF THE NOTES, J.P. MORGAN SECURITIES PLC (THE "STABILIZING MANAGER") (OR PERSONS ACTING ON BEHALF OF THE STABILIZING MANAGER) MAY OVERALLOT NOTES OR EFFECT TRANSACTIONS WITH A VIEW TO SUPPORTING THE MARKET PRICE OF THE NOTES AT A LEVEL HIGHER THAN THAT WHICH MIGHT OTHERWISE PREVAIL. HOWEVER, THERE IS NO ASSURANCE THAT THE STABILIZING MANAGER (OR PERSONS ACTING ON BEHALF OF THE STABILIZING MANAGER) WILL UNDERTAKE STABILIZATION ACTION. ANY STABILIZATION ACTION MAY BEGIN ON OR AFTER THE DATE ON WHICH ADEQUATE PUBLIC DISCLOSURE OF THE TERMS OF THE OFFER OF THE NOTES IS MADE AND, IF BEGUN, MAY BE ENDED AT ANY TIME, BUT IT MUST END NO LATER THAN THE EARLIER OF 30 DAYS AFTER THE ISSUE DATE OF THE NOTES AND 60 DAYS AFTER THE DATE OF THE ALLOTMENT OF THE NOTES.

        ANY STABILIZATION ACTION OR OVERALLOTMENT MUST BE CONDUCTED BY THE STABILIZING MANAGER (OR PERSON(S) ACTING ON BEHALF OF THE STABILIZING MANAGER) IN ACCORDANCE WITH ALL APPLICABLE LAWS AND RULES.

Notice to prospective investors in the European Economic Area

        This prospectus supplement has been prepared on the basis that any offer of notes in any Member State will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of notes. Accordingly any person making or intending to make an offer in that Member State of notes which are the subject of the offering contemplated in this prospectus supplement may only do so in circumstances in which no obligation arises for us or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive, in each case, in relation to such offer. Neither Bunge Finance Europe B.V. nor the underwriters have authorized, nor do they authorize, the making of any offer of notes in circumstances in which an obligation arises for us or the underwriters to publish or supplement a prospectus for such offer. Neither Bunge Finance Europe B.V. nor the underwriters have authorized, nor do they authorize, the making of any offer of notes through any financial intermediary other than offers made by the underwriters, which constitute the final placement of the notes contemplated in this prospectus supplement. "Prospectus Directive" means Directive 2003/71/EC (as amended) and includes any relevant implementing measure in each Member State.

S-ii

Notice to prospective investors in the United Kingdom

        This prospectus supplement is for distribution only to persons who (i) have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the "Financial Promotion Order"), (ii) are persons falling within Article 49(2)(a) to (d) ("high net worth companies, unincorporated associations etc.") of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 ("FSMA")) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as "relevant persons"). This prospectus supplement is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus supplement relates is available only to relevant persons and will be engaged in only with relevant persons.

        This prospectus supplement and the accompanying prospectus have not been approved for the purposes of section 21 of the FSMA by a person authorized under FSMA. This prospectus supplement and the accompanying prospectus are being distributed and communicated to persons in the United Kingdom only in circumstances in which section 21(1) of FSMA does not apply to us.

        The notes are not being offered or sold to any person in the United Kingdom except in circumstances which will not result in an offer of securities to the public in the United Kingdom within the meaning of Part VI of FSMA.

S-iii

FORWARD-LOOKING STATEMENTS

        This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein or therein include forward-looking statements that are intended to be covered by the safe harbor for forward looking statements provided by the Private Securities Litigation Reform Act of 1995. These statements include our current expectations and projections about our future results, performance, prospects and opportunities. Forward-looking statements include all statements that are not historical in nature. We have tried to identify these forward-looking statements by using words including "may," "will," "should," "could," "expect," "anticipate," "believe," "plan," "intend," "estimate," "continue" and similar expressions. These forward-looking statements are subject to a number of risks, uncertainties, assumptions and other factors that could cause our actual results, performance, prospects or opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. These factors include the risks, uncertainties, trends and other factors discussed under the headings "Risk Factors" in this prospectus supplement, in "Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations," "Item 1. Business," "Item 1A. Risk Factors," "Item 9A—Controls and Procedures" and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2015 (the "2015 Annual Report") and in "Item 2—Management's Discussion and Analysis of Financial Condition and Results of Operations," "Item 1A—Risk Factors" and elsewhere in our Quarterly Report on Form 10-Q for the nine-month period ended September 30, 2016 (the "Quarterly Report"), including:

  •
  industry conditions, including fluctuations in supply, demand and prices for agricultural commodities and other raw materials and products used in our business, fluctuations in energy and freight costs and competitive developments in our industries;

  •
  the effects of weather conditions and the outbreak of crop and animal disease on our business;

  •
  global and regional agricultural, economic, financial and commodities market, political, social and health conditions;

  •
  the outcome of pending regulatory and legal proceedings;

  •
  our ability to complete, integrate and benefit from acquisitions, dispositions, joint ventures and strategic alliances;

  •
  our ability to achieve the efficiencies, savings and other benefits anticipated from our cost reduction, margin improvement and other business optimization initiatives;

  •
  changes in governmental policies, laws and regulations affecting our business, including agricultural and trade policies, tax regulations and biofuels legislation; and

  •
  other factors affecting our business generally.

        In light of these risks, uncertainties and assumptions, you should not place undue reliance on any forward-looking statements contained in this prospectus supplement, the accompanying prospectus or in any document incorporated by reference herein or therein. Additional risks that we may currently deem immaterial or that are not presently known to us could also cause the forward-looking events discussed in this prospectus supplement, the accompanying prospectus or any document incorporated by reference herein or therein not to occur. Except as otherwise required by federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason after the date of this prospectus supplement.

S-iv

SUMMARY

        This is only a summary and therefore does not contain all the information that may be important to you. You should read this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus carefully, including the "Risk Factors" section elsewhere in this prospectus supplement, our consolidated financial statements and the related notes and the other information incorporated by reference into this prospectus supplement and the accompanying prospectus, before deciding whether or not to purchase the notes.

Bunge Finance Europe B.V.

        Bunge Finance Europe B.V. ("BFE") is an indirect, 100%-owned subsidiary of Bunge Limited and was formed for the sole purpose of issuing debt obligations, other than commercial paper, primarily in European markets, and investing the proceeds of the issuances in a master trust structure that Bunge Limited created to centralize its financing operations. The master trust, in turn, acquires loans made to Bunge Limited and certain of its subsidiaries with the proceeds from debt incurred by BFE and other finance subsidiaries. BFE's only assets are a trust certificate entitling it to a fractional undivided interest in a pool of intercompany loans held by the Bunge master trust structure and related hedging agreements. Among other things, the master trust structure is intended to allow creditors of BFE, including holders of the notes, to have the benefit of claims in respect of Bunge Limited's subsidiaries which are equal in right of payment to indebtedness owed or payable to other creditors of these subsidiaries. See "Description of Master Trust Structure" in the accompanying prospectus for a discussion of the Bunge Limited master trust structure and the assets it holds. BFE is incorporated under the laws of the Netherlands.

        Bunge Finance Europe B.V. has its principal executive offices and corporate headquarters at 11720 Borman Drive, St. Louis, Missouri 63146, United States of America, and its telephone number is (314) 292-2000.

Bunge Limited

        Bunge Limited will fully, unconditionally and irrevocably guarantee the payment of the principal of, premium, if any, and interest on the notes offered hereby when due and payable. Bunge Limited is an exempted company incorporated under the laws of Bermuda.

Overview

        We are a leading global agribusiness and food company with integrated operations that stretch from the farm field to consumer foods. We believe we are a leading:

  •
  global oilseed processor and producer of vegetable oils and protein meals, based on processing capacity;

  •
  global grain processor;

  •
  seller of packaged vegetable oils worldwide, based on sales;

  •
  producer and seller of wheat flours and bakery mixes, dry milled corn products and milled rice products in North and South America based on volume; and

  •
  producer of sugar and ethanol in Brazil and global trader and merchandiser of sugar, based on volume.

        We conduct our operations in five segments: Agribusiness, Edible Oil Products, Milling Products, Sugar and Bioenergy and Fertilizer. We refer to the Edible Oil and Milling Products segments collectively as our Food and Ingredients businesses. Our strategy is to profitably grow our position in our core Agribusiness grain and oilseed value chains, capitalizing on our key origination, logistics, processing and risk management competencies while pursuing operational excellence. We are also focused on growing our value added Food & Ingredients businesses so that over time they represent a more significant percentage of our earnings.

Our Business

        Agribusiness.    Our Agribusiness segment is an integrated, global business principally involved in the purchase, storage, transport, processing and sale of agricultural commodities and commodity products. Our Agribusiness operations and assets are located in North and South America, Europe and Asia-Pacific, and we have merchandising and distribution offices throughout the world.

        Food and Ingredients.    Our Food and Ingredients operations consist of two reportable business segments: Edible Oil Products and Milling Products. These segments include businesses that produce and sell edible oil based products, including vegetable oils, shortenings, margarines and mayonnaise, and milled grain products such as wheat flours, corn-based products and rice. The operations and assets of our Edible Oil Products segment are located in North and South America, Europe and Asia-Pacific and the operations and assets of our Milling Products segment are located in North and South America.

        Sugar and Bioenergy.    Our Sugar and Bioenergy segment produces and sells sugar and ethanol derived from sugarcane, as well as energy derived from their production process, through our operations in Brazil. Our operations in this segment also include global merchandising of sugar and ethanol.

        Fertilizer.    Our Fertilizer segment is involved in producing, blending and distributing fertilizer products for the agricultural industry in South America, with production and blending assets and operations in Argentina and port facilities in Brazil and Argentina.

        Bunge Limited is a holding company and substantially all of its operations are conducted through subsidiaries. Bunge Limited is an exempted company incorporated under the laws of Bermuda. Bunge Limited's principal executive office and corporate headquarters is at 50 Main Street, White Plains, New York 10606, and its telephone number is (914) 684-2800. Bunge Limited's registered office is located at 2 Church Street, Hamilton, HM 11, Bermuda.

Selected Consolidated Historical Financial Data

        The following tables set forth Bunge's selected consolidated historical financial information for the periods indicated. The consolidated statements of income for each of the three years ended December 31, 2015, 2014 and 2013 and the consolidated balance sheet data as of December 31, 2015, 2014 and 2013 are derived from our audited consolidated financial statements and related notes incorporated by reference in this prospectus supplement.

        The selected historical consolidated financial data for the nine months ended as of September 30, 2016 and 2015 are derived from our unaudited consolidated financial statements incorporated by reference in this prospectus supplement. The unaudited consolidated financial statements have been prepared on a basis consistent with our audited consolidated financial statements and, in the opinion of Bunge's management, include all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation of Bunge's financial position and results of operations for such period or periods.

        You should read this information together with the information included in "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements and notes to the consolidated financial statements included in our 2015 Annual

Report and our Quarterly Report, each of which is incorporated by reference in this prospectus supplement. See "Incorporation of Certain Documents by Reference."

	Nine Months Ended September 30,		Year Ended December 31,
	2016	2015	2015	2014	2013
	(in millions, except per share amounts)
Consolidated Statements of Income Data
Net sales	$30,880	$32,350	$43,455	$57,161	$61,347
Cost of goods sold	(29,174)	(30,360)	(40,762)	(54,540)	(58,587)

Gross profit	1,706	1,990	2,693	2,621	2,760
Selling, general and administrative expenses	(941)	(1,050)	(1,435)	(1,691)	(1,559)
Interest income	37	42	43	87	76
Interest expense	(189)	(187)	(258)	(347)	(363)
Foreign exchange gains (losses)	9	(15)	(8)	47	53
Other income (expense)—net	(14)	(6)	(18)	17	44
Goodwill impairment	—	—	(13)	—	—
Gain on sales of investments in affiliates	—	—	—	—	3
Gain on sale of Canadian grain assets	—	47	47	—	—

Income (loss) from continuing operations before income tax	608	821	1,051	734	1,014
Income tax (expense) benefit	(118)	(270)	(296)	(249)	(904)

Income (loss) from continuing operations, net of tax	490	551	755	485	110
Income (loss) from discontinued operations, net of tax	(8)	36	35	32	97

Net income (loss)	482	587	790	517	207
Net loss (income) attributable to noncontrolling interests	(8)	1	1	(2)	99

Net income (loss) attributable to Bunge	474	588	791	515	306
Convertible preference share dividends and other obligations	(27)	(38)	(53)	(48)	(76)

Net income (loss) available to Bunge common shareholders	$447	$550	$738	$467	$230

Earnings per common share—basic(1):
Net income (loss) to Bunge common shareholders	$3.19	$3.82	$5.14	$3.20	$1.57

Earnings per common share—diluted(2)
Net income (loss) to Bunge common shareholders	$3.19	$3.77	$5.07	$3.17	$1.55

Cash Dividends declared per common share	$1.22	$1.10	$1.48	$1.32	$1.17

Weighted average common shares outstanding—basic	139,969,200	144,077,505	143,671,546	146,209,508	147,204,082
Weighted average common shares outstanding—diluted	148,220,560	152,694,559	152,238,967	147,230,778	148,257,309

	Nine Months Ended September 30,		Year Ended December 31,
	2016	2015	2015	2014	2013
Other Data
Ratio of earnings to fixed charges and preference share dividends(3)	3.2	3.7	3.6	2.4	2.9

	As of September 30,		As of December 31,
	2016	2015	2015		2014	2013
Consolidated Balance Sheet Data
Cash and cash equivalents	$297	$303	$411		$362	$742
Inventories(4)	5,173	5,013	4,466		5,554	5,796
Working capital	3,642	3,336	3,576		4,377	5,237
Total assets	20,045	18,439	17,922	(5)	21,432	26,781
Short-term debt, including current portion of long-term debt	1,330	1,351	1,517		1,002	1,465
Long-term debt	3,447	2,583	2,934	(5)	2,855	3,179
Cumulative convertible perpetual preference shares	690	690	690		690	690
Common shares and additional paid-in-capital	5,134	5,103	5,106		5,054	4,968
Total equity	$7,277	$6,661	$6,652		$8,690	$10,088

(1)
Earnings per common share-basic is computed by dividing net income available to common shareholders by the weighted-average number of common shares outstanding for the period.

(2)
As of September 30, 2016 Bunge has 6,900,000 4.875% cumulative convertible perpetual preference shares issued and outstanding. Each cumulative convertible preference share has an initial liquidation preference of $100 per share plus accumulated and unpaid dividends up to a maximum of an additional $25 per share. As a result of adjustments made to the initial conversion price because cash dividends paid on Bunge Limited's common shares exceeded certain specified thresholds, each cumulative convertible preference share is convertible, at the holder's option, at any time, into approximately 1.1463 Bunge Limited common shares, based on a conversion price of $87.2398 per share (7,909,470 Bunge Limited common shares) subject to certain additional anti-dilution adjustments.

(3)
For the purpose of determining the ratio of earnings to fixed charges and preference share dividends, earnings are defined as income from operations before income tax plus fixed charges and amortization of capitalized interest less capitalized interest and preference share dividend and other obligations requirements.

(4)
Included in inventories were readily marketable inventories of $4,221 million and $4,138 million at September 30, 2016 and 2015, respectively, and $3,666 million, $4,409 million and $4,600 million at December 31, 2015, 2014 and 2013, respectively. Readily marketable inventories are agricultural commodity inventories that are readily convertible to cash because of their commodity characteristics, widely available markets and international pricing mechanisms.

(5)
Certain prior year amounts have been reclassified to conform to current year presentation.

Intercompany Financing Structure

        We have established a master trust structure that enables us to centralize most of our short-term and long-term financing operations at the parent level. Under this structure, our wholly owned, bankruptcy-remote subsidiary, Bunge Asset Funding Corp. ("BAFC"), issues commercial paper and may borrow under a revolving credit facility, and advances the proceeds from such issuances and borrowings to us and certain of our operating and finance subsidiaries through the master trust structure. We have also formed BFE as a wholly owned, bankruptcy-remote subsidiary to issue debt primarily in the European markets, and advance the proceeds from the issuances to us and certain of our operating subsidiaries through the master trust structure. In addition, we have formed Bunge Limited Finance Corp. ("BLFC"), a company organized under the laws of the State of Delaware, as a wholly owned, bankruptcy-remote subsidiary to issue debt, other than commercial paper, primarily in the U.S. markets, and advance the proceeds from the issuances to us and certain of our operating subsidiaries through the master trust structure.

        The proceeds from BAFC's, BFE's and BLFC's debt issuances and credit facilities, including the notes, are required to be advanced to the master trust pursuant to variable funding certificates and used by the master trust to make loans to Bunge Limited and its operating and finance subsidiaries (except to the extent such proceeds are used to repay outstanding indebtedness or to pay expenses incurred in connection with such indebtedness). Each of the intercompany loans to an operating or finance subsidiary of Bunge Limited is, or will be, fully and unconditionally guaranteed by Bunge Limited. BFE holds a fractional undivided interest through a variable funding certificate in the pool of guaranteed intercompany loans held by the master trust which, together with cash held by BFE, is at least equal to the aggregate face amount of BFE's outstanding debt.

        Among other things, the master trust is intended to allow the creditors of BAFC, BFE and BLFC to have the benefit of claims on our subsidiaries that are obligated under the intercompany loans which are equal in right of payment to indebtedness owed or payable to third-party creditors of such subsidiaries. Credit facilities and debt issuances that use the master trust structure as of September 30, 2016 include the following:

  •
  $600 million commercial paper facility, backed by a five-year revolving credit facility of the same amount that matures on November 20, 2019;

  •
  $1.1 billion five-year syndicated revolving credit facility that matures on November 20, 2019;

  •
  $865 million five-year syndicated revolving credit facility that matures on May 30, 2018;

  •
  ¥28.5 billion (tranche A), ¥6 billion (tranche B) and $85 million (tranche C) five-year syndicated term loan facility that matures on December 12, 2019;

  •
  $600 million 3.20% Senior Notes due 2017;

  •
  $600 million 8.50% Senior Notes due 2019;

  •
  $500 million 3.50% Senior Notes due 2020;

  •
  €600 million 1.850% Senior Notes due 2023;

  •
  $700 million 3.250% Senior Notes due 2026;

  •
  $1.75 billion three-year revolving credit facility that matures on August 10, 2018;

  •
  $700 million of committed bilateral credit facilities, with maturities that range from June 2019 to September 2019; and

  •
  $1.328 billion of uncommitted bilateral credit facilities, with maturities ranging from 1 month to 12 months.

        See "Description of Master Trust Structure" in the accompanying prospectus.

The Offering

Issuer	Bunge Finance Europe B.V.
Guarantor	Bunge Limited.
Notes

€            aggregate principal amount of 1.850% Senior Notes due 2023. The notes offered hereby constitute an additional issuance of, and form a single series with, our outstanding 1.850% Senior Notes due 2023 and have the same terms as the existing notes. The notes will have the same ISIN and Common Code number as the existing notes and will trade interchangeably with the existing notes immediately upon settlement. The notes offered hereby and the existing notes previously issued by us will constitute a single series under the indenture dated as of June 16, 2016 (the "indenture"), by and among Bunge Finance Europe B.V., Bunge Limited and U.S. Bank National Association, as trustee (the "Trustee"), for all purposes. Upon issuance of the notes, the aggregate principal amount outstanding of our 1.850% Senior Notes due 2023 will be €            .

Maturity Date	The notes will mature on June 16, 2023.
Interest

The notes will bear interest at the rate of 1.850% per annum. Interest on the notes will accrue from June 16, 2016 and will be payable annually in arrears on June 16, commencing on June 16, 2017. The initial interest payment on June 16, 2017 to holders of record on June 1, 2017 of the notes offered hereby will be the same per note as the interest paid on June 16, 2017 to holders of record on June 1, 2017 of the existing notes. All pre-issuance accrued interest from June 16, 2016 to the date of delivery will be paid by the purchasers of the notes offered hereby.

Ranking	The notes will be unsecured obligations of BFE and will rank equally in right of payment with all other existing and future unsecured and unsubordinated indebtedness of BFE.
Guarantee

All payments on the notes, including principal and interest, will be fully, unconditionally and irrevocably guaranteed by Bunge Limited. Bunge Limited's guarantee will rank equally in right of payment with its other unsecured and unsubordinated indebtedness and guarantees.

Further Issuances	BFE may, without the consent of the holders of the notes, from time to time issue other senior notes, including notes of the same series that have the same ranking as the notes.

Optional Redemption

BFE may elect to redeem and repay any or all of the notes at any time and from time to time prior to maturity, in minimum principal amounts of €100,000 or any integral multiple of €1,000 in excess thereof. If BFE elects to redeem and repay the notes prior to March 16, 2023 (three months prior to the maturity date) (the "Par Call Date"), BFE will pay an amount equal to the greater of 100% of the principal amount of the notes redeemed and repaid, and the sum of the present values of the remaining scheduled payments of principal and interest (at the rate in effect on the date of calculation of the redemption price) on the notes to be redeemed (exclusive of interest accrued but unpaid to the date of redemption) from the date of redemption to the Par Call Date discounted to the date of redemption on an annual basis (as computed using the ACTUAL/ACTUAL (ICMA) payment convention, as defined in the rulebook of the International Capital Markets Association) at the Comparable Government Bond Rate (as defined in "Description of the Notes—Optional Redemption by BFE" in this prospectus supplement) plus 35 basis points. If BFE elects to redeem and repay the notes on or after March 16, 2023 (three months prior to the maturity date), BFE will pay an amount equal to 100% of the principal amount of the notes redeemed and repaid. BFE will pay accrued and unpaid interest on the notes redeemed to the redemption date. See "Description of the Notes—Optional Redemption by BFE" in this prospectus supplement.

Redemption for Changes in Taxes

BFE may elect to redeem the notes as a whole but not in part, at its option, in the event of certain changes in tax law that would require the issuer or the guarantor to pay additional amounts on such notes (as defined in "Description of the Notes—Additional Amounts" in this prospectus supplement) to holders of such notes in respect of withholding taxes that cannot be avoided by taking reasonable measures available to it, at a price equal to 100% of the principal amount of the notes plus accrued and unpaid interest, if any, to the date of redemption. See "Description of the Notes—Redemption for Changes in Taxes" in this prospectus supplement.

Additional Amounts

Subject to certain exceptions and limitations described under the heading "Description of the Notes—Additional Amounts, " BFE or Bunge Limited will pay such additional amounts on the notes as will result in the receipt by the holders of the notes of such amounts as would have been received by them had no withholding or deduction (that is required by law) been required. See "Description of the Notes—Additional Amounts."

Currency of Payments

All payments of interest and principal, including payments made upon any redemption of the notes, will be made in euro. If the euro is unavailable to us due to the imposition of exchange controls or other circumstances beyond our control or if the euro is no longer being used by the then member states of the European Economic and Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the notes will be made in U.S. dollars until the euro is again available to us or so used. See "Risk Factors" and "Description of the Notes—Issuance in Euro" in this prospectus supplement.

Change of Control Offer

Upon the occurrence of a change of control of Bunge Limited that results in the notes no longer having an investment grade credit rating, you will have the right, as holders of the notes, subject to certain exceptions, to require BFE to repurchase some or all of your notes at 101% of their principal amount, plus accrued and unpaid interest, if any. See "Description of Notes—Repurchase at the Option of Holders."

Certain Covenants

The indenture contains covenants that will limit BFE's ability to engage in any transactions other than those allowed under the master trust structure as described in "Description of Master Trust Structure" in the accompanying prospectus. The indenture also contains covenants that will, among other things, limit Bunge Limited's ability, and the ability of certain of its subsidiaries, to:

• incur certain liens;
• engage in sale-leaseback transactions; or
• merge, amalgamate or consolidate or sell all or substantially all of its assets.
These limitations will be subject to a number of important qualifications and exceptions. See "Description of the Notes—Covenants."
Listing

The existing notes have been admitted to listing on the ISE for trading on the Global Exchange Market thereof. We will apply to have the notes admitted to listing on the ISE for trading on Global Exchange Market. If such a listing is obtained, we have no obligation to maintain such listing, and we may delist the notes at any time. Although the underwriters have informed BFE that they currently intend to make a market in the notes, they are not obligated to do so and may discontinue market making at any time without notice. Accordingly, BFE cannot assure you that a liquid market will develop or be maintained.

Use of Proceeds

BFE estimates that it will receive net proceeds of approximately €            million from this offering, after deducting the underwriting discount and estimated offering expenses. BFE currently anticipates using the net proceeds for general corporate purposes, including, but not limited to, the repayment of outstanding indebtedness of Bunge. See "Use of Proceeds."

Denomination and Form

The notes will be issued in minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof. The notes will be represented on issue by the Global Note in registered form, and will be delivered to the Common Safekeeper.

Eurosystem Eligibility

The notes are intended to be held in a manner which will allow Eurosystem eligibility. This simply means that the notes are intended upon issue to be deposited with an ICSD as Common Safekeeper and does not necessarily mean that the notes will be recognized as eligible collateral for Eurosystem monetary policy and intra-day credit operations by the Eurosystem either upon issue or at any or all times during their life. Such recognition will depend upon satisfaction of the Eurosystem eligibility criteria.

Trustee	U.S. Bank National Association
Registrar	Elavon Financial Services DAC
Paying Agent	Elavon Financial Services DAC, UK Branch
Governing Law	The indenture is, and the notes will be, governed by the laws of the State of New York.

        For a more complete description of the terms of the notes, see "Description of the Notes."

Risk Factors

        An investment in notes involves certain risks that a potential investor should carefully evaluate prior to making an investment in the notes. See "Risk Factors" beginning on page S-11 of this prospectus supplement.

RISK FACTORS

        You should read and carefully consider each of the risks and uncertainties described below and the other information in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus before making an investment in the notes.

Risks Relating to Our Business and Industries

        For a discussion of the risks related to our business and industries, see "Item 1A. Risk Factors" in our 2015 Annual Report and in "Item 1A—Risk Factors" in our Quarterly Report, each of which is incorporated by reference herein. See "Incorporation of Certain Documents by Reference."

Risks Relating to this Offering

The notes are effectively subordinated to our secured debt.

        The notes are not secured by any of our assets. Therefore, in the event of our bankruptcy, winding up, liquidation or reorganization, holders of our secured debt will have claims with respect to the assets securing their debt that have priority over your claims as note holders. As of September 30, 2016 we had $55 million of long-term debt and $7 million of current portion of long-term debt that is secured primarily by certain property, plant and equipment having a net carrying value of approximately $83 million. To the extent that the value of the secured assets is insufficient to repay our secured debt, holders of secured debt would be entitled to share in any of our remaining assets equally with you and any other unsecured lenders.

Bunge Limited is a holding company and will depend upon funds from its subsidiaries to meet its obligations under the guarantee of the notes.

        Bunge Limited is a holding company and its only significant assets are its investments in its subsidiaries. As a holding company, Bunge Limited is dependent upon dividends, loans or advances or other intercompany transfers of funds from its subsidiaries to meet its obligations, including its obligations under the guarantee. The ability of certain of its subsidiaries to pay dividends and make other payments to Bunge Limited may be restricted by, among other things, applicable laws, as well as agreements to which those subsidiaries may be party. Therefore, the ability of Bunge Limited to make payments with respect to the guarantee may be limited.

        BFE will invest the net proceeds of the sale of the notes in the master trust which will, in turn, acquire loans made to us and our operating and finance subsidiaries. See "Description of Master Trust Structure" in the accompanying prospectus. Among other things, the master trust structure is intended to allow creditors of BFE, including holders of the notes, to have the benefit of claims on our subsidiaries that are obligated under the intercompany loans which are equal in right of payment to indebtedness owed or payable to third-party creditors of these subsidiaries. To the extent that other creditors or third parties have superior rights of payment with respect to the claims against a particular subsidiary under laws of its jurisdiction or for any other reason, then the claims of the master trust for the benefit of the holders of the notes may be subject to the rights of such other creditors or third parties against the assets and earnings of that subsidiary.

An active trading market for the notes may not develop.

        Although we will apply for the notes to be listed on the ISE for trading on the Global Exchange Market thereof, we cannot provide you with any assurance regarding whether the notes will become or remain listed or whether a trading market for the notes will develop or as to the liquidity or sustainability of any such market, the ability of holders of the notes to sell their notes or the price at which holders may be able to sell their notes. The liquidity of any market for the notes will depend on many factors, including prevailing interest rates, our financial performance, developments in the industries in which we conduct business and changes in the overall market for investment grade securities. The listing application will be subject to approval by the ISE. If such a listing is obtained, we have no obligation to maintain such listing, and we may delist the notes at any time. The underwriters have advised us that they currently intend to make a market in the notes. However, the underwriters are not obligated to do so, and any market-making with respect to the notes may be discontinued at any time without notice. If no active trading market develops, you may not be able to resell your notes at their fair market value or at all.

Changes in our credit ratings may adversely affect your investment in the notes.

        The major debt rating agencies routinely evaluate our debt. These ratings are not recommendations to purchase, hold or sell the notes, inasmuch as the ratings do not comment as to market price or suitability for a particular investor, are limited in scope, and do not address all material risks relating to an investment in the notes, but rather reflect only the view of each rating agency at the time the rating is issued. The ratings are based on current information furnished to the ratings agencies by us and information obtained by the ratings agencies from other sources. An explanation of the significance of such rating may be obtained from such rating agency. There can be no assurance that such credit ratings will remain in effect for any given period of time or that such ratings will not be lowered, suspended or withdrawn entirely by the rating agencies, if, in each rating agency's judgment, circumstances so warrant. Actual or anticipated changes or downgrades in our credit ratings, including any announcement that our ratings are under further review for a downgrade, could affect the market value and liquidity of the notes and increase our corporate borrowing costs.

We may not be able to repurchase the notes upon a change of control.

        Upon the occurrence of specific kinds of change of control events which result in the notes having a rating below investment grade by each of Moody's, Fitch and S&P's, we will be required to offer to repurchase all outstanding notes at 101% of their principal amount plus accrued and unpaid interest. The source of funds for any such purchase of the notes will be our available cash or cash generated from our operations or other sources, including borrowings, sales of assets or sales of equity. We may not be able to repurchase the notes upon such an event because we may not have sufficient financial resources to purchase all of the notes that are tendered upon a change of control. In addition, the terms of our other indebtedness, including the indebtedness of our subsidiaries, may restrict us from repurchasing the notes upon a change of control. Accordingly, we may not be able to satisfy our obligation to purchase the notes unless we are able to refinance certain indebtedness or obtain waivers from certain lenders. Our failure to repurchase the notes upon a change of control would cause a default under the indenture governing the notes and a cross default under the terms of our other indebtedness. Certain of our other indebtedness also provides that specific kinds of change of control events would be a default that would permit lenders to accelerate the maturity of borrowings thereunder.

Bunge Limited is a Bermuda exempted company and it may be difficult for you to enforce judgments against us or our directors and executive officers.

        Several of Bunge Limited's directors and some of the named experts referred to in this prospectus are not residents of the United States, and a substantial portion of our assets are located outside the United States. As a result, it may be difficult to effect service of process on those persons in the United States or to enforce in the United States judgments obtained in U.S. courts against us or those persons based on the civil liability provisions of the U.S. securities laws. It is doubtful whether courts in Bermuda will enforce judgments obtained in other jurisdictions, including the United States, against

Bunge Limited's directors or officers under the securities laws of those jurisdictions or entertain actions in Bermuda against us or our directors or officers under the securities laws of other jurisdictions.

BFE is a company incorporated under the laws of the Netherlands and it may be difficult for you to enforce judgments against us.

        As BFE is a company incorporated under the laws of the Netherlands, and there is no treaty between the United States and The Netherlands providing for the reciprocal recognition and enforcement of judgments (other than arbitration awards in civic and commercial matters), a judgment rendered by a court in the United States will not be recognized and enforced by the Dutch courts. However, if a person has obtained a final and conclusive judgment for the payment of money based on civil liability rendered by a U.S. court which is enforceable in the United States (a "foreign judgment") and files his claim with the competent Dutch court, the Dutch court will generally give binding effect to the foreign judgment insofar as it finds that the jurisdiction of the U.S. court has been based on grounds which are internationally acceptable and that proper legal procedures have been observed and unless the foreign judgment contravenes Dutch public policy.

Insolvency laws of jurisdictions outside of the U.S. may preclude holders of the notes from recovering payments due on the notes.

        BFE is organized under the laws of The Netherlands. The insolvency laws of The Netherlands may not be as favorable to your interests as creditors as the laws of the U.S. or other jurisdictions with which you may be familiar.

An investment in the notes by a purchaser whose home currency is not euro entails significant risks.

        The initial investors in the notes will be required to pay for the notes in euro. Neither we, the trustee for the notes, nor the underwriters will be obligated to assist the initial investors in obtaining euro or in converting other currencies into euro to facilitate the payment of the purchase price for the notes.

        All payments of interest on and the principal of the notes and any redemption payment for the notes will be made in euro. An investment in the notes by a purchaser whose home currency is not euro entails significant risks. These risks include the possibility of significant changes in rates of exchange between the holder's home currency and euro and the possibility of the imposition or subsequent modification of foreign exchange controls. These risks generally depend on factors over which we have no control, such as economic, financial and political events and the supply of and demand for the relevant currencies. In the past, rates of exchange between euro and certain currencies have been highly volatile, and each holder should be aware that volatility may occur in the future. Fluctuations in any particular exchange rate that have occurred in the past, however, are not necessarily indicative of fluctuations in the rate that may occur during the term of the notes. Depreciation of the euro against the holder's home currency would result in a decrease in the effective yield of the notes below its coupon rate and, in certain circumstances, could result in a loss to the holder.

The notes permit us to make payments in U.S. dollars if we are unable to obtain euro.

        If the euro is unavailable to us due to the imposition of exchange controls or other circumstances beyond our control or if the euro is no longer being used by the then member states of the European Economic and Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the notes will be made in U.S. dollars until the euro is again available to us or so used. The amount payable on any date in euro will be converted into U.S. dollars on the basis of the then most recently available market exchange rate for euro, as the case may be. Any payment in respect of the notes so made in U.S. dollars will not constitute an event of default under the notes or the indenture governing the notes.

In a lawsuit for payment on the notes, an investor may bear currency exchange risk.

        The indenture and the notes will be governed by the laws of the State of New York. Under New York law, a New York state court rendering a judgment on the notes would be required to render the judgment in euro.

        However, the judgment would be converted into U.S. dollars at the exchange rate prevailing on the date of entry of the judgment. Consequently, in a lawsuit for payment on the notes, investors would bear currency exchange risk until a New York state court judgment is entered, which could be a long time. A federal court sitting in New York with diversity jurisdiction over a dispute arising in connection with the notes would apply the foregoing New York law.

        In courts outside of New York, investors may not be able to obtain a judgment in a currency other than U.S. dollars. For example, a judgment for money in an action based on the notes in many other U.S. federal or state courts ordinarily would be enforced in the United States only in U.S. dollars. The date used to determine the rate of conversion of euro into U.S. dollars would depend upon various factors, including which court renders the judgment and when the judgment is rendered.

Trading in the clearing systems is subject to minimum denomination requirements.

        The terms of the notes provide that notes will be issued with a minimum denomination of €100,000 and multiples of €1,000 in excess thereof. It is possible that the clearing systems may process trades which could result in amounts being held in denominations smaller than the minimum denominations. If definitive notes are required to be issued in relation to such notes in accordance with the provisions of the relevant Global Note, a holder who does not have the minimum denomination or any integral multiple of €1,000 in excess thereof in its account with the relevant clearing system at the relevant time may not receive all of its entitlement in the form of definitive notes unless and until such time as its holding satisfies the minimum denomination requirement.

The Global Note is held by or on behalf of Euroclear and Clearstream and, therefore, investors will have to rely on their procedures for transfer, payment and communication with us.

        The notes will be represented by a Global Note which will be held under the NSS with a Common Safekeeper for Euroclear and Clearstream. Except in certain limited circumstances described in the Global Note, investors will not be entitled to receive definitive notes in exchange for interests in the Global Note. While the notes are represented by the Global Note, investors will be able to trade their beneficial interests only through Euroclear and Clearstream.

        We will discharge our payment obligations under the notes by making payments to or to the order of the Common Safekeeper for Euroclear and Clearstream for distribution to their accountholders. A holder of a beneficial interest in a Global Note must rely on the procedures of Euroclear and Clearstream to receive payments under the notes. We have no responsibility or liability for the records relating to, or payments made in respect of, beneficial interests in the Global Note.

        Holders of beneficial interests in the Global Note will not have a direct right to vote in respect of the notes. Instead, such holders will be permitted to act directly only to the extent that they are enabled in accordance with the procedures of Euroclear and Clearstream to appoint appropriate proxies.

USE OF PROCEEDS

        We estimate that we will receive net proceeds of approximately €             million from this offering, after deducting the underwriting discount and the estimated offering expenses payable by us.

        We intend to use the net proceeds from this offering for general corporate purposes, including, but not limited to, the repayment of outstanding indebtedness, which includes indebtedness under our revolving credit facilities. Affiliates of certain of the underwriters are lenders under our revolving credit facilities and, accordingly, may receive proceeds from this offering. See "Underwriting."

        At September 30, 2016, our revolving credit facilities bear interest at LIBOR plus a margin ranging from 0.55% to 1.30% per annum and we had no commercial paper outstanding. The revolving credit facilities mature between 2018 and 2019. See "Summary—Intercompany Financing Structure" for more information.

CAPITALIZATION

        The following table sets forth our cash and cash equivalents and capitalization as of September 30, 2016 on an actual basis and on an as adjusted basis to give effect to this offering and the application of the net proceeds from the sale of the notes, as described under "Use of Proceeds."

        This table should be read in conjunction with "Use of Proceeds" and "Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations" and our unaudited consolidated financial statements included in our Quarterly Report. See "Incorporation of Certain Documents by Reference."

	As of September 30, 2016
	Actual	As Adjusted
	(in millions, except share data)
Cash and cash equivalents	$297	$

Debt:
Short-term debt, including current portion of long-term debt	$1,330	$

Long-term debt:
Secured	62
Unsecured	942
5.90% Senior Notes due 2017	250
3.20% Senior Notes due 2017	600
8.50% Senior Notes due 2019	600
3.50% Senior Notes due 2020	497
1.850% Senior Notes due 2023—Euro	665
3.250% Senior Notes due 2026	694
Notes offered hereby	—

Subtotal	4,310	$

Less: Current portion of long-term debt	(863)

Total long-term debt	3,447	$

Equity:
Preference shares, par value $0.01; authorized—21,000,000 shares 4.875% cumulative convertible perpetual preference shares, par value $0.01; authorized, issued and outstanding: —6,900,000 shares (liquidation preference $100 per share)	690
Common shares, par value $0.01; authorized—400,000,000 shares; issued and outstanding: —139,452,776 shares	1
Additional paid-in capital	5,133
Retained earnings	8,004
Accumulated other comprehensive income (loss)	(5,825)
Treasury shares, at cost—12,882,313 shares	(920)

Total Bunge shareholders' equity	7,083
Noncontrolling interests	194

Total equity	7,277

Total capitalization	$11,860	$

DESCRIPTION OF THE NOTES

        The notes will be issued under an indenture dated as of June 16, 2016, among Bunge Finance Europe B.V. ("BFE"), as issuer, Bunge Limited, as guarantor, and U.S. Bank National Association, a national banking corporation with trust powers, as trustee. The terms of the notes include those expressly set forth in the indenture and those made part of the indenture by reference to the U.S. Trust Indenture Act of 1939, as amended.

        BFE is a 100%-owned indirect subsidiary of Bunge Limited. There are no restrictions on the ability of BFE to transfer funds to Bunge Limited.

        BFE will issue €        aggregate principal amount of additional 1.850% Senior Notes due 2023 (the "new notes") under the indenture pursuant to which BFE issued €600,000,000 aggregate principal amount of its 1.850% Senior Notes due 2023 (the "existing notes"). The new notes offered hereby constitute an additional issuance of our outstanding existing notes and will have identical terms and conditions and the same ISIN and Common Code number as the existing notes, will trade interchangeably with the existing notes immediately upon settlement and will constitute a single series under the indenture for all purposes. Upon issuance of the new notes, the aggregate principal amount outstanding of our 1.850% Senior Notes due 2023 will be €        .

        We may in the future, subject to applicable law, issue an unlimited principal amount of additional notes having identical terms and conditions as the existing notes (the "subsequent notes"). The existing notes, the new notes and any subsequent notes will be treated as a single class for all purposes under the indenture, including, without limitation, with respect to waivers, amendments, redemptions and offers to purchase. See "—Further Issuances." Unless the context requires otherwise, references in this "Description of the Notes" to the "notes" include the existing notes and the new notes and any subsequent notes that are issued.

        This description of the notes is intended to be a useful overview of the material provisions of the notes, the guarantee and the indenture. Because this description is only a summary, you should refer to the indenture for a complete description of BFE's and Bunge Limited's obligations and your rights. A copy of the indenture is available for inspection during normal business hours at the offices of the trustee.

        Certain terms used in this description of the notes are set forth under "—Defined Terms."

General

The Notes

        The notes:

  •
  will constitute debt securities issued under the indenture;

  •
  will mature on June 16, 2023;

  •
  will not be convertible into any other security or have the benefit of any sinking fund;

  •
  will rank equally in right of payment with all other existing and future unsecured and unsubordinated indebtedness of BFE;

  •
  will be fully, unconditionally and irrevocably guaranteed by Bunge Limited, which guarantee will rank equally in right of payment with all other existing and future unsecured and unsubordinated indebtedness and obligations of Bunge Limited;

  •
  will be issued in denominations of €100,000 and integral multiples of €1,000 in excess thereof; and

  •
  will be represented by one or more registered notes in global form, but in certain limited circumstances may be represented by notes in definitive form. See "—Book-Entry, Delivery and Form."

Interest

        Interest on the notes will:

  •
  accrue at a rate of 1.850% per annum;

  •
  accrue from June 16, 2016;

  •
  be payable in cash annually in arrears on June 16 of each year, commencing on June 16, 2017;

  •
  be payable to the holders of record on June 1 immediately preceding the relevant interest payment date; and

  •
  be computed on an annual basis (as computed using the ACTUAL/ACTUAL (ICMA) payment convention, as defined in the rulebook of the International Capital Markets Association).

Payment and Transfer

        Principal of, premium, if any, and interest on the notes will be payable, and the notes may be exchanged or transferred, at the office or agency maintained by BFE for such purpose which initially will be the office of the Paying Agent, Elavon Financial Services DAC, UK Branch, 125 Old Broad Street, Fifth Floor, London, EC2N 1AR, United Kingdom. Payment of principal of, premium, if any, and interest on notes in global form registered in the name of a nominee of the Common Safekeeper will be made in immediately available funds to the ICSDs or to the nominee of the Common Safekeeper, as the case may be, as the registered holder of such global note. If any of the notes are no longer represented by global notes, payment of interest on the notes in definitive form may, at the option of BFE, be made by check mailed directly to holders at their registered addresses.

        A holder may transfer or exchange notes in definitive form at the same location given in the preceding paragraph. No service charge will be made for any registration of transfer or exchange of notes, but BFE or Bunge Limited may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith. BFE is not required to transfer or exchange any note selected for redemption for a period of 15 days before a selection of notes to be redeemed.

        The registered holder of a note will be treated as the owner of it for all purposes.

        All amounts of principal of, premium, if any, or interest on the notes paid by BFE that remain unclaimed two years after such payment was due and payable will be repaid to BFE and the holders of such notes will thereafter look solely to BFE for payment.

Optional Redemption by BFE

        Prior to the Par Call Date, the notes will be redeemable at the option of BFE, at any time in whole, or from time to time in part, upon not less than 30 and not more than 60 days' notice mailed to each holder of notes at the holder's address appearing in the note register, at a redemption price equal to the greater of:

  •
  100% of the principal amount of the notes to be redeemed; and

  •
  the sum of the present values of the remaining scheduled payments of principal and interest (at the rate in effect on the date of calculation of the redemption price) on the notes to be redeemed (exclusive of interest accrued but unpaid to the date of redemption) from the date of redemption to the Par Call Date discounted to the date of redemption on an annual, ACTUAL/ACTUAL basis (in accordance with the rules of the International Capital Markets Association)) at the applicable Comparable Government Bond Rate (as defined below) plus 35 basis points (such greater amount, the "Make-Whole Redemption Price"), in each case, plus accrued and unpaid interest, if any, to the date of redemption.

        On and after the Par Call Date, the notes will be redeemable at the option of BFE, in whole at any time or in part from time to time, on at least 30 days' but not more than 60 days' prior notice mailed to the registered address of each holder of notes to be so redeemed, at a redemption price equal to 100% of the principal amount of the notes to be redeemed (the "Par Call Redemption Price" and, together with the Make-Whole Redemption Price, the "Redemption Price") plus accrued and unpaid interest on the notes to be redeemed to the date of redemption.

        Notes called for redemption will become due on the date fixed for redemption, but such redemption may be subject to one or more conditions precedent. Notices of redemption will be mailed by first-class mail at least 30 but not more than 60 days before the date fixed for redemption to each noteholder at its registered address. The notice will state any conditions applicable to a redemption and the amount of notes to be redeemed. On and after the date fixed for redemption, interest will cease to accrue on any redeemed notes. If less than all the notes are redeemed at any time, the trustee will select the notes to be redeemed on a pro rata basis or by any other method the trustee deems fair and appropriate in accordance with the depositary's procedures.

        In the case of any partial redemption, selection of the notes for redemption will be made by the Trustee in compliance with the requirements of the principal stock exchange, if any, on which the notes are listed or, if the notes are not listed, then on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate, although no notes of €100,000 in original principal amount or less will be redeemed in part. If any note is to be redeemed in part only, the notice of redemption relating to such note shall state the portion of the principal amount thereof to be redeemed. A new note in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original note. On and after the Redemption Date, interest will cease to accrue on notes or portions thereof called for redemption as long as the Company has deposited with the Paying Agent funds in satisfaction of the applicable Redemption Price pursuant to the Indenture.

Repurchase at the Option of Holders

        In the event that a Change of Control Triggering Event occurs, unless BFE has irrevocably exercised its right to redeem the notes without such redemption being subject to any conditions precedent as described in "—Optional Redemption by BFE," holders will have the right, at such holder's option, subject to the terms and conditions of the indenture, to require BFE to purchase for cash any or all of such holder's notes in integral multiples of €1,000 original principal amount. BFE will make an offer to purchase all the notes (the "Change of Control Offer") at a price equal to 101% of the aggregate principal amount of the notes to be purchased plus accrued and unpaid interest to, but excluding, the date the notes are purchased, if any, subject to the right of holders of the notes of record on the relevant record date to receive interest due on the relevant interest payment date (the "Change of Control Payment").

        Within 60 days following any Change of Control Triggering Event, BFE will send notice of such Change of Control Offer by first-class mail, with a copy to the trustee, to each holder of notes to the address of such holder appearing in the security register or otherwise in accordance with the procedures of the ICSDs with a copy to the trustee, with the following information:

  •
  that the Change of Control Offer is being made pursuant to the provisions of the indenture and that all notes properly tendered pursuant to such Change of Control Offer will be accepted for payment by BFE;

  •
  the date of the Change of Control Triggering Event;

  •
  the date, which will be no earlier than 30 days and no later than 60 days after the date the notice of the occurrence of the Change of Control Triggering Event is mailed, by which BFE must purchase the notes (the "Change of Control Payment Date");

  •
  the price that BFE must pay for the notes it is obligated to purchase;

  •
  the name and address of the trustee;

  •
  that any note not properly tendered will remain outstanding and continue to accrue interest;

  •
  that unless BFE defaults in the payment of the Change of Control Payment, all notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on the Change of Control Payment Date;

  •
  the procedures for surrendering notes to the paying agent for payment; and

  •
  the procedures by which a holder may withdraw such a tender after it is given.

        On the Change of Control Payment Date, BFE will be obligated, to the extent lawful, to:

  •
  accept for payment all notes or portions of notes properly tendered (subject to minimum denomination requirements);

  •
  deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered; and

  •
  deliver or cause to be delivered to the trustee the notes properly accepted together with an officers' certificate stating the aggregate principal amount of notes or portions of notes being purchased.

        In connection with any purchase of notes after a Change of Control Triggering Event, BFE will comply with all federal and state securities laws, including, specifically, Rule 13e-4, if applicable, under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and any related Schedule 13E-4 required to be submitted under that rule.

        BFE will not purchase any notes if there has occurred and is continuing to occur on the Change of Control Payment Date an event of default under the indenture, other than a default in payment of the purchase price payable for the notes upon a Change of Control Triggering Event. Current and future agreements relating to indebtedness to which Bunge Limited and its subsidiaries are, and may become, party may restrict BFE from purchasing notes upon a Change of Control Triggering Event. If a Change of Control Triggering Event occurs at a time when BFE is prohibited from purchasing the notes, Bunge Limited could seek the consent of lenders to permit the purchase of the notes or could attempt to refinance the borrowings that contain such a prohibition. If Bunge Limited does not obtain such consent or refinance such borrowings, BFE will remain prohibited from purchasing the notes. In addition, certain indebtedness to which Bunge Limited and its subsidiaries are party currently provide, and may in the future also provide, that certain change of control events with respect to Bunge Limited would constitute a default thereunder (including events that would constitute a Change of Control Triggering Event under the indenture). If Bunge Limited experiences a change of control that triggers a default under the terms of Bunge Limited's or its subsidiaries' other indebtedness, Bunge Limited could seek a waiver of such default or seek to refinance such other indebtedness. In the event Bunge Limited does not obtain such a waiver or refinance the indebtedness, such default could result in amounts outstanding under such other indebtedness being declared due and payable.

        BFE's ability to pay cash to the holders of notes following the occurrence of a Change of Control Triggering Event may be limited by Bunge Limited's then-existing financial resources. Therefore, sufficient funds may not be available when necessary to make any required repurchases. The Change of Control purchase feature of the notes may in certain circumstances make more difficult or discourage a sale or takeover of Bunge Limited. Bunge Limited has no present intention to engage in a transaction involving a Change of Control, although it is possible that it could decide to do so in the future. Subject to the limitations discussed below, Bunge Limited could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the indenture, but that could affect its capital structure or credit ratings.

        BFE will not be required to make a Change of Control Offer following a Change of Control Triggering Event if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by BFE and purchases all notes validly tendered and not withdrawn under such Change of Control Offer. Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control Triggering Event, conditional upon such Change of Control Triggering Event, if a definitive agreement is in place for the Change of Control at the time of the making of the Change of Control Offer.

        The definition of "Change of Control" includes a disposition of all or substantially all of the assets of Bunge Limited to any person. Although there is a limited body of case law interpreting the phrase "all or substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of "all or substantially all" of the assets of Bunge Limited. As a result, it may be unclear whether a Change of Control has occurred and whether a holder of notes may require BFE to make an offer to repurchase the notes as described above. The provisions under the indenture relating to BFE's obligation to make an offer to repurchase the notes as a result of a Change of Control Triggering Event may be waived or modified with the written consent of the holders of a majority in principal amount of the notes.

Redemption for Changes in Taxes

        The notes may be redeemed as a whole but not in part, at the option of BFE at any time prior to maturity, upon the giving of a notice of tax redemption to the holders, if BFE determines that, as a result of:

  •
  any change in or amendment to the laws, or any regulations or rulings promulgated under the laws of a Relevant Jurisdiction, as defined below, or of any political subdivision or taxing authority of or in a Relevant Jurisdiction affecting taxation, or

  •
  any change in official position regarding the application, interpretation or administration of the laws, regulations or rulings referred to above,

which change or amendment becomes effective or, in the case of a change in official position, is announced on or after the Original Issue Date or on or after the date a successor assumes the obligation under the note or the guarantee, BFE or Bunge Limited is or will become obligated to pay additional amounts with respect to the notes or the guarantee, as the case may be, as described below under "—Additional Amounts;" provided such obligation cannot be avoided by BFE or Bunge Limited, as the case may be, taking reasonable measures available to it.

        The redemption price will be equal to 100% of the principal amount of the notes plus accrued and unpaid interest to the date fixed for redemption. The notice of tax redemption will be given not less than 30 nor more than 60 days prior to the date fixed for redemption, in accordance with the indenture, and not earlier than 90 days prior to the earliest date on which BFE or as the case may be, Bunge Limited, would be obligated to pay such additional amounts if a payment in respect of the notes were actually due on such date and, at the time such notification of redemption is given, such obligation to pay such additional amounts remains in effect.

        Prior to giving the notice of a tax redemption, BFE will deliver to the trustee, with a copy to the paying agent:

  •
  a certificate signed by a duly authorized officer stating that the conditions precedent to the right of BFE to so redeem have occurred; and

  •
  an opinion of independent legal counsel of recognized standing to the effect that BFE or Bunge Limited is or would be obligated to pay additional amounts as a result of a change in tax law.

        The trustee will accept such certificate and opinion as sufficient evidence of the conditions precedent as described above absent manifest error, in which event it will be conclusive and binding on all holders of the notes.

        The term Relevant Jurisdiction as used herein means any jurisdiction in which BFE or Bunge Limited (or a successor to either entity as issuer or guarantor) is incorporated or resident for tax purposes or any department or political subdivision thereof or therein.

Further Issuances

        BFE may from time to time, without the consent of existing noteholders, create and issue additional notes having the same terms and conditions as the notes in all respects, except for issue date, issue price and first payment of interest of such notes. Additional notes issued in this manner will be consolidated with and will form a single series with the previously outstanding notes; provided that if the additional notes are not fungible with the previously outstanding notes for U.S. federal income tax purposes, the additional notes will have a separate CUSIP number, Common Code, ISIN number and/or any other identifying number.

Guarantee

        Bunge Limited will fully, unconditionally and irrevocably guarantee to each holder and the trustee the full and prompt payment of principal of, premium, if any, and interest on the new notes, when and as the same become due and payable, whether at maturity, upon redemption or repurchase, by declaration of acceleration or otherwise, including any additional amounts required to be paid in connection with certain taxes, and continues to so guarantee the existing notes. Any obligation of Bunge Limited to make a payment may be satisfied by causing BFE to make such payment.

Ranking

        The notes will be unsecured and unsubordinated indebtedness of BFE and will rank equally in right of payment with all other existing and future unsecured and unsubordinated indebtedness of BFE.

        The guarantee will be an unsecured and unsubordinated obligation of Bunge Limited and will rank equally in right of payment with all other existing and future unsecured and unsubordinated indebtedness and obligations of Bunge Limited. The guarantee will effectively rank junior in right of payment to any secured indebtedness of Bunge Limited to the extent of the assets securing such indebtedness and to all indebtedness and other liabilities of its subsidiaries.

Additional Amounts

        BFE will and, in the event that payments are required to be made by Bunge Limited pursuant to its obligations under the guarantee, Bunge Limited will pay to the holder of any note such additional amounts as may be necessary so that the net amounts received in respect of such payments, after deducting or withholding for or on account of any present or future tax, duty, assessment or other similar governmental charge duly imposed by the Netherlands or Bermuda, as applicable, will equal the amount that would have been received in respect of such payments in the absence of such deduction or withholding. BFE or Bunge Limited will not be required, however, to make any payment of additional amounts for or on account of any such tax imposed by reason of (i) the holder or beneficial owner of a note having some present or former connection with the Netherlands or Bermuda, as applicable, other than solely its participation as holder or beneficial owner of a note, (ii) any tax, assessment or other governmental charge that is payable other than by withholding or deduction from payments on or in respect of any note, (iii) the failure of the holder or beneficial owner of a note, following written request by BFE or Bunge Limited to the holder or beneficial owner, to comply with any certification, identification, information or other reporting requirements, but only to the extent the holder or beneficial owner is legally entitled to do so, (iv) sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (the "Code"), any regulations promulgated thereunder, any official interpretations thereof, any similar law or regulation adopted pursuant to an intergovernmental agreement between a non-U.S. holder's jurisdiction and the United States with respect to the foregoing or any agreements entered into pursuant to Section 1471(b)(1) of the Code; or (v) any combination of items (i) through (iv) above.

Covenants

        The indenture contains covenants that will impose limitations and restrictions on BFE and also sets forth covenants which will be applicable to Bunge Limited and certain of its subsidiaries. This section summarizes the material covenants of BFE and Bunge Limited in the indenture.

Limitations and Restrictions on BFE

        The indenture limits and restricts BFE from taking the following actions or engaging in the following activities or transactions:

  •
  engaging in any business or entering into, or being a party to, any transaction or agreement except for:

  •
  the issuance and sale of the notes;

  •
  the incurrence of other indebtedness ranking equal in right of payment with the notes;

  •
  the entering into of Hedge Agreements relating to the notes or such other indebtedness having a notional amount not exceeding the aggregate principal amount of the notes and such other indebtedness outstanding; and

  •
  the use of the net proceeds from the issuance of the notes or such other indebtedness to either make intercompany loans to the Bunge master trust as described under "Summary—Intercompany Financing Structure" in this prospectus supplement and under "Description of Master Trust Structure" in the accompanying prospectus, repay the notes or other indebtedness that is equal in right of payment on the notes or to pay expenses incurred therewith;

  •
  acquiring or owning any subsidiaries or other assets or properties, except an interest in intercompany loans as described under "Description of Master Trust Structure" in the accompanying prospectus, Hedge Agreements relating to its indebtedness and instruments evidencing interests in the foregoing;

  •
  incurring any Indebtedness which ranks senior in right of payment to the notes;

  •
  creating, assuming, incurring or suffering to exist any Lien, other than Company Permitted Liens, upon any Property (it being understood, for the avoidance of doubt, that BFE may not create, assume, incur or suffer to exist any Lien, including any Lien which would otherwise constitute a Permitted Lien, in the case of Bunge Limited or any Restricted Subsidiary, other than Company Permitted Liens);

  •
  entering into any consolidation, merger, amalgamation, joint venture, syndicate or other form of combination with any person, or selling, leasing, conveying or otherwise disposing of any of its assets or receivables; and

  •
  amending, supplementing, waiving or otherwise modifying certain specified provisions of the documents relating to BFE's rights or benefits under the master trust without the written consent of the holders of a majority in principal amount of the notes then outstanding. Modifications requiring consent include, without limitation, those that would subordinate the rights of the series 2003-1 variable funding certificate (in which BFE will invest the proceeds of the notes offered hereby) relative to any other series, reduce or delay distributions to be made by the master trust, change how BFE's interest in the assets of the master trust is calculated, result in a default or event of default under the indenture or terminate the master trust with respect to less than all of the then outstanding series issued by the master trust. The master trust may, however, be terminated at any time with respect to all series then outstanding without the consent of the holders of the notes.

Limitation on Liens

        The indenture provides that Bunge Limited will not, and will not permit any Restricted Subsidiary to, create, assume, incur or suffer to exist any Lien, other than Permitted Liens, upon any Restricted Property or upon any shares of stock or Indebtedness of any Restricted Subsidiary, to secure any Indebtedness incurred or guaranteed by Bunge Limited or any Restricted Subsidiary (other than the notes), unless all of the outstanding notes and the guarantee are secured equally and ratably with, or prior to, such Indebtedness so long as such Indebtedness shall be so secured.

Restriction on Sale-Leasebacks

        The indenture provides that Bunge Limited will not, and will not permit any Restricted Subsidiary to, engage in the sale or transfer by it of any Restricted Property to a person (other than Bunge Limited or a Restricted Subsidiary) and the taking back by Bunge Limited or any Restricted Subsidiary, as the case may be, of a lease of such Restricted Property (a "sale-leaseback transaction"), unless:

  (1)
  the sale-leaseback transaction occurs within six months from the date of the acquisition of the subject Restricted Property or the date of the completion of construction or commencement of full operations of such Restricted Property, whichever is later; or

  (2)
  the sale-leaseback transaction is between Bunge Limited and a Restricted Subsidiary of Bunge Limited, or between Restricted Subsidiaries of Bunge Limited; or

  (3)
  the sale-leaseback transaction involves a lease for a period, including renewals, of not more than three years; or

  (4)
  the sale-leaseback transaction constitutes a Permitted Lien for the purposes of "—Limitation on Liens;" or

  (5)
  Bunge Limited or such Restricted Subsidiary, within a one-year period after such sale-leaseback transaction, (a) applies or causes to be applied an amount not less than the Attributable Indebtedness from such sale-leaseback transaction to the prepayment, repayment, redemption, reduction or retirement of any debt of Bunge Limited or any Subsidiary having a maturity of more than one year that is not subordinated to the notes, or (b) enters into a bona fide commitment to expend an amount not less than the Attributable Indebtedness for such sale-leaseback transaction during such one-year period to the acquisition, construction or development of other similar Property.

Exception to Limitation on Liens and Restriction on Sale-Leasebacks

        Notwithstanding the foregoing restrictions on Liens (other than a Permitted Lien) and sale-leaseback transactions, the indenture provides that Bunge Limited may, and may permit any Restricted Subsidiary to, create, assume, incur or suffer to exist any Lien (other than a Permitted Lien) upon any Restricted Property or the shares of stock or Indebtedness of any Restricted Subsidiary to secure Indebtedness incurred or guaranteed by Bunge Limited or any Restricted Subsidiary (other than the notes) or effect any sale-leaseback transaction of a Restricted Property that is not excepted by clauses (1) through (5), inclusive, of the first paragraph under "—Restriction on Sale-Leasebacks," without equally and ratably securing the notes or the guarantee; provided that, after giving effect thereto, the aggregate principal amount of outstanding Indebtedness (other than the notes) secured by such Liens (other than Permitted Liens) upon Restricted Property and the shares of stock or Indebtedness of any Restricted Subsidiary plus the Attributable Indebtedness from sale-leaseback transactions of Restricted Property not so excepted do not exceed 20% of its Consolidated Net Tangible Assets.

        In summary, and for the avoidance of doubt, BFE is prohibited from creating, assuming, incurring or suffering to exist any Lien, except for Company Permitted Liens, upon any Property whatsoever. Otherwise, only Bunge Limited and Restricted Subsidiaries are subject to any restrictions on Liens and sale-leaseback transactions.

Consolidation, Merger, Amalgamation and Sale of Assets

        The indenture provides that Bunge Limited may consolidate with or merge or amalgamate with or into, or sell, lease or convey all or substantially all of its assets to, another person only if:

  (1)
  the successor or continuing company is either Bunge Limited or is a person organized under the laws of Bermuda, the United States, any state thereof or the District of Columbia, any full member state of the European Union, Canada, Australia or Switzerland and assumes by supplemental indenture all of Bunge Limited's obligations under the indenture and the guarantee; and

  (2)
  immediately after giving effect to the transaction, no event of default under the indenture, or event which with notice or lapse of time would be an event of default under the indenture, has occurred and is continuing.

        If Bunge Limited engages in one of the transactions described above and complies with the conditions listed above, the successor will be substituted for Bunge Limited for the purposes of the indenture with the same effect as if it and not Bunge Limited had been an original party to the indenture. Thereafter, the successor may exercise the rights and powers of Bunge Limited under the indenture. However, in the case of a lease of all or substantially all its assets, Bunge Limited will not be released from the obligation to pay the principal of, premium, if any, and interest on the notes (including additional amounts).

        In the event that Bunge Limited consolidates with or merges or amalgamates with or into, or sells, leases or conveys all or substantially all of its assets to, another person and the successor is a person organized under the laws of a full member state of the European Union, Canada, Australia or Switzerland, Bunge Limited and the successor or continuing company will, as a condition to such consolidation, merger, amalgamation or sale, lease or conveyance of assets, comply with the following additional requirements:

  •
  enter into a supplemental indenture with the trustee providing for full, unconditional and irrevocable indemnification of the holders of the notes and the trustee against any tax or duty of whatever nature (other than any tax imposed by reason of the holder having a connection to any such jurisdiction other than as a holder of a note) which is incurred or otherwise suffered by the trustee or such holders with respect to the notes and which would not have been incurred or otherwise suffered in the absence of such consolidation, merger, amalgamation or sale, lease or conveyance of assets; and

  •
  deliver to the trustee legal opinions of independent legal counsel of recognized standing in New York and the applicable member state of the European Union, Canada, Australia or Switzerland under whose laws the successor or continuing company is organized, to the effect that the obligations of the successor with respect to the indenture or the guarantee, as applicable, are legal, valid, binding and enforceable in accordance with their terms.

        In addition, the indenture provides that Bunge Limited will not permit any Subsidiary to consolidate with or merge or amalgamate with or into, or sell, lease or convey all or substantially all of its assets to, any person unless:

  •
  such transaction is a merger or amalgamation of a Subsidiary into, or a consolidation of a Subsidiary with, Bunge Limited (so long as Bunge Limited is the surviving or continuing entity) or another Subsidiary or the sale, lease or conveyance by a Subsidiary of all or substantially all of its property to Bunge Limited or another Subsidiary; or

  •
  such transaction is the merger or amalgamation of a Subsidiary with or into, the consolidation of a Subsidiary with, or the sale, lease or conveyance by a Subsidiary of all or substantially all of its property to, another person (provided that such person is not an affiliate), so long as immediately prior to, and after giving effect to, the transaction, no default or event of default exists or would exist.

        Notwithstanding the foregoing sentence, BFE may not be party to, or the subject of, any consolidation, merger, amalgamation or sale of assets.

Events of Default

        Each of the following will be an event of default under the indenture:

  (1)
  the default in any payment of interest on any note when due, continued for 30 days;

  (2)
  the default in the payment of principal of, or premium, if any, on, any note when due at its stated maturity, upon optional redemption or otherwise, upon declaration of acceleration or otherwise;

  (3)
  the failure by BFE or Bunge Limited to comply for 60 days after written notice with its other agreements contained in the indenture;

  (4)
  the failure of BFE, Bunge Limited, a Designated Obligor or a Material Subsidiary (a) to pay the principal of any indebtedness for borrowed money, including obligations evidenced by any mortgage, indenture, bond, debenture, note, guarantee or other similar instruments on the scheduled or original date due, (b) to pay interest on any such indebtedness beyond any provided grace period or (c) to observe or perform any agreement or condition relating to such indebtedness, that has caused or permit the holder or beneficiary of such indebtedness to cause, with the giving of notice, if required, such indebtedness to become due prior to its stated maturity, and such acceleration has not been cured within 15 days after notice of acceleration; provided, however, that an event described in subclause (a), (b) or (c) above shall not constitute an event of default unless, at such time, one or more events of the type described in clauses (a), (b) or (c) shall have occurred or be continuing with respect to such indebtedness in an amount exceeding $100,000,000; or

  (5)
  certain events of bankruptcy, insolvency or reorganization of (a) BFE, (b) Bunge Limited, (c) a Designated Obligor or (d) a Material Subsidiary.

        A default under clause (3) above that has occurred and is continuing will not constitute an event of default under the indenture until the trustee or the holders of not less than 25% in principal amount of the outstanding notes notifies BFE or Bunge Limited, as the case may be, of the default and such default is not cured within the time specified in such clause (3) after receipt of such notice.

        If an event of default (other than an event of default described in clause (5) above) occurs and is continuing, the trustee by written notice to BFE, or the holders of at least 25% in principal amount of the outstanding notes by written notice to BFE and the trustee, may, and the trustee at the request of such holders shall, declare the principal of, premium, if any, and accrued and unpaid interest, if any, on all the notes to be due and payable. Upon such a declaration, such principal, premium and accrued and unpaid interest will be due and payable immediately. If an event of default described in clause (5) above occurs and is continuing, the principal of, premium, if any, and accrued and unpaid interest on all the notes will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holders. The holders of a majority in aggregate principal amount of the outstanding notes under the indenture may waive all past defaults (except with respect to nonpayment of principal, premium or interest) and rescind any such acceleration with respect to the notes and the consequences if rescission would not conflict with any judgment or decree of a court of competent jurisdiction and all existing events of default, other than the nonpayment of the principal of, premium, if any, and interest on the notes that have become due solely by such declaration of acceleration, have been cured or waived. If an event of default has occurred and not been cured or waived, and the principal of and premium, if any, and accrued and unpaid interest on the notes have become due and payable, by declaration, automatic acceleration or otherwise, then the trustee shall instruct BFE, and BFE shall instruct The Bank of New York Mellon, as trustee under the master trust as described under "Description of Master Trust Structure" in the accompanying prospectus, to declare due and payable the intercompany loans that had been made using the net proceeds from the sale of such notes.

        Subject to the provisions of the indenture relating to the duties of the trustee, if an event of default occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders unless such holders have offered to the trustee indemnity or security reasonably satisfactory to it against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no holder of a note may pursue any remedy with respect to the indenture or the notes unless:

  •
  such holder has previously given the trustee written notice that an event of default under the indenture is continuing;

  •
  holders of at least 25% in principal amount of the outstanding notes have requested in writing that the trustee pursue the remedy;

  •
  such holders have offered the trustee security or indemnity reasonably satisfactory to it against any loss, liability or expense;

  •
  the trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

  •
  the holders of a majority in principal amount of the outstanding notes have not given the trustee a direction that, in the opinion of the trustee, is inconsistent with such request within such 60-day period.

        Subject to certain restrictions, the holders of a majority in principal amount of the outstanding notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or of exercising any trust or power conferred on the trustee. The trustee, however, may refuse to follow any direction that conflicts with law or the indenture or that the trustee determines is unduly prejudicial to the interest of any other holder or that would involve the trustee in personal liability. Prior to taking any action under the indenture, the trustee will be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

        The indenture provides that if a default occurs and is continuing and is actually known to a Responsible Officer of the trustee, the trustee must send to each holder notice of the default within 90 days after it occurs. Except in the case of a default in the payment of principal of, premium, if any, or interest on any note, the trustee may withhold notice if the trustee determines that withholding notice is in the interests of the holders. In addition, BFE is required to deliver to the trustee, within 10 days after becoming aware of the occurrence of any default, notice of such default, and in any event within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any default that occurred during the previous year.

Amendments and Waivers

        Modifications and amendments of the indenture may be made by BFE, Bunge Limited and the trustee with the consent of the holders of a majority in principal amount of the notes then outstanding under the indenture (including consents obtained in connection with a tender offer or exchange offer for the notes). However, without the consent of each holder of an outstanding note affected, no amendment may, among other things:

  •
  reduce the percentage in principal amount of outstanding notes, whose holders must consent to an amendment of the indenture or the notes, or certain specified provisions of the documents relating to BFE's rights or benefits under the master trust;

  •
  reduce the stated rate of or extend the stated time for payment of interest on any note;

  •
  reduce the principal of or change the stated maturity of any note;

  •
  reduce the amount payable upon the redemption of any note;

  •
  make any note payable in money other than that stated in the note;

  •
  impair the right of any holder to receive payment of principal of, premium, if any, and interest on such holder's notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder's notes;

  •
  make any change in the amendment provisions which requires each holder's consent or in the waiver provisions; or

  •
  release Bunge Limited or modify the guarantee other than in accordance with the indenture.

        The holders of a majority in aggregate principal amount of the outstanding notes, on behalf of all holders of notes, may waive compliance by BFE with certain restrictive provisions of the indenture. Subject to certain rights of the trustee as provided in the indenture, the holders of a majority in aggregate principal amount of the notes, on behalf of all holders, may waive any past default under the indenture (including any such waiver obtained in connection with a tender offer or exchange offer for the notes), except a default in the payment of principal, premium or interest or a default in respect of a provision that under the indenture cannot be modified or amended without the consent of the holder of each note that is affected.

        Without the consent of any holder, BFE, Bunge Limited and the trustee may modify or amend the indenture to:

  •
  cure any ambiguity, omission, defect or inconsistency;

  •
  provide for the assumption by a successor or continuing company of the obligations of Bunge Limited as described under "—Consolidation, Merger, Amalgamation and Sale of Assets;"

  •
  provide for uncertificated notes in addition to or in place of certificated notes; provided, however, that the uncertificated notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated notes are described in Section 163(f)(2)(B) of the Code;

  •
  add additional guarantees with respect to the notes;

  •
  secure the notes;

  •
  add to the covenants of BFE or Bunge Limited for the benefit of the holders or surrender any right or power conferred upon BFE or Bunge Limited;

  •
  make any change that does not adversely affect the interests of any holder;

  •
  provide for the issuance of additional notes; or

  •
  comply with any requirement of the SEC in connection with the qualification of the indenture under the U.S. Trust Indenture Act of 1939.

        The consent of the holders is not necessary under the indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment. After an amendment under the indenture becomes effective, BFE is required to mail to the holders a notice briefly describing such amendment. However, the failure to give such notice to all the holders, or any defect therein, will not impair or affect the validity of the amendment.

Defeasance

        BFE at any time may terminate all its obligations under the notes and the indenture ("legal defeasance"), except for certain obligations, including obligations relating to the defeasance trust, registering the transfer or exchange of such notes, replacing mutilated, destroyed, lost or stolen notes and maintaining a registrar and paying agent in respect of the notes. If BFE exercises its legal defeasance option, the applicable guarantee will terminate.

        BFE at any time may terminate its obligations under covenants described under "—Covenants" (other than "Consolidation, Merger, Amalgamation and Sale of Assets") above, its obligation to repurchase notes following a Change of Control Triggering Event and the events of default described in clauses (3) (to the extent that the covenants referred to therein have been terminated as a result of the defeasance), (4) and (5) under "—Events of Default" above ("covenant defeasance").

        BFE may exercise its legal defeasance option notwithstanding a prior exercise of its covenant defeasance option. If BFE exercises its legal defeasance option, payment of the notes may not be accelerated because of an event of default with respect thereto. If BFE exercises its covenant defeasance option, payment of the notes may not be accelerated because of an event of default specified in clause (3) (to the extent that the covenants referred to therein have been terminated as a result of the defeasance), (4) or (5) under "—Events of Default" above.

        In order to exercise either defeasance option, BFE must irrevocably deposit in trust with the cash in euros for the payment of principal of, premium, if any, and interest on the notes to redemption or maturity, as the case may be, and must comply with certain other conditions, including delivery to the trustee of an opinion of counsel to the effect that beneficial owners of the notes will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred. In the case of legal defeasance only, such opinion of counsel must be based on a ruling of the Internal Revenue Service or other change in applicable federal income tax law. If the legal defeasance option is exercised and complies with all necessary conditions, noteholders would have to rely solely on the trust deposit for the payment of the notes and could not look to BFE or Bunge Limited for payment in the event of any shortfall.

        Initial holders will be required to pay for the notes in euro, and all payments of interest and principal, including payments made upon any redemption of the notes, will be payable in euro. If, on or after the date of this prospectus supplement, the euro is unavailable to us due to the imposition of exchange controls or other circumstances beyond our control or if the euro is no longer being used by the then member states of the European Economic and Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the notes will be made in dollars until the euro is again available to us or so used. The amount payable on any date in euro will be converted into dollars on the basis of the most recently available market exchange rate for euro. Any payment in respect of the notes so made in dollars will not constitute an event of default under the notes or the indenture governing the notes. Neither the trustee nor the paying agent shall have any responsibility for any calculation or conversion in connection with the foregoing.

        As used in this prospectus supplement, "market exchange rate" means the noon buying rate in The City of New York, New York for cable transfers of euros as certified for customs purposes (or, if not so certified, as otherwise determined) by the United States Federal Reserve Board.

        Investors will be subject to foreign exchange risks as to payments of principal and interest that may have important economic and tax consequences to them. See "Risk Factors."

        As of                        , 2016, the euro/U.S. dollar exchange rate was €1.00 = U.S.$            , as announced by the U.S. Federal Reserve Board.

Concerning the Trustee

        U.S. Bank National Association is the trustee under the indenture. An affiliate of the trustee is a lender under certain of Bunge's credit facilities. Elavon Financial Services DAC and Elavon Financial Services DAC, UK Branch have been appointed by BFE as Registrar and Paying Agent, respectively, with regard to the notes.

No Petition

        By its acquisition of a note, each noteholder agrees that neither it nor the trustee on its behalf may commence, or join with any other person in the commencement of, a bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding with respect to BFE under any applicable insolvency laws until one year and one day after all of the notes and all other Indebtedness of BFE ranking equal with or junior to the notes in right of payment are paid in full, including all interest and premium thereon.

Governing Law

        The existing notes, the related guarantee and the indenture are, and the new notes and related guarantee will be, governed by, and construed in accordance with, the laws of the State of New York, without regard to conflicts of laws principles thereof.

Listing

        The existing notes have been admitted to listing on the ISE for trading on the Global Exchange Market thereof. We will apply to have the notes admitted to listing on the ISE for trading on Global Exchange Market. If such a listing is obtained, we have no obligation to maintain such listing, and we may delist the notes at any time.

Consent to Jurisdiction

        Bunge Limited will irrevocably submit to the non-exclusive jurisdiction of any New York state court or any U.S. federal court sitting in the Borough of Manhattan, The City of New York, in respect of any legal action or proceeding arising out of or in relation to the indenture, the notes or the guarantee, and will agree that all claims in respect of such legal action or proceeding may be heard and determined in such New York state or U.S. federal court and will waive, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of any such action or proceeding in any such court.

Currency Indemnity

        The obligation of Bunge Limited or BFE to make any payments under the indenture, the notes or the guarantee will be in euros. Any amount received or recovered in a currency other than euros as a result of any judgment or order given or made in a currency other than euros in respect of an amount due under the indenture, the notes or the guarantee will constitute a discharge of BFE or Bunge Limited's obligation only to the extent of the amount in euros that the noteholder is able to purchase with the amount such noteholder receives or recovers. If the amount of euros purchased by such noteholder is less than the amount expressed to be due to such noteholder, Bunge Limited will indemnify the noteholder against any loss sustained as a result. In any event, Bunge Limited will indemnify the noteholder against the cost of any such purchase.

Defined Terms

        "Attributable Indebtedness" means, when used with respect to any sale-leaseback transaction, as at the time of determination, the present value (discounted at the rate of interest set forth in or implicit in the terms of the lease) of the total obligations of the lessee for rental payments (other than amounts required to be paid on account of property taxes, maintenance, repairs, insurance, assessments, utilities, operating and labor costs and other items that do not constitute payments for property rights) during the remaining term of the lease included in such sale-leaseback transaction (including any period for which such lease has been extended).

        "Below Investment Grade Rating Event" means the notes are rated below an Investment Grade Rating by each of the Rating Agencies on any date from the date of the public notice of an event that would, if consummated, result in a Change of Control until the end of the 60-day period following public notice of the occurrence of the Change of Control, which 60-day period shall be extended so long as the rating of the notes is under publicly announced consideration for possible downgrade by each of the Rating Agencies.

        "Business Day" means each day that is not a Legal Holiday.

        "Change of Control" means the occurrence of any of the following: (1) Bunge Limited becomes aware (by way of report or any other filing pursuant to Section 13(d) of the Exchange Act or written notice) of the acquisition by any person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Section 13d-5(b)(1) of the Exchange Act), in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination, of 50% or more of the voting power of the voting stock of Bunge Limited then outstanding, (2) the sale, lease or transfer of all or substantially all of the assets of Bunge Limited and its subsidiaries, taken as a whole, to any person or persons that is not a subsidiary of Bunge Limited or (3) the first day on which a majority of the members of Bunge Limited's board of directors are not Continuing Directors.

        "Change of Control Triggering Event" means the occurrence of a Change of Control that results in a Below Investment Grade Rating Event.

        "Company Permitted Lien" means:

  (1)
  Liens for current taxes, assessments or other governmental charges which are not delinquent or remain payable without any penalty, or the validity of which is contested in good faith by appropriate proceedings upon stay of execution of the enforcement thereof or upon posting a bond in connection therewith;

  (2)
  any Lien pursuant to any order or attachment or similar legal process arising in connection with court proceedings; provided that the execution or other enforcement thereof is effectively stayed or a sufficient bond had been posted and the claims secured thereby are being contested at the time in good faith by appropriate proceedings;

  (3)
  any Liens securing bonds posted with respect to and in compliance with clauses (1) and (2) above;

  (4)
  Liens to secure bonds posted in order to obtain stays of judgments, attachments or orders, the existence of which bonds would not otherwise constitute an Event of Default; and

  (5)
  Liens securing obligations under a Hedge Agreement.

        "Comparable Government Bond" means, in relation to any Comparable Government Bond Rate calculation, at the discretion of an Independent Investment Banker selected by the Company, a German government bond (Bundesanieihe) whose maturity is closest to the maturity of the notes being redeemed, calculated as if the stated maturity of such notes were the Par Call Date, or if such Independent Investment Banker in its discretion determines that such similar bond is not in issue, such other German government bond as such Independent Investment Banker may, with the advice of three brokers of, and/or market makers in, German government bonds selected by such Independent Investment Banker, determine to be appropriate for determining the Comparable Government Bond Rate.

        "Comparable Government Bond Rate" means the price, expressed as a percentage (rounded to three decimal places, with 0.0005 being rounded upwards), at which the gross redemption yield on the notes, if they were to be purchased at such price on the third (3rd) Business Day prior to the date fixed for redemption, would be equal to the gross redemption yield on such Business Day of the Comparable Government Bond on the basis of the middle market price of the Comparable Government Bond prevailing at 11:00 a.m. (London time) on such Business Day as determined by an Independent Investment Banker selected by the Company.

        "Consolidated Net Tangible Assets" means, at any date of determination, the total amount of assets of Bunge Limited and its consolidated subsidiaries after deducting therefrom:

  (1)
  all current liabilities (excluding any current liabilities that by their terms are extendable or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed);

  (2)
  total prepaid expenses and deferred charges; and

  (3)
  all goodwill, trade names, trademarks, patents, licenses, copyrights and other intangible assets, all as set forth, or on a pro forma basis would be set forth, on the consolidated balance sheet of Bunge Limited and its consolidated subsidiaries for its most recently completed fiscal quarter, prepared in accordance with generally accepted accounting principles.

        "Continuing Directors" means, as of any date of determination, any member of the board of directors of Bunge Limited who (1) was a member of the board of directors of Bunge Limited on the Original Issue Date or (2) was nominated for election, appointed or elected to the board of directors of Bunge Limited with the approval of a majority of the Continuing Directors who were members of the board of directors of Bunge Limited at the time of such nomination or election (either by a specific vote or by approval of Bunge Limited's proxy statement in which such member was named as a nominee for election as a director).

        "Designated Obligor" means the Guarantor, Bunge Global Markets Inc., Bunge N.A. Holdings, Inc., Bunge North America, Inc., Koninklijke Bunge B.V., Bunge Alimentos S.A., Bunge Argentina S.A., Bunge Trade Limited (successor to Bunge Fertilizantes International Limited), Bunge Fertilizantes S.A. (Brazil), Bunge International Commerce Ltd., Bunge S.A. and any other Subsidiary designated by the Guarantor from time to time as eligible to be an obligor with respect to any intercompany loan sold to the master trust under the Master Trust Transaction Documents, and each of their successors.

        "Fitch" means Fitch Ratings Limited.

        "Hedge Agreements" means all swaps, caps or collar agreements or similar arrangements dealing with interest rates or currency exchange rates or the exchange of nominal interest obligations, either generally or under specific contingencies.

        "Indebtedness" means, as to any person, without duplication:

  (1)
  all obligations of such person for borrowed money;

  (2)
  all obligations of such person evidenced by bonds, debentures, notes or other similar instruments;

  (3)
  all obligations of such person to pay the deferred purchase price of property, except trade accounts payable arising in the ordinary course of business;

  (4)
  all obligations of such person as lessee which are capitalized in accordance with U.S. GAAP;

  (5)
  all obligations of such person created or arising under any conditional sales or other title retention agreement with respect to any property acquired by such person (including, without limitation, obligations under any such agreement which provides that the rights and remedies of the seller or lender thereunder in the event of default are limited to repossession or sale of such property);

  (6)
  all obligations of such person with respect to letters of credit and similar instruments, including without limitation obligations under reimbursement agreements;

  (7)
  all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) a Lien on any asset of such person, whether or not such Indebtedness is assumed by such person; and

  (8)
  all guarantees of such person (other than guarantees of obligations of direct or indirect Subsidiaries of such person).

        "Independent Investment Banker" means any of BNP Paribas, Citigroup Global Markets Limited and J.P. Morgan Securities plc or, if none of such firms are willing or able to select the applicable Comparable Government Bond, a leading independent investment banking institution appointed by the Company.

        "Investment Grade Rating" means a rating equal to or higher than Baa3 (or the equivalent) by Moody's, BBB– (or the equivalent) by S&P, BBB– (or the equivalent) by Fitch, or an equivalent rating by any other Rating Agency.

        "Legal Holiday" means (a) a day that is not a TARGET Settlement Date and (b) a Saturday, a Sunday or other day on which commercial banking institutions are authorized or required to be closed in Bermuda, New York, New York or London, United Kingdom and, for any place of payment outside of Bermuda, New York, New York, or London, United Kingdom, in such place of payment.

        "Lien" means any mortgage, lien, security interest, pledge, charge or other encumbrance.

        "Master Trust Transaction Documents" means the collective reference to the Pooling Agreement, the Series 2003-1 Supplement, the Series 2003-1 VFC, the Sale Agreement, the Servicing Agreement and the Guaranty (each as defined in the indenture).

        "Material Subsidiary" means, at any time, any Subsidiary of the Guarantor which at such time is a "significant subsidiary" within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

        "Moody's" means Moody's Investors Service Limited and any successor to its rating agency business.

        "Original Issue Date" means June 16, 2016.

        "Par Call Date" means March 16, 2023 (three months prior to the stated maturity).

        "Permitted Liens" means:

  (1)
  Liens for current taxes, assessments or other governmental charges which are not delinquent or remain payable without any penalty, or the validity of which is contested in good faith by appropriate proceedings upon stay of execution of the enforcement thereof or upon posting a bond in connection therewith;

  (2)
  any Lien pursuant to any order or attachment or similar legal process arising in connection with court proceedings; provided that the execution or other enforcement thereof is effectively stayed or a sufficient bond had been posted and the claims secured thereby are being contested at the time in good faith by appropriate proceedings;

  (3)
  any Liens securing bonds posted with respect to and in compliance with clauses (1) and (2) above;

  (4)
  any Liens securing the claims of mechanics, laborers, workmen, repairmen, materialmen, suppliers, carriers, warehousemen, landlords, or vendors or other claims provided for by mandatory provisions of law which are not yet due and delinquent, or are being contested in good faith by appropriate proceedings;

  (5)
  any Lien on any Restricted Property securing Indebtedness incurred or assumed solely for the purpose of financing all or any part of the cost of constructing or acquiring such Restricted Property, which Lien attaches to such Restricted Property concurrently with or within 120 days after the construction, acquisition or completion of a series of related acquisitions thereof;

  (6)
  Liens existing immediately prior to the execution and delivery of the indenture (and listed on a schedule to the indenture);

  (7)
  Liens to secure bonds posted in order to obtain stays of judgments, attachments or orders, the existence of which bonds would not otherwise constitute an event of default under the indenture;

  (8)
  Liens on Restricted Property or with respect to the shares of stock or Indebtedness of any Restricted Subsidiary, that either (i) existed prior to the acquisition of (A) such Restricted Property, (B) any Subsidiary that is the owner of such Restricted Property or (C) with respect to the shares of stock or Indebtedness of any Restricted Subsidiary, any such Restricted Subsidiary, or (ii) arise as a result of contractual commitments to grant a Lien relating to (A) such Restricted Property, (B) any Subsidiary that is the owner of such Restricted Subsidiary or (C) with respect to the shares of stock or Indebtedness of any Restricted Subsidiary, any such Restricted Subsidiary, in each of (A), (B) and (C) existing prior to such acquisition;

  (9)
  Liens created by a Restricted Subsidiary in favor of Bunge Limited, BFE or a Subsidiary;

  (10)
  Liens on any accounts receivable from or invoices to export customers (including, without limitation, Subsidiaries) and the proceeds thereof;

  (11)
  Liens on rights under contracts to sell, purchase or receive commodities to or from export customers (including, without limitation, Subsidiaries) and the proceeds thereof;

  (12)
  Liens on cash deposited as collateral in connection with financings where Liens are permitted under clauses (10) and (11) of this definition;

  (13)
  Liens extending, renewing or replacing, in whole or in part, Liens permitted pursuant to (i) clauses (1) through (5) and (7) through (12), so long as the principal amount of the Indebtedness secured by such Lien does not exceed its original principal amount, and (ii) clause (6), so long as the principal amount of the Indebtedness secured by such Lien does not exceed the principal amount thereof outstanding immediately prior to the execution and delivery of the indenture;

  (14)
  minor survey exceptions or minor encumbrances, easements or reservations, or rights of others for rights-of-way, utilities and other similar purposes, or zoning or other restrictions as to the use of real properties that constitute Restricted Property, which are necessary for the conduct of the activities of Bunge Limited or any Restricted Subsidiary or which customarily exist on properties of corporations engaged in similar activities and similarly situated and which do not in any event materially impair their use in the operation of the business of Bunge Limited or any Restricted Subsidiary;

  (15)
  Liens on accounts receivable and other related assets arising in connection with transfers thereof to the extent that such transfers are treated as true sales of financial assets under FASB Statement No. 166 and such accounts receivable and related assets are not consolidated on the consolidated financial statements of the Guarantor and its Subsidiaries under FASB Statement No. 167;

  (16)
  Liens on intercompany loans made to Bunge Limited or its Subsidiaries, or on any notes or other instruments representing an interest in such intercompany loans, in each case as described under "Description of Master Trust Structure" in the accompanying prospectus;

  (17)
  Liens securing obligations under a Hedge Agreement or swap, cap or collar agreement or similar arrangement related to equities or commodities;

  (18)
  Liens on any checking account, saving account, clearing account, futures account, deposit account, securities account, brokerage account, custody account or other account (or on any assets held in such account), securing obligations under any agreement or arrangement related to the opening of or provision of clearing, pooling, zero-balancing, brokerage, settlement, margin or other services related to such account (or on any assets held in such account), which customarily exist on similar accounts (or on any assets held in such accounts) of corporations in connection with the opening of, or provision of clearing, pooling, zero-balancing, brokerage, settlement, margin or other services related, to such accounts; and

  (19)
  Liens securing any obligations related to the issuance of a letter of credit or any similar instrument, including without limitation, obligations under reimbursement agreements.

        For purposes of this definition, (A) the phrases "accounts receivable from or invoices to export customers" and "contracts to sell, purchase or receive commodities to (from) export customers" refer to invoices or accounts receivable derived from the sale of, or contracts to sell, purchase or receive, wheat, soybeans or other commodities or products derived from the processing of wheat, soybeans or other commodities, by or to Bunge Limited or a Restricted Subsidiary that have been or are to be exported from the country of origin whether or not such sale is made by a Restricted Subsidiary or to any of its Subsidiaries; and (B) property of a party to a corporate reorganization which is not Bunge Limited or a Restricted Subsidiary will be deemed to be or have been "acquired" by Bunge Limited or such Restricted Subsidiary as part of such corporate reorganization even if Bunge Limited or such Restricted Subsidiary, as the case may be, is not the surviving or continuing entity.

        "Property" means any property, whether presently owned or hereafter acquired, including any asset, revenue, or right to receive income or any other property, whether tangible or intangible, real or personal.

        "Rating Agencies" means (1) Moody's, S&P and Fitch; and (2) if any of Moody's, S&P or Fitch ceases to rate the Notes or fails to make a rating of the Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by Bunge Limited which shall be substituted for any of Moody's, S&P or Fitch, or all of them, as the case may be.

        "Restricted Property" means any building, mine, structure or other facility (together with the land on which it is erected and fixtures comprising a part thereof) and inventories now owned or hereafter acquired by Bunge Limited or any Subsidiary and used for oilseed or grain origination, processing, transportation or storage, mining or fertilizer refining or storage.

        "Restricted Subsidiary" means (a) any Designated Obligor or (b) any Material Subsidiary.

        "S&P" means Standard & Poor's Credit Market Services Europe Limited, a division of the McGraw Hill Companies, Inc., and any successor to its rating agency business.

        "Subsidiary" means any corporation, limited liability company or other business entity of which the requisite number of shares of stock or other equity ownership interests having ordinary voting power (without regard to the occurrence of any contingency) to elect a majority of the directors, managers or trustees thereof, or any partnership of which more than 50% of the partners' equity interests (considering all partners' equity interests as a single class) is, in each case, at the time owned or controlled, directly or indirectly, by Bunge Limited, one or more of the Subsidiaries of Bunge Limited, or a combination thereof.

        "TARGET 2" means the Trans-European Automated Real-Time Gross Settlement Express Transfer payment system which utilizes a single shared platform and which was launched on 19 November 2007.

        "TARGET Settlement Date" means any day on which TARGET 2 is open for the settlement of payments in euro.

        "U.S. GAAP" means generally accepted accounting principles in the United States, as in effect on the date the indenture is entered into.

Book-Entry, Delivery and Form

        We will issue the notes in the form of one or more permanent global securities. The notes, when issued in global form, are intended to be eligible to be pledged as collateral in European central banking and monetary operations and to be held under the "new safekeeping structure," or NSS. The global securities will be deposited with, or on behalf of, a Common Safekeeper for Euroclear and Clearstream and issued to and registered in the name of a nominee of the Common Safekeeper. Except as set forth below, the global securities may be transferred, in whole and not in part, only to another nominee of the ICSDs. Investors may hold their beneficial interests in the global securities directly through an ICSD if they have an account with an ICSD or indirectly through organizations which have accounts with the ICSDs.

        The ICSDs hold securities of institutions that have accounts with the ICSDs ("participants") and to facilitate the clearance and settlement of securities transactions among their participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. The ICSDs' participants include securities brokers and dealers (which may include the underwriters), banks, trust companies, clearing corporations and certain other organizations. Access to the ICSDs' book-entry system is also available to others such as banks, brokers, dealers and trust companies ("indirect participants") that clear through or maintain a custodial relationship with a participant, whether directly or indirectly.

        We expect that pursuant to procedures established by the ICDSs, upon the deposit of the global securities with the Common Safekeeper, the ICSDs will credit, on their book-entry registration and transfer systems, the interest in the notes represented by such global securities to the accounts of participants. The accounts to be credited shall be designated by the underwriters of the notes. Ownership of beneficial interests in the global securities will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in the global securities will be shown on, and the transfer of those ownership interests will be effected only through, records maintained by the ICSDs (with respect to participants' interests) and such participants and indirect participants (with respect to the owners of beneficial interests in the global securities other than participants). The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in definitive form.

        Such limits and laws may impair the ability to transfer or pledge beneficial interests in the global securities.

        So long as the nominee of the Common Safekeeper is the registered holder and owner of the global securities, such nominee will be considered the sole legal owner and holder of the notes evidenced by the global certificates for all purposes of such notes. Except as set forth below as an owner of a beneficial interest in the global certificates, you will not be entitled to have the notes represented by the global securities registered in your name, will not receive or be entitled to receive physical delivery of certificated notes in definitive form and will not be considered to be the owner or holder of any notes under the global securities. We understand that under existing industry practice, in the event an owner of a beneficial interest in the global securities desires to take any action that the nominee of the Common Safekeeper, as the holder of the global securities, is entitled to take, the

Common Safekeeper will authorize the participants to take such action, and that the participants will authorize beneficial owners owning through such participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.

        All payments on notes represented by the global securities registered in the name of the nominee of the Common Safekeeper and held by the Common Safekeeper will be made to the ICSDs or the nominee of the Common Safekeeper, as the case may be, as the registered owner and holder of the global securities.

        We expect that the ICSDs, upon receipt of any payment on the global securities, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the global securities as shown on the records of the ICSDs. We also expect that payments by participants or indirect participants to owners of beneficial interest in the global securities held through such participants or indirect participants will be governed by standing instructions and customary practices and will be the responsibility of such participants or indirect participants. We will not have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the global securities for any notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for any other aspect of the relationship between the ICSDs and their participants or indirect participants or the relationship between such participants or indirect participants and the owners of beneficial interests in the global securities owning through such participants or indirect participants.

        Although the ICSDs customarily operate the foregoing procedures in order to facilitate transfers of interests in the global securities among participants or indirect participants of the ICSDs, they are under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither we nor the trustee will have any responsibility or liability for the performance by either ICSD or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Certificated Note

        If:

  •
  the Company has been notified that Euroclear or Clearstream (or any additional or alternative clearing system approved by BFE, the trustee and the paying agent on behalf of which the global note may be held) has been closed for business for a continuous period of 14 days (other than by reason of holidays, statutory or otherwise) or has announced an intention permanently to cease business or does in fact do so; or

  •
  an event of default has occurred and is continuing and the registrar has received a request from Euroclear or Clearstream;

then, upon surrender by an ICSD of the global note, certificated notes will be issued to each person that the ICSD identifies as the beneficial owner of the notes represented by the global note. Upon the issuance of certificated notes, the trustee is required to register the certificated notes in the name of that person or persons, or their nominee, and cause the certificated notes to be delivered thereto.

        None of BFE, Bunge Limited or the trustee will be liable for any delay by an ICSD or any participant or indirect participant in the ICSD in identifying the beneficial owners of the related notes and each of those persons may conclusively rely on, and will be protected in relying on, instructions from the ICSD for all purposes, including with respect to the registration and delivery, and the respective principal amounts, of the notes to be issued.

Eurosystem Eligibility

        The notes are intended to be held in a manner which would allow Eurosystem eligibility. This simply means that the notes are intended upon issue to be deposited with one of the ICSDs as Common Safekeeper, and registered in the name of a nominee of one of the ICSDs acting as Common Safekeeper, and does not necessarily mean that the notes will be recognized as eligible collateral for Eurosystem monetary policy and intraday credit operations by the Eurosystem either upon issue or at any or all times during their life. Such recognition will depend upon the European Central Bank being satisfied that Eurosystem eligibility criteria have been met.

TAXATION

Bermuda Tax Considerations

        The following discussion is the opinion of Conyers Dill & Pearman Limited, our special Bermuda tax counsel. At the present time there is no Bermuda income or profits tax, withholding tax, capital gains tax, capital transfer tax, estate duty or inheritance tax payable by Bunge Limited in connection with the issuance of the notes by BFE or any payment to be made by Bunge Limited pursuant to the guarantee included in the indenture under which the notes will be issued. Bunge Limited has obtained an assurance from the Minister of Finance of Bermuda under the Exempted Undertakings Tax Protection Act 1966 that, in the event that any legislation is enacted in Bermuda imposing any tax computed on profits or income, or computed on any capital asset, gain or appreciation or any tax in the nature of estate duty or inheritance tax, such tax shall not, until March 31, 2035, be applicable to Bunge Limited or to any of Bunge Limited's operations or to its shares, debentures or other obligations except insofar as such tax applies to persons ordinarily resident in Bermuda or to any taxes payable by Bunge Limited in respect of real property owned or leased by Bunge Limited in Bermuda.

Material U.S. Federal Income Tax Consequences

        The following discussion is a summary of the material U.S. federal income tax consequences of the purchase, ownership and disposition of the notes by beneficial owners that purchase the notes at the initial offering price, and that hold the notes for investment purposes. This summary is based on the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, all as in effect as of the date hereof, and all of which are subject to change (possibly on a retroactive basis) and different interpretations. This summary is intended for general information purposes only, and does not purport to be a complete analysis of all of the potential U.S. federal income tax considerations that may be relevant to the particular circumstances of holders, or to holders that are subject to special U.S. federal income tax rules (such as dealers in securities or foreign currencies and other taxpayers that hold notes other than as capital assets for U.S. federal income tax purposes, insurance companies, real estate investment trusts, regulated investment companies, banks or financial institutions, partnerships and other pass-through or hybrid entities, U.S. expatriates, tax-exempt organizations, United States Holders (as defined below) whose functional currency is not the U.S. dollar, persons subject to the alternative minimum tax and persons who hold the notes as part of a conduit, hedge, straddle, conversion or constructive sale transaction or other integrated transaction). Furthermore, this summary does not address any state, local or foreign tax implications, or any aspect of U.S. federal tax law other than income taxation.

        PROSPECTIVE HOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME AND OTHER TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF NOTES BASED UPON THEIR PARTICULAR SITUATIONS, INCLUDING ANY CONSEQUENCES ARISING UNDER APPLICABLE STATE, LOCAL AND FOREIGN TAX LAWS.

        For purposes of this discussion, a "United States Holder" means a beneficial owner of a note that, for U.S. federal income tax purposes, is (i) an individual who is a citizen or resident of the United States, (ii) a corporation created or organized in or under the laws of the United States, a state thereof or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust if the administration of the trust is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust, or if the trust was in existence on August 20, 1996 and has validly elected to continue to be treated as a United States person under the Code. Correspondingly, a "Non-U.S. Holder" is a beneficial owner of a note that is, for U.S. federal income tax purposes, an individual, corporation, estate or trust and that is not a United States Holder. The U.S. federal income tax consequences for a partner in a partnership holding notes generally will depend on the status of the partner and the activities of the partnership. Partners in a partnership holding notes should consult their own tax advisors.

Qualified Reopening

        For U.S. federal income tax purposes, we intend to treat the notes as issued in a "qualified reopening" of the existing notes. Provided such treatment is respected, for U.S. federal income tax purposes, the notes will be considered to have the same issue date and issue price as the existing notes. The remainder of this discussion assumes that the notes are treated as having been issued in a "qualified reopening" of the existing notes.

Treatment of Payments

        BFE is a direct wholly-owned subsidiary of Bunge N.A. Holdings Inc., a Delaware corporation ("Parent"), and has an election in effect to be treated as disregarded as separate from its owner for U.S. federal income tax purposes. Therefore, under U.S. federal income tax principles, the notes are deemed to be issued by Parent and, as long as BFE is wholly-owned by Parent, any interest paid on the notes generally will be considered to be from sources within the United States (and potentially subject to U.S. federal income tax).

Pre-Issuance Accrued Interest

        A portion of the price paid for the notes will be attributable to stated interest that "accrued" between June 16, 2016 and the date the notes are purchased (the "pre-issuance accrued stated interest"). In accordance with applicable Treasury regulations, for U.S. federal income tax purposes, we intend to elect to treat a portion of the first interest payment on the notes as a nontaxable return of the pre-issuance accrued stated interest. This discussion assumes that such election is made and as a result, on the first interest payment date, a corresponding portion of the stated interest received by a United States Holder will be treated as a return of the pre-issuance accrued stated interest and not as a payment of stated interest on the notes and will not be taxable when received.

United States Holders

Payments of Stated Interest

        Except as described above with respect to pre-issuance accrued stated interest and subject to the foreign currency rules below, stated interest payable on a note generally will be taxable to a United States Holder as ordinary income at the time the interest is accrued or received, in accordance with the United States Holder's regular method of tax accounting.

        If a United States Holder uses the cash basis method of tax accounting, such holder will be required to include in income the U.S. dollar value of the stated interest received, determined by translating the euro received at the spot rate on the date such payment is received regardless of whether the payment is in fact converted into U.S. dollars. A United States Holder will not recognize exchange gain or loss with respect to the receipt of such payment.

        If a United States Holder uses the accrual method of tax accounting, it may determine the amount of income recognized with respect to such stated interest in accordance with either of two methods. Under the first method, the United States Holder will be required to include in income for each taxable year the U.S. dollar value of the stated interest that has accrued during such year, determined by translating such interest at the average rate of exchange for the period or periods during which such interest accrued or, in the case of an accrual period that spans two taxable years of a United States

Holder, the part of the period within the taxable year. Under the second method, a United States Holder may elect to translate stated interest income at the spot rate on:

  •
  the last day of the accrual period,

  •
  the last day of the taxable year if the accrual period straddles the United States Holder's taxable year, or

  •
  the date the stated interest payment is received if such date is within five business days of the end of the accrual period.

        This election will apply to all debt obligations that a United States Holder holds from year to year and cannot be changed without the consent of the Internal Revenue Service (the "IRS"). United States Holders should consult their own tax advisors as to the advisability of making the above election.

        Upon receipt of a stated interest payment on a note (including, upon the sale of a note, the receipt of proceeds which include amounts attributable to accrued but unpaid interest previously included in income), a United States Holder that uses the accrual method of tax accounting will recognize foreign currency exchange gain or loss in an amount equal to the difference, if any, between the U.S. dollar value of such payment (determined by translating the euro received at the spot rate on the date such payment is received) and the U.S. dollar value of the stated interest income that such holder previously included in income with respect to such payment.

        We intend to take the position for U.S. federal income tax purposes that any payments of additional amounts resulting from certain non-U.S. withholding taxes imposed with respect to the notes (see "Description of the Notes—Additional Amounts") will be taxable to a United States Holder as additional interest income when received or accrued, in accordance with such United States Holder's method of tax accounting and the possibility of such additional amounts will not cause the notes to be treated as "contingent payment debt instruments" for U.S. federal income tax purposes. Furthermore, we intend to take the position that the possibility that amounts may be paid in excess of the stated principal amount of the notes (see "Description of the Notes—Optional Redemption by BFE" and "—Repurchase at the Option of Holders") will not cause the notes to be treated as contingent payment debt instruments for U.S. federal income tax purposes. The IRS may take a contrary position to this position and may treat the notes as contingent payment debt instruments under the applicable Treasury regulations, which could affect the timing and character of income, gain or loss from holding or disposing of the notes. Our position is not binding on the IRS. If the IRS were to successfully assert a contrary position, a United States Holder may be required to accrue income on its notes in excess of stated interest, and to treat as ordinary income rather than capital gain any income realized on the taxable disposition of a note. The remainder of this discussion assumes that the notes are not treated as contingent payment debt instruments for U.S. federal income tax purposes. United States Holders should consult their independent tax advisors concerning this position.

Amortizable Bond Premium

        To the extent a United States Holder's purchase price for the notes (excluding any amount attributable to pre-issuance accrued stated interest) is greater than the stated principal amount of the notes, such notes will have amortizable bond premium. A United States Holder generally may elect to amortize such bond premium over the remaining term of the notes on a constant yield method as an offset to stated interest on the notes when such stated interest is includible in income under such United States Holder's regular method of tax accounting. Bond premium will be computed in euro, and amortizable bond premium that is taken into account currently will reduce interest income in euro. On the date amortized bond premium offsets interest income, a United States Holder will recognize United States source exchange gain or loss (taxable as ordinary income or loss) equal to the difference, if any, between the United States dollar values of the amount of such amortized bond premium (i) on the date such amortized bond premium offsets interest income and (ii) on the date on which the United States Holder acquired the notes.

        The election to amortize premium using a constant yield method, once made, will apply to certain all taxable debt instruments that such United States Holder previously acquired at a premium or that such United States Holder acquires at a premium on or after the first day of the first taxable year to which the election applies, and such United States Holder may not revoke this election without the consent of the IRS. If a United States Holder does not elect to amortize bond premium, that premium will decrease the gain or increase the loss otherwise recognized on a disposition of the notes.

Sales and Other Taxable Dispositions

        In general, upon the sale or other taxable disposition of a note, a United States Holder will recognize gain or loss equal to the difference between the amount realized on such sale or other taxable disposition (not including any amount attributable to accrued but unpaid interest, which will be treated as a payment of interest for U.S. federal income tax purposes, and therefore will be taxable as ordinary income to the extent not previously included in gross income, except for pre-issuance accrued stated interest which will be treated in the manner described above) and such United States Holder's adjusted tax basis in the note. A United States Holder's adjusted tax basis in a note generally will equal the U.S. dollar cost of the note to such holder (not including any amount paid for pre-issuance accrued stated interest) less any amortized bond premium (as discussed above). If a United States Holder purchased its note with euro, its cost generally will be the U.S. dollar value of the euro paid for such note determined at the spot rate on the date of such purchase. If a United States Holder's note is sold or otherwise disposed of in a taxable transaction for euro, the amount realized generally will be the U.S. dollar value of the euro received based on the spot rate in effect on the date of sale, exchange, redemption, retirement or other taxable disposition. If a United States Holder is a cash method taxpayer and the notes are traded on an established securities market, euro paid or received will be translated into U.S. dollars at the spot rate on the settlement date of the purchase or sale. An accrual method taxpayer may elect the same treatment with respect to the purchase and sale of notes traded on an established securities market, provided that the election is applied consistently to all debt instruments from year to year. Such election cannot be changed without the consent of the IRS. If an accrual method taxpayer does not make this election, it will recognize foreign currency exchange gain or loss (taxable as ordinary gain or loss) upon the sale, exchange, retirement, redemption or other disposition of the notes to the extent that the U.S. dollar value of the euros received (based on the spot rate on the settlement date) differs from the U.S. dollar value of the amount realized.

        Subject to the foreign currency rules discussed below, any gain or loss recognized generally will be capital gain or loss and generally will constitute long-term capital gain or loss if the United States Holder held the note for more than one year at the time of disposition. Certain non-corporate United States Holders (including individuals) are eligible for preferential rates of U.S. federal income taxation in respect of long-term capital gains. The deductibility of capital losses is subject to certain limitations under the Code.

        A portion of a United States Holder's gain or loss may be treated as foreign currency exchange gain or loss with respect to the principal amount of a note. Foreign currency exchange gain or loss will be treated as ordinary income or loss. For these purposes, the principal amount of the note is a United States Holder's purchase price for the note calculated in euro on the date of purchase, and the amount of exchange gain or loss recognized is equal to the difference between (i) the U.S. dollar value of the principal amount determined on the date of the sale, exchange, redemption, retirement or other taxable disposition of the note and (ii) the U.S. dollar value of the principal amount determined on the date the United States Holder purchased the note (or, in each case, on the settlement date of the disposition or purchase, if the notes are traded on an established securities market and the United States Holder is either a cash basis taxpayer, or an electing accrual basis taxpayer, as discussed above).

The amount of foreign currency exchange gain or loss will be limited to the amount of overall gain or loss realized on the disposition of the note. Any gain or loss realized in excess of the foreign currency exchange gain or loss will be capital gain or loss. In addition, as described above under "—Payments of Stated Interest," upon the sale or other taxable disposition of a note, an accrual method United States Holder may realize foreign currency exchange gain or loss attributable to amounts received in respect of accrued interest previously included in income.

Exchange Gain or Loss with Respect to Euro

        A United States Holder's tax basis in the euro received as interest on a note will be the U.S. dollar value thereof at the spot rate in effect on the date the euro are received. A United States Holder's tax basis in euros received on the sale, exchange, redemption, retirement or other taxable disposition of a note will be equal to the U.S. dollar value of the euro, determined at the time of the sale, exchange, redemption, retirement or other taxable disposition. As discussed above, if the notes are traded on an established securities market, a cash basis United States Holder (or, upon election, an accrual basis United States Holder) will determine the U.S. dollar value of the euro by translating the euro received at the spot rate of exchange on the settlement date of the sale, exchange, redemption, retirement or other taxable disposition. Any gain or loss recognized by a United States Holder on a sale or other taxable disposition of the euros will be ordinary income or loss.

Medicare Tax on Net Investment Income

        United States Holders that are individuals, estates and certain trusts generally will be subject to an additional 3.8% Medicare contribution tax on their "net investment income" (which includes interest income and capital gain on the sale or other taxable disposition of the notes). United States Holders should consult their tax advisors regarding the possible effect of this legislation on their ownership and disposition of the notes.

Reportable Transactions

        Treasury regulations meant to require the reporting of certain tax shelter transactions could be interpreted to cover transactions generally not regarded as tax shelters, including certain foreign currency transactions. Under the Treasury regulations, certain transactions are required to be reported to the IRS including, in certain circumstances, a sale or other taxable disposition of a foreign currency note, or foreign currency received in respect of a foreign currency note, to the extent that such sale, exchange, retirement or other taxable disposition results in a tax loss in excess of a threshold amount. United States Holders considering the purchase of notes should consult with their own tax advisor to determine the tax return obligations, if any, with respect to an investment in the notes, including any requirement to file IRS Form 8886 (Reportable Transaction Disclosure Statement).

Non-U.S. Holders

Payments of Stated Interest

        Payments of stated interest on a note by us or our paying agent to a Non-U.S. Holder generally will be subject to U.S. federal withholding tax of 30% (or, if applicable, a lower treaty rate) unless such interest is effectively connected with the Non-U.S. Holder's conduct of a U.S. trade or business (and, where an applicable income tax treaty applies, is attributable to a permanent establishment or fixed base maintained within the United States by the Non-U.S. Holder) and the Non-U.S. Holder provides a properly completed W-8ECI or:

  •
  the Non-U.S. Holder does not own, actually or constructively, 10% or more of the total combined voting power of all classes of our shares entitled to vote;

  •
  the Non-U.S. Holder is not, for U.S. federal income tax purposes, a controlled foreign corporation (as defined in the Code) related, directly or indirectly, to us through stock ownership; and

  •
  the certification requirements under Code Section 871(h) or 881(c) and the Treasury regulations thereunder (and described generally below) are met.

        For purposes of Code Sections 871(h) and 881(c) and the Treasury regulations promulgated under these provisions, in order to obtain the exemption from U.S. federal withholding tax described above, either (1) the Non-U.S. Holder must provide its name and address, and certify, under penalties of perjury, to us or our paying agent, as the case may be, that such holder is not a United States person or (2) the Non-U.S. Holder must hold its notes through certain intermediaries and both the Non-U.S. Holder and the relevant intermediary must satisfy the certification requirements of the applicable Treasury regulations. Under Treasury regulations, the foregoing certification generally may be provided by a Non-U.S. Holder on a duly executed applicable IRS Form W-8.

        If interest on a note (i) is effectively connected with the conduct of a trade or business within the United States by the Non-U.S. Holder, and (ii) in the case of a Non-U.S. Holder entitled to claim treaty benefits, is attributable to a permanent establishment or fixed base maintained within the United States by the Non-U.S. Holder, then such interest income generally will be exempt from the withholding tax described above (provided the Non-U.S. Holder provides a properly completed W-8ECI), but will be subject to U.S. federal income tax on a net income basis at the regular graduated tax rates applicable to United States Holders. In certain circumstances, a Non-U.S. Holder that is a corporation also may be subject to an additional "branch profits tax" in respect of effectively connected interest income (currently at a 30% rate or, if applicable, a lower treaty rate).

Sales and Other Taxable Dispositions

        Subject to the discussions below concerning backup withholding and FATCA, a Non-U.S. Holder of a note generally will not be subject to U.S. federal income tax on any gain recognized on the sale or other taxable disposition of a note, unless:

  •
  such Non-U.S. Holder is a nonresident alien individual who is present in the United States for 183 or more days in the taxable year of disposition and certain other conditions are met; or

  •
  such gain is effectively connected with the conduct of a trade or business of the Non-U.S. Holder within the United States (and, generally, if the Non-U.S. Holder is entitled to claim treaty benefits, such gain is attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder within the United States).

        In the case of a Non-U.S. Holder of notes described in the first bullet point above, any gain realized upon a sale or other taxable disposition of the notes held by such Non-U.S. Holder will be subject to U.S. federal income tax at a statutory rate of 30% (or, if applicable, a lower treaty rate) which gain may be offset by certain losses. In the case of a Non-U.S. Holder of notes described in the second bullet point above, any gain realized upon a sale or other taxable disposition of the notes held by such Non-U.S. Holder will be subject to U.S. federal income tax at graduated rates on a net income basis, with deductions for any effectively connected losses and allocable expenses. In addition, a Non-U.S. Holder of notes described in the second bullet point above that is a corporation also may be subject to an additional "branch profits tax" at a 30% rate (or, if applicable, a lower treaty rate).

Backup Withholding and Information Reporting

        Under current U.S. federal income tax law, backup withholding at specified rates (currently 28%) and information reporting requirements apply to certain payments of principal and interest made to, and to the proceeds of sale before maturity by, certain holders of notes. In the case of a United States

Holder that is not an exempt recipient, information reporting requirements generally will apply to payments of principal or interest made by us or our paying agent on a note. Backup withholding will apply to such a United States Holder if:

  •
  the United States Holder fails to furnish such holder's Taxpayer Identification Number ("TIN") (which, for an individual, is his or her Social Security Number) to the payor in the manner required;

  •
  the United States Holder furnishes an incorrect TIN and the payor is so notified by the IRS;

  •
  the payor is notified by the IRS that the United States Holder has failed to properly report payments of interest or dividends; or

  •
  under certain circumstances, the United States Holder fails to certify, under penalties of perjury, that such holder is a United States person, has furnished a correct TIN and has not been notified by the IRS that such holder is subject to backup withholding for failure to report interest or dividend payments.

        Backup withholding and information reporting do not apply with respect to payments made to certain exempt recipients. United States Holders should consult their tax advisors regarding their qualification for exemption from backup withholding and information reporting, and the procedure for obtaining such an exemption, if available.

        We generally must report annually to the IRS and to each Non-U.S. Holder the amount of interest paid on a note and the amount of tax withheld with respect to those payments. Copies of the information returns reporting those interest payments and withholding also may be made available to the tax authorities in the country in which the Non-U.S. Holder resides under the provisions of an applicable income tax treaty. In the case of a Non-U.S. Holder, backup withholding will not apply to payments of principal or interest made by us or our paying agent on a note if the certification requirements described under "—Non-U.S. Holders—Payments of Stated Interest" above are satisfied and the payor does not have actual knowledge or reason to know that the Non-U.S. Holder is actually a United States person or the Non-U.S. Holder has otherwise established an exemption. Backup withholding and information reporting may apply to the proceeds of the sale of a note within the United States or conducted through certain U.S. related financial intermediaries unless the requirements in the immediately preceding sentence are satisfied. Non-U.S. Holders of notes should consult their tax advisors regarding the application of information reporting and backup withholding in their particular situations, the availability of an exemption therefrom, and the procedure for obtaining such an exemption, if available.

        Backup withholding is not an additional tax. Any amounts withheld from a payment under the backup withholding rules will be allowed as a credit against a holder's U.S. federal income tax liability and may entitle such holder to a refund, provided that certain required information is timely furnished to the IRS.

FATCA

        Provisions of the Code commonly referred to as Foreign Account Tax Compliance Act or "FATCA" impose withholding of 30% on payments of interest on the notes and (for dispositions after December 31, 2018) of proceeds of sales, redemptions or other dispositions of the notes to "foreign financial institutions" (which is defined to include, in addition to banks and traditional financial institutions, entities such as investment funds and certain holding companies) and certain other non-U.S. entities unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interests in or accounts with those entities) have been satisfied, or an exemption applies. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States may be subject to different rules. If FATCA withholding is imposed, a holder that is not a foreign financial institution generally will be entitled to a refund of any amounts withheld by filing a U.S. federal income tax return (which may entail significant administrative burden). Prospective investors should consult their tax advisors regarding the effects of FATCA on their investment in the notes.

        The discussion in this section "Material U.S. Federal Income Tax Considerations" is for general information only and may not address all tax considerations that may be significant to holders.

Netherlands Tax Considerations

        The following summary outlines the principal Netherlands tax consequences of the acquisition, holding, settlement, redemption and disposal of the notes, but does not purport to be a comprehensive description of all Netherlands tax considerations that may be relevant. For purposes of Netherlands tax law, a holder of notes may include an individual or entity who does not have the legal title of these notes, but to whom nevertheless the notes or the income thereof is attributed based on specific statutory provisions or on the basis of such individual or entity having an interest in the notes or the income thereof. This summary is intended as general information only and each prospective investor should consult a professional tax adviser with respect to the tax consequences of the acquisition, holding, settlement, redemption and disposal of the notes. This summary is based on tax legislation, published case law, treaties, regulations and published policy, in each case as in force as of the date of this prospectus supplement, and does not take into account any developments or amendments thereof after that date whether or not such developments or amendments have retroactive effect.

        This summary does not address the Netherlands corporate and individual income tax consequences for:

  •
  investment institutions (fiscale beleggingsinstellingen);

  •
  pension funds, exempt investment institutions (vrijgestelde beleggingsinstellingen) or other Netherlands tax resident entities that are not subject to or exempt from Netherlands corporate income tax;

  •
  holders of notes holding a substantial interest (aanmerkelijk belang) or deemed substantial interest (fictief aanmerkelijk belang) in BFE and holders of notes of whom a certain related person holds a substantial interest in BFE. Generally speaking, a substantial interest in BFE arises if a person, alone or, where such person is an individual, together with his or her partner (statutory defined term), directly or indirectly, holds or is deemed to hold (i) an interest of 5% or more of the total issued capital of BFE or of 5% or more of the issued capital of a certain class of shares of BFE, (ii) rights to acquire, directly or indirectly, such interest or (iii) certain profit sharing rights in BFE;

  •
  persons to whom the notes and the income from the notes are attributed based on the separated private assets (afgezonderd particulier vermogen) provisions of the Netherlands Income Tax Act 2001 (Wet inkomstenbelasting 2001) or the Netherlands Gift and Inheritance Tax Act 1956 (Successiewet 1956);

  •
  entities which are a resident of Aruba, Curacao or Sint Maarten that have an enterprise which is carried on through a permanent establishment or a permanent representative on Bonaire, Sint Eustatius or Saba and the notes are attributable to such permanent establishment or permanent representative; and

  •
  individuals to whom notes or the income there from are attributable to employment activities which are taxed as employment income in the Netherlands.

        Where this summary refers to the Netherlands, such reference is restricted to the part of the Kingdom of the Netherlands that is situated in Europe and the legislation applicable in that part of the Kingdom.

Withholding Tax

        All payments made by BFE under the notes may be made free of withholding or deduction for any taxes of whatsoever nature imposed, levied, withheld or assessed by the Netherlands or any political subdivision or taxing authority thereof or therein.

Corporate and Individual Income Tax

Residents of the Netherlands

        If a holder of notes is a resident of the Netherlands or deemed to be a resident of the Netherlands for Netherlands corporate income tax purposes and is fully subject to Netherlands corporate income tax or is only subject to Netherlands corporate income tax in respect of an enterprise to which the notes are attributable, income derived from the notes and gains realized upon the redemption, settlement or disposal of the notes are generally taxable in the Netherlands (at up to a maximum rate of 25%).

        If an individual is a resident of the Netherlands or deemed to be a resident of the Netherlands for Netherlands individual income tax purposes, income derived from the notes and gains realized upon the redemption, settlement or disposal of the notes are taxable at the progressive rates (at up to a maximum rate of 52%) under the Netherlands Income Tax Act 2001, if:

  •
  the individual is an entrepreneur (ondernemer) and has an enterprise to which the notes are attributable or the individual has, other than as a shareholder, a co-entitlement to the net worth of an enterprise (medegerechtigde), to which enterprise the notes are attributable; or

  •
  such income or gains qualify as income from miscellaneous activities (resultaat uit overige werkzaamheden), which includes activities with respect to the notes that exceed regular, active portfolio management (normaal, actief vermogensbeheer).

        If neither of the two conditions immediately above applies, an individual that holds the notes, must determine taxable income with regard to the notes on the basis of a deemed return on income from savings and investments (sparen en beleggen), rather than on the basis of income actually received or gains actually realized. With regard to 2016, this deemed return on income from savings and investments is fixed at a percentage of 4% of the individual's yield basis (rendementsgrondslag) at the beginning of the calendar year (1 January), insofar as the individual's yield basis exceeds a certain threshold (heffingvrij vermogen). The individual's yield basis is determined as the fair market value of certain qualifying assets held by the individual less the fair market value of certain qualifying liabilities on 1 January. The fair market value of the notes will be included as an asset in the individual's yield basis. The 4% deemed return on income from savings and investments is taxed at a rate of 30%.

        As of 2017, the percentage to determine the deemed return will be variable and will increase progressively depending on the amount of the yield basis.

Non-residents of the Netherlands

        If a person is neither a resident of the Netherlands nor is deemed to be a resident of the Netherlands for Netherlands corporate or individual income tax purposes, such person is not liable to Netherlands income tax in respect of income derived from the notes and gains realized upon the settlement, redemption or disposal of the notes, unless:

  •
  the person is not an individual and such person (1) has an enterprise that is, in whole or in part, carried on through a permanent establishment or a permanent representative in the Netherlands to which permanent establishment or permanent representative the notes are attributable, or (2) is, other than by way of securities, entitled to a share in the profits of an enterprise or a co-entitlement to the net worth of an enterprise, which is effectively managed in the Netherlands and to which enterprise the notes are attributable. This income is subject to Netherlands corporate income tax at up to a maximum rate of 25%.

  •
  the person is an individual and such individual (1) has an enterprise or an interest in an enterprise that is, in whole or in part, carried on through a permanent establishment or a permanent representative in the Netherlands to which permanent establishment or permanent representative the notes are attributable, or (2) realizes income or gains with respect to the notes that qualify as income from miscellaneous activities in the Netherlands which includes activities with respect to the notes that exceed regular, active portfolio management (normaal, actief vermogensbeheer), or (3) is, other than by way of securities, entitled to a share in the profits of an enterprise which is effectively managed in the Netherlands and to which enterprise the notes are attributable. Income derived from the notes as specified under (1) and (2) is subject to individual income tax at progressive rates up to a maximum rate of 52%. Income derived from a share in the profits of an enterprise as specified under (3) that is not already included under (1) or (2) will be taxed on the basis of a deemed return on income from savings and investments (as described above under "Residents of the Netherlands").

Gift and Inheritance Tax

        Netherlands gift or inheritance taxes will not be levied on the occasion of the transfer of a note by way of gift by, or on the death of, a holder of a note, unless:

  •
  the holder of a note is, or is deemed to be, resident in The Netherlands for the purpose of the relevant provisions; or

  •
  the transfer is construed as an inheritance or gift made by, or on behalf of, a person who, at the time of the gift or death, is or is deemed to be resident in The Netherlands for the purpose of the relevant provisions.

Value Added Tax

        In general, no value added tax will arise in respect of payments in consideration for the issue of the notes or in respect of a cash payment made under the notes, or in respect of a transfer of notes.

Other Taxes and Duties

        No registration tax, customs duty, transfer tax, stamp duty or any other similar documentary tax or duty will be payable in the Netherlands by a holder in respect of or in connection with the subscription, issue, placement, allotment, delivery or transfer of the notes.

UNDERWRITING

        Under the terms and subject to the conditions contained in an underwriting agreement dated the date of this prospectus supplement, BFE has agreed to sell to the underwriters named below, and they have severally agreed to purchase, the respective principal amounts of notes set forth below:

Underwriters	Principal Amount of Notes
BNP Paribas	€
Citigroup Global Markets Limited
J.P. Morgan Securities plc

Total	€

        The underwriting agreement provides that the underwriters are obligated to purchase all of the notes if any are purchased. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of the non-defaulting underwriters may be increased or, in certain circumstances, the offering of the notes may be terminated.

        The underwriters initially propose to offer the notes to the public at the public offering price that appears on the cover page of this prospectus supplement. After the initial offering, the underwriters may change the public offering price and any other selling terms. The underwriters may offer and sell notes through certain of their affiliates. We estimate that our out-of-pocket expenses for this offering, excluding the underwriting discount will be approximately €            .

        The existing notes have been admitted to listing on the ISE for trading on the Global Exchange Market thereof. We will apply to have the notes admitted to listing on the ISE for trading on Global Exchange Market. If such a listing is obtained, we have no obligation to maintain such listing, and we may delist the notes at any time. One or more of the underwriters intend to make a secondary market for the notes. However, they are not obligated to do so and may discontinue making a secondary market for the notes at any time without notice. No assurance can be given as to how liquid the trading market for the notes will be. BFE and Bunge Limited have agreed to indemnify the underwriters against certain liabilities, including certain liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

        In connection with the issue of the notes, J.P. Morgan Securities plc (the "Stabilizing Manager") (or persons acting on behalf of the Stabilizing Manager) may overallot notes or effect transactions with a view to supporting the market price of the notes at a level higher than that which might otherwise prevail. However, there is no assurance that the Stabilizing Manager (or persons acting on behalf of the Stabilizing Manager) will undertake stabilization action. Any stabilization action may begin on or after the date on which adequate public disclosure of the terms of the offer of the notes is made and, if begun, may be ended at any time, but it must end no later than the earlier of 30 days after the issue date of the notes and 60 days after the date of the allotment of the notes. Any stabilization action or overallotment must be conducted by the Stabilizing Manager (or person(s) acting on behalf of the Stabilizing Manager) in accordance with all applicable laws and rules.

        The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the Stabilizing Manager has repurchased notes sold by or for the account of such underwriter in stabilizing or short covering transactions.

        These activities may have the effect of raising or maintaining the market price of the notes or preventing or retarding a decline in the market price of the notes. As a result, the price of the notes may be higher than the price that might otherwise exist in the open market. These transactions, if commenced, may be discontinued at any time and may receive a portion of the net proceeds from this offering in connection described under the "Use of Proceeds."

        Certain of the underwriters and their affiliates have provided in the past to us and our affiliates and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for us and such affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions. In particular, affiliates of certain of the underwriters are lenders under Bunge's credit facilities. As described in "Use of Proceeds," the net proceeds of this offering may be used for the repayment of outstanding indebtedness, which may include indebtedness under Bunge's credit facilities. Accordingly, affiliates of certain of the underwriters, including BNP Paribas, Citigroup Global Markets Limited and J.P. Morgan Securities plc, may receive more than 5% of the net proceeds of the offering, and therefore the offering will be conducted in accordance with FINRA Rule 5121.

        In addition, from time to time, certain of the underwriters and their affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future. If any of the underwriters or their affiliates has a lending relationship with us, certain of these underwriters or their affiliates routinely hedge, and certain other of these underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. A typical hedging strategy would include these underwriters or their affiliates hedging such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

        We expect to deliver the notes against payment for the notes on or about the date specified in the last paragraph of the cover page of this prospectus supplement, which will be the fifth business day following the date of the pricing of the notes. Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes on the date of pricing or the next succeeding business day will be required, by virtue of the fact that the notes initially will settle in T+5, to specify alternative settlement arrangements to prevent a failed settlement.

        Certain of the underwriters are not registered with the U.S. Securities and Exchange Commission as a U.S. registered broker-dealer. To the extent that they intend to effect sales in the United States or to U.S. persons, they will do so only through one or more U.S. registered broker-dealers or otherwise as permitted by applicable U.S. laws and regulations.

European Economic Area

        In relation to each Member State of the European Economic Area, each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive was implemented in that Member State (the "Relevant Implementation Date") it has not made and will not make an offer of notes which are the subject of the offering contemplated by this prospectus supplement to the public in that Member State, except that it may, with effect from and including the Relevant Implementation Date, make an offer of such notes to the public in that Member State:

  •
  to any legal entity which is a qualified investor as defined in the Prospectus Directive;

  •
  to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives for any such offer; or

  •
  in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of notes shall result in a requirement for BFE or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

        This prospectus supplement has been prepared on the basis that any offer of notes in any Member State will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of notes. Accordingly any person making or intending to make an offer in that Member State of notes which are the subject of the offering contemplated in this prospectus supplement may only do so in circumstances in which no obligation arises for us or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive, in each case, in relation to such offer. Neither BFE nor the underwriters have authorized, nor do they authorize, the making of any offer of notes in circumstances in which an obligation arises for us or the underwriters to publish or supplement a prospectus for such offer. Neither BFE nor the underwriters have authorized, nor do they authorize, the making of any offer of notes through any financial intermediary other than offers made by the underwriters, which constitute the final placement of the notes contemplated in this prospectus supplement.

        Each person in a Member State who receives any communication in respect of, or who acquires any notes under, the offers to the public contemplated in this prospectus supplement will be deemed to have represented, warranted and agreed to and with each underwriter and BFE that:

  •
  it is a qualified investor within the meaning of the law in that Member State implementing Article 2(1)(e) of the Prospectus Directive; and

  •
  in the case of any notes acquired by it as a financial intermediary, as that term is used in Article 3(2) of the Prospectus Directive, (i) the notes acquired by it in the offer have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Member State other than qualified investors, as that term is defined in the Prospectus Directive, or in circumstances in which the prior consent of the underwriters has been given to the offer or resale; or (ii) where notes have been acquired by it on behalf of persons in any Member State other than qualified investors, the offer of those notes to it is not treated under the Prospectus Directive as having been made to such persons.

        For the purpose of this provision, the expression an "offer of notes to the public" in relation to any notes in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, and the expression "Prospectus Directive" means Directive 2003/71/EC (as amended) and includes any relevant implementing measure in each Member State.

        The above selling restriction is in addition to any other selling restriction set out below.

United Kingdom

        This prospectus supplement is for distribution only to persons who (i) have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the "Financial Promotion Order"), (ii) are persons falling within Article 49(2)(a) to (d) ("high net worth companies, unincorporated associations etc.") of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 ("FSMA")) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as "relevant persons"). This prospectus supplement is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus supplement relates is available only to relevant persons and will be engaged in only with relevant persons.

Canada

        The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

        Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser's province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province or territory for particulars of these rights or consult with a legal advisor.

        Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts ("NI 33-105"), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Hong Kong

        The notes may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a "prospectus" within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Japan

        The securities have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law) and each underwriter has agreed that it will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Singapore

        This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the "SFA"), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA. Where the notes are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries' rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the notes under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

LEGAL MATTERS

        The validity of the notes and the guarantee will be passed upon for BFE and Bunge Limited by Reed Smith LLP, New York, New York. Certain other legal matters will be passed upon for BFE and Bunge Limited by Shearman & Sterling LLP, New York, New York and Allen & Overy LLP, Amsterdam, the Netherlands. Certain legal matters relating to Bermuda law will be passed upon for Bunge Limited by Conyers Dill & Pearman Limited, Hamilton, Bermuda. David W.P. Cooke, a director of Conyers Dill & Pearman Limited, serves as an assistant secretary of Bunge Limited. Certain legal matters will be passed upon for the underwriters by Davis Polk & Wardwell LLP, New York, New York.

EXPERTS

        The consolidated financial statements and the related financial statement schedule incorporated in this prospectus supplement and the accompanying prospectus by reference from Bunge Limited's Annual Report on Form 10-K for the year ended December 31, 2015, and the effectiveness of Bunge Limited's internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference (which report expresses an adverse opinion on the effectiveness of the Company's internal control over financial reporting because of a material weakness). Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the reporting requirements of the Exchange Act and, accordingly, we file annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy and information statements and other information with the SEC. We have filed a registration statement on Form S-3 with the SEC regarding this offering. The registration statement of which this prospectus supplement and the accompanying prospectus is a part contains additional important information about us. We are permitted to omit from this prospectus supplement and the accompanying prospectus certain information that is included in the registration statement of which this prospectus supplement and the accompanying prospectus forms a part. You should refer to the registration statement and its exhibits to read that information.

        You may read any document that we file with the SEC, including the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. In addition, you may access our SEC filings through the SEC's website at www.sec.gov, and our website, www.bunge.com. Information contained in or connected to our website is not part of this prospectus supplement or the accompanying prospectus. Copies of reports and other information may also be inspected in the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        We are incorporating by reference into this prospectus certain documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. Any information incorporated by reference is considered part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We are incorporating by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the U.S. Securities Exchange Act of 1934, as amended, other than any documents or portions thereof that are considered to be furnished rather than filed under SEC rules, until the termination of the offering of the securities. The documents incorporated herein by reference are:

  •
  Our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed on February 25, 2016, including portions of the proxy statement for our 2016 annual meeting of shareholders (filed April 15, 2016) to the extent specifically incorporated by reference therein;

  •
  Our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2016, filed on April 28, 2016, June 30, 2016, filed on July 28, 2016 and September 30, 2016 filed on November 2, 2016; and

  •
  Our Current Reports on Form 8-K filed on February 25, 2016, May 19, 2016, May 26, 2016, May 27, 2016, June 17, 2016, August 15, 2016 and August 29, 2016.

        We will provide, without charge, to any person who receives a copy of this prospectus supplement and the accompanying prospectus, upon such recipient's written or oral request, a copy of any document this prospectus supplement incorporates by reference, other than exhibits to such incorporated documents, unless such exhibits are specifically incorporated by reference in such incorporated document. Requests should be directed to:

Bunge Limited
50 Main Street
White Plains, New York 10606
Attention: Investor Relations
(914) 684-2800

        Except as provided above, no other information, including, but not limited to, information on our website is incorporated by reference in this prospectus supplement or the accompanying prospectus.

PROSPECTUS

Common Shares and Preference Shares of
BUNGE LIMITED

Debt Securities of
BUNGE LIMITED FINANCE CORP.
and
BUNGE FINANCE EUROPE B.V.
fully, unconditionally and irrevocably guaranteed by Bunge Limited

        Bunge Limited may offer from time to time common shares or preference shares.

        Bunge Limited Finance Corp. and Bunge Finance Europe B.V. may offer from time to time debt securities, which will be fully, unconditionally and irrevocably guaranteed by Bunge Limited.

        This prospectus provides you with a general description of the common shares and preference shares of Bunge Limited. The common shares may be offered directly or may be issued upon the exercise, conversion or exchange of, or as dividends or bonus issues on, as the case may be, the preference shares offered hereby and the debt securities of each of Bunge Limited Finance Corp. and Bunge Finance Europe B.V. The specific terms of the offered securities will be described in a prospectus supplement or other offering material, which may add to or update the information in this prospectus.

        For a discussion of certain factors that you should consider before investing in the offered securities, see "Risk Factors" in our periodic reports filed with the Securities and Exchange Commission or in the applicable prospectus supplement or other offering material.

        You should read this prospectus and the applicable prospectus supplement or other offering material carefully before you invest. We will not use this prospectus to confirm sales of any securities unless it is attached to a prospectus supplement.

        The offered securities may be offered in amounts, at prices and on terms determined by market conditions at the time of the offering. The issuer may sell the offered securities through agents it selects or through underwriters and dealers it selects. If the issuer uses agents, underwriters or dealers to sell the offered securities, it will name them and describe their compensation in a prospectus supplement or other offering material.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 6, 2016.

        We have not authorized any other person to provide you with any information or to make any representation that is different from, or in addition to, the information and representations contained in this prospectus and any prospectus supplement or in any of the documents that are incorporated by reference in this prospectus or in any prospectus supplement or other offering material. We do not take any responsibility for, and can provide no assurance as to reliability of, any information that others may give you. You should assume that the information appearing in this prospectus and any prospectus supplement, as well as the information contained in any document incorporated by reference, is accurate as of the date of each such document only, unless the information specifically indicates that another date applies.

        The distribution of this prospectus may be restricted by law in certain jurisdictions. You should inform yourself about and observe any of these restrictions. This prospectus does not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which the offer or solicitation is not authorized, or in which the person making the offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make the offer or solicitation.

        Unless the context otherwise requires, the terms "Bunge," "Bunge Limited," "we," "us" and "our" mean, unless otherwise indicated, Bunge Limited and its consolidated subsidiaries.

        Consent under the Exchange Control Act 1972 (and its related regulations) has been obtained from the Bermuda Monetary Authority for the issue and transfer of the common shares and preference shares of Bunge Limited to and between non-residents of Bermuda for exchange control purposes provided our shares remain listed on an appointed stock exchange, which includes the New York Stock Exchange. In granting such consent, the Bermuda Monetary Authority does not accept any responsibility for our financial soundness or the correctness of any of the statements made or opinions expressed in this prospectus.

i

FORWARD-LOOKING STATEMENTS

        This prospectus and the documents incorporated by reference into this prospectus include forward-looking statements that are intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. These statements include our current expectations and projections about our future results, performance, prospects and opportunities. We have tried to identify these forward-looking statements by using words including "may," "will," "should," "could," "expect," "anticipate," "believe," "plan," "intend," "estimate," "continue" and similar expressions. These forward-looking statements are subject to a number of risks, uncertainties and other factors that could cause our actual results, performance, prospects or opportunities, as well as those of the markets we serve or intend to serve, to differ materially from those expressed in, or implied by, these forward-looking statements. These factors include the risks, uncertainties, trends and other factors discussed under the heading "Risk Factors" and elsewhere in our periodic reports filed with the Securities and Exchange Commission or in the applicable prospectus supplement or other offering material. Examples of forward-looking statements include all statements that are not historical in nature, including statements regarding:

  •
  changes in governmental policies and laws affecting our business, including agricultural and trade policies, environmental regulations, as well as tax regulations and biofuels legislation;

  •
  our funding needs and financing sources;

  •
  changes in foreign exchange policy or rates;

  •
  the outcome of pending regulatory and legal proceedings;

  •
  our ability to complete, integrate and benefit from acquisitions, divestitures, joint ventures and strategic alliances;

  •
  our ability to achieve the efficiencies, savings and other benefits anticipated from our cost reduction, margin improvement, operational excellence and other business optimization initiatives;

  •
  industry conditions, including fluctuations in supply, demand and prices for agricultural commodities and other raw materials and products that we sell and use in our business, fluctuations in energy and freight costs and competitive developments in our industries;

  •
  weather conditions and the impact of crop and animal disease on our business;

  •
  global and regional agricultural, economic, financial and commodities market, political, social and health conditions;

  •
  operational risks, including industrial accidents and natural disasters; and

  •
  other factors affecting our business generally.

        In light of these risks, uncertainties and assumptions, you should not place undue reliance on any forward-looking statements contained in this prospectus, any prospectus supplement, any other offering material or in any document incorporated by reference herein or therein. Additional risks that we may currently deem immaterial or that are not presently known to us could also cause the forward-looking events discussed in this prospectus, any accompanying prospectus supplement, any other offering material or any document incorporated by reference herein or therein not to occur. Except as otherwise required by applicable securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason after the date of this prospectus.

 ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that Bunge Limited, Bunge Limited Finance Corp. and Bunge Finance Europe B.V. have filed with the Securities and Exchange Commission, referred to as the Commission or the SEC in this prospectus, using a "shelf" registration process. Under this shelf registration process, Bunge Limited may, from time to time, sell common shares and/or preference shares described in the prospectus, in one or more offerings and Bunge Limited Finance Corp. or Bunge Finance Europe B.V. may, from time to time, separately or jointly, sell debt securities guaranteed by Bunge Limited as described in the prospectus, in one or more offerings. The common shares and preference shares of Bunge Limited and the debt securities of Bunge Limited Finance Corp. and Bunge Finance Europe B.V. are collectively referred to as "offered securities" and each of Bunge Limited, Bunge Limited Finance Corp. and Bunge Finance Europe B.V. is referred to as a "Registrant," and collectively as "Registrants," in this prospectus. This prospectus provides you with a general description of the offered securities the Registrants may offer. Each time a Registrant sells offered securities, it may provide a prospectus supplement, or more than one prospectus supplement, that will contain specific information about the terms of the offered securities. Each prospectus supplement may also add to, update or change the information contained or incorporated by reference in this prospectus. To the extent that any statement a Registrant makes in a prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in the prospectus supplement. You should read both this prospectus and any applicable prospectus supplement or other offering material together with the information described under the heading "Where You Can Find More Information."

WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the informational reporting requirements of the Exchange Act of 1934, as amended (the "Exchange Act") and accordingly we file annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy and information statements and other information with the SEC.

        Neither Bunge Limited Finance Corp. nor Bunge Finance Europe B.V. is required under the Exchange Act to file annual, quarterly and current reports, proxy statements and other information with the SEC. Accordingly, Bunge Limited Finance Corp. and Bunge Finance Europe B.V. do not, and will not, file separate financial statements with the SEC. The financial condition, results of operations and cash flows of Bunge Limited Finance Corp. and Bunge Finance Europe B.V. are consolidated into our financial statements.

        You may read any document we file with the SEC, including the documents incorporated by reference into this prospectus, at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. In addition, you may access our SEC filings through the SEC's website at www.sec.gov, and our website, www.bunge.com. Information contained in or connected to our website is not part of this prospectus. Copies of reports and other information may also be inspected in the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        We are incorporating by reference into this prospectus certain documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. Any information incorporated by reference is considered part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We are incorporating by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the U.S. Securities Exchange Act of 1934, as amended, other than any documents or portions thereof that are considered to be furnished rather than filed under SEC rules, until the termination of the offering of the securities. The documents incorporated herein by reference are:

  •
  Our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed on February 25, 2016;

  •
  Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2016, filed on April 28, 2016;

  •
  Our Definitive Proxy Statement on Schedule 14A, filed on April 15, 2016 (solely those portions that were incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2015); and

  •
  Our Current Reports on Form 8-K filed on February 11, 2016, February 25, 2016 and April 28, 2016.

        We will provide, without charge, to any person who receives a copy of this prospectus, upon such recipient's written or oral request, a copy of any document this prospectus incorporates by reference, other than exhibits to such incorporated documents, unless such exhibits are specifically incorporated by reference in such incorporated document. Requests should be directed to:

Bunge Limited
50 Main Street
White Plains, New York 10606
Attention: Investor Relations
(914) 684-2800

        Except as provided above, no other information, including, but not limited to, information on our website, is incorporated by reference in this prospectus.

BUNGE LIMITED

Overview

        We are a leading global agribusiness and food company with integrated operations that stretch from the farm field to consumer foods. We believe we are a leading:

  •
  global oilseed processor and producer of vegetable oils and protein meals, based on processing capacity;

  •
  global grain processor;

  •
  seller of packaged vegetable oils worldwide, based on sales;

  •
  producer and seller of wheat flours and bakery mixes, dry milled corn products and milled rice products in North and South America based on volume; and

  •
  producer of sugar and ethanol in Brazil and global trader and merchandiser of sugar, based on volume.

        We conduct our operations in five segments: Agribusiness, Edible Oil Products, Milling Products, Sugar and Bioenergy and Fertilizer. We refer to the Edible Oil and Milling Products segments collectively as our Food and Ingredients businesses. Our strategy is to profitably grow our position in our core Agribusiness grain and oilseed value chains, capitalizing on our key origination, logistics, processing and risk management competencies while pursuing operational excellence. We also are focused on growing our value added Food & Ingredients businesses so that over time they represent a more significant percentage of our earnings.

        Our Agribusiness segment is an integrated, global business principally involved in the purchase, storage, transport, processing and sale of agricultural commodities and commodity products. Our Agribusiness operations and assets are located in North and South America, Europe and Asia-Pacific, and we have merchandising and distribution offices throughout the world.

        Our Food and Ingredients businesses, which consist of two reportable business segments: Edible Oil Products and Milling Products, include businesses that produce and sell edible oil based products, including vegetable oils, shortenings, margarines and mayonnaise and milled grain products such as wheat flours, bakery mixes, corn-based products and rice. The operations and assets of our Edible Oil Products segment are located in North and South America, Europe and Asia-Pacific and the operations and assets of our Milling Products segment are located in North and South America.

        Our Sugar and Bioenergy segment produces and sells sugar and ethanol derived from sugarcane, as well as energy derived from the sugar and ethanol production process, through our operations in Brazil. Our operations in this segment also include global trading and merchandising of sugar and ethanol.

        Our Fertilizer segment is involved in producing, blending and distributing fertilizer products for the agricultural industry in South America, with production and blending assets and operations in Argentina and port facilities in Brazil and Argentina.

        Bunge Limited is a holding company and substantially all of its operations are conducted through subsidiaries. Bunge Limited is an exempted company incorporated under the laws of Bermuda. Bunge Limited's principal executive office and corporate headquarters is at 50 Main Street, White Plains, New York 10606, and its telephone number is (914) 684-2800. Bunge Limited's registered office is located at 2 Church Street, Hamilton, HM 11, Bermuda.

 BUNGE LIMITED FINANCE CORP.

        Bunge Limited Finance Corp. is an indirect, 100% owned subsidiary of Bunge Limited and was formed for the sole purpose of issuing debt of Bunge, other than commercial paper, primarily in the U.S. markets, and investing the proceeds of the issuances in a master trust structure that Bunge created to centralize its financing operations. The master trust, in turn, acquires loans made to Bunge Limited and certain of its subsidiaries with the proceeds from debt incurred by Bunge through Bunge Limited Finance Corp. and other finance subsidiaries. Bunge Limited Finance Corp.'s only assets are a trust certificate entitling it to a fractional undivided interest in a pool of intercompany loans held by the Bunge master trust structure and related hedging agreements. Among other things, the master trust structure is intended to allow creditors of Bunge Limited Finance Corp., including holders of the debt securities issued by Bunge Limited Finance Corp., to have the benefit of claims in respect of Bunge's subsidiaries which are equal in right of payment to indebtedness owed or payable to other creditors of these subsidiaries. See "Description of Master Trust Structure" for a discussion of the Bunge master trust structure and the assets it holds. Bunge Limited Finance Corp. is incorporated under the laws of the State of Delaware.

        Bunge Limited Finance Corp. has its principal executive offices and corporate headquarters at 50 Main Street, White Plains, New York 10606, and its telephone number is (914) 684-2800.

BUNGE FINANCE EUROPE B.V.

        Bunge Finance Europe B.V. is an indirect, 100% owned subsidiary of Bunge Limited and was formed for the sole purpose of issuing debt of Bunge, other than commercial paper, primarily in European markets, and investing the proceeds of the issuances in a master trust structure that Bunge created to centralize its financing operations. The master trust, in turn, acquires loans made to Bunge Limited and certain of its subsidiaries with the proceeds from debt incurred by Bunge through Bunge Finance Europe B.V. and other finance subsidiaries. Bunge Finance Europe B.V.'s only assets are a trust certificate entitling it to a fractional undivided interest in a pool of intercompany loans held by the Bunge master trust structure and related hedging agreements. Among other things, the master trust structure is intended to allow creditors of Bunge Finance Europe B.V., including holders of the debt securities issued by Bunge Finance Europe B.V., to have the benefit of claims in respect of Bunge's subsidiaries which are equal in right of payment to indebtedness owed or payable to other creditors of these subsidiaries. See "Description of Master Trust Structure" for a discussion of the Bunge master trust structure and the assets it holds. Bunge Finance Europe B.V. is incorporated under the laws of the Netherlands.

        Bunge Finance Europe B.V. has its principal executive offices and corporate headquarters at 11720 Borman Drive, St. Louis, Missouri 63146, and its telephone number is (314) 292-2000.

 USE OF PROCEEDS

        Except as may be described otherwise in a prospectus supplement or other offering material, the Registrants will use the net proceeds from the sale of common shares, preference shares or debt securities under this prospectus for working capital and other general corporate purposes, which may include, among other things, funding acquisitions and/or reducing indebtedness.

RATIO OF EARNINGS TO FIXED CHARGES
AND PREFERENCE SHARE DIVIDENDS

        The ratio of earnings to fixed charges and preference share dividends for Bunge are set forth below for each year in the five-year period ended December 31, 2015 and for the three-month period ended March 31, 2016.

        For purposes of computing the following ratios, earnings are defined as income from operations before income tax plus fixed charges and amortization of capitalized interest less capitalized interest and preference share dividend requirements. Fixed charges consist of interest expense (capitalized and expensed), amortization of deferred debt issuance costs, portion of rental expense that is representative of the interest factor and preference share dividend requirements.

	For the three months ended March 31, 2016
		Year Ended December 31,
		2015	2014	2013	2012	2011
Ratio of earnings to fixed charges and preference share dividends	4.0x	3.6x	2.44x	2.86x	1.86x	3.32x

DESCRIPTION OF SHARE CAPITAL

        The following description of our share capital briefly summarizes certain provisions of our memorandum of association, our bye-laws and applicable provisions of Bermuda law that would be important to holders of our common shares and preference shares. The following description may not be complete, may be supplemented in prospectus supplements and/or other offering material and is subject to, and qualified in its entirety by reference to, the terms and provisions of our memorandum of association and bye-laws that are exhibits to the registration statement that contains this prospectus. Prospective investors are urged to read the exhibits for a complete understanding of our memorandum of association and bye-laws.

Share Capital

        Our authorized share capital consists of 400,000,000 common shares, par value $0.01 per share, 6,900,000 4.875% cumulative convertible perpetual preference shares, par value $0.01 per share, 862,500 5.125% cumulative mandatory convertible preference shares, par value $0.01 per share and 13,237,500 undesignated preference shares, par value $0.01 per share. As of March 31, 2016, we had 139,703,904 common shares issued and outstanding. Further 6,900,000 4.875% cumulative convertible perpetual preference shares were issued and outstanding and no issued and outstanding 5.125% cumulative mandatory convertible preference shares as of March 31, 2016. All of our issued and outstanding shares are fully paid. Our common shares are traded on the New York Stock Exchange under the symbol "BG."

        Pursuant to our bye-laws, and subject to the requirements of any stock exchange on which our shares are listed, our board of directors is authorized to issue any of our authorized but unissued shares. Pursuant to NYSE requirements, subject to certain exceptions, including public offers for cash, any issuance of common shares or securities convertible into common shares in excess of 20% of the voting power or number of the common shares outstanding before such issuance requires shareholder approval. There are no limitations on the right of non-Bermudians or non-residents of Bermuda to hold or vote our shares.

Common Shares

        Holders of common shares have no pre-emptive, redemption, conversion or sinking fund rights. Holders of common shares are entitled to one vote per share on all matters submitted to a vote of holders of common shares. Unless a different majority is required by law or by our bye-laws, resolutions to be approved by holders of common shares require approval by a simple majority of votes cast at a meeting at which a quorum is present.

        In the event of our liquidation, dissolution or winding-up, the holders of common shares are entitled to share equally and ratably in our assets, if any, remaining after the payment of all of our debts and liabilities, subject to any liquidation preference on any outstanding preference shares.

Preference Shares

        Pursuant to Bermuda law and our bye-laws, our board of directors by resolution may establish one or more series of preference shares having such number of shares, designations, dividend rates, relative voting rights, conversion or exchange rights, redemption rights, liquidation rights and other relative participation, optional or other special rights, qualifications, limitations or restrictions as may be fixed by the board without any further shareholder approval. Such rights, preferences, powers and limitations as may be established could also have the effect of discouraging an attempt to obtain control of us.

        Our board of directors has designated 6,900,000 preference shares as 4.875% cumulative convertible perpetual preference shares, par value $0.01 per share. The terms of our issued and outstanding 4.875% cumulative convertible perpetual preference shares are described in the certificate of designation filed as an exhibit to this registration statement that contains this prospectus. See "Where You Can Find More Information."

        A Prospectus Supplement Will Describe the Specific Terms of a Series of Preference Shares.    If we decide to issue preference shares, our board of directors will determine the financial and other specific terms of the series under a certificate of designation, which we will describe in a prospectus supplement accompanying this prospectus and in other offering material. Those terms may vary from the general terms described below. If there are differences between the prospectus supplement for a series and this prospectus, the prospectus supplement will control.

        Without limitation, the preference shares may be convertible into, or exchangeable for, common shares or shares of any other class or series of shares, if our board of directors so determines.

        The prospectus supplement and other offering material relating to a particular series of preference shares will contain a description of the specific terms of that series as fixed by our board of directors, including, as applicable:

  •
  the offering price at which we will issue the preference shares;

  •
  the title, designation of number of preference shares and par value of the preference shares;

  •
  if our board of directors decides to pay dividends on a series of preference shares, the dividend rate, form of payment or method of calculation, the payment dates for dividends and the place or places where the dividends will be paid, whether (and if so, on what terms and conditions) dividends will be cumulative, and, if cumulative, the dates from which dividends will begin to accumulate and whether unpaid dividends will compound or accrue interest;

  •
  any conversion or exchange rights and, if so, the terms and conditions on which those preference shares may be converted or exchanged;

  •
  whether the preference shares will be subject to redemption (either at our option or at the option of their holders) and the redemption price and other terms and conditions relative to the redemption rights;

  •
  any liquidation rights or amounts payable in preference of shares of any other class or series in the event of our voluntary or involuntary liquidation, dissolution or winding-up, and whether the preference shares will be entitled to participate generally in distributions on the common shares under those circumstances;

  •
  any sinking fund provisions with respect to the redemption or purchase of the preference shares;

  •
  any voting rights in addition to the voting rights provided by Bermuda law and, if so, the terms and extent of those voting rights;

  •
  a discussion of U.S. federal income tax considerations applicable to a specific series of preference shares; and

  •
  any other relative rights, powers, preferences, privileges, limitations and restrictions that are not inconsistent with our bye-laws, including whether the preference shares are subject to mandatory or optional remarketing or other mandatory or optional resale provisions, and, if applicable, the date or period during which a resale may occur, any conditions to the resale and any right of a holder to substitute securities for the preference shares subject to resale.

        Dividends.    Holders of a series of preference shares will be entitled to receive dividends only when, as and if declared by our board of directors from funds available for payment of dividends under Bermuda law. The rates and dates of payment of dividends, if any, will be set forth in the applicable certificate of designation relating to each series of preference shares. Dividends will be payable to holders of record of preference shares as they appear in our register of members on the record dates fixed by the board of directors. Dividends on any series of preference shares may be cumulative or noncumulative. Under Bermuda law, we may not declare or pay a dividend if there are reasonable grounds for believing that we are, or would after the payment be, unable to pay our liabilities as they become due, or the realizable value of our assets would thereby be less than our liabilities. See "—General Provisions Applicable to Our Share Capital—Dividend Rights" for more information.

        Voting Rights; Transfer Restrictions.    The holders of a series of preference shares will have voting rights as set out in the applicable certificate of designation, and any such voting rights will be subject to limitations on voting rights as set out in the applicable certificate of designation. In addition, any transfer restrictions applicable to a series of preference shares will also be described in the applicable offering document.

        Liquidation Preferences.    In the event of our voluntary or involuntary liquidation, dissolution or winding-up, holders of each series of our preference shares will have the rights as set out in the applicable certificate of designation to receive distributions upon liquidation in the amount specified, plus an amount equal to any accrued and unpaid dividends. These distributions will be made before any distribution is made on our common shares or on any securities ranking junior to the preference shares upon liquidation, dissolution or winding-up.

        Redemption.    If so specified in the applicable certificate of designation, a series of preference shares may be redeemable at any time, in whole or in part, at our option or the holder's option and may be mandatorily redeemed. Any restriction on the repurchase or redemption by us of our preference shares while we are in arrears in the payment of dividends will be described in the applicable offering document.

        Unless we default in the payment of the redemption price, dividends, if applicable, will cease to accrue after the redemption date on preference shares called for redemption and all rights of holders of these shares will terminate except for the right to receive the redemption price.

        Conversion or Exchange Rights.    The certificate of designation relating to any series of preference shares that is convertible, exercisable or exchangeable will state the terms on which shares of that Series are convertible into or exercisable or exchangeable for common shares, another series of our preference shares or any other securities registered pursuant to the registration statement of which this prospectus forms a part, or for securities of any third party.

        See also "—General Provisions Applicable to Our Share Capital" for additional information.

General Provisions Applicable to Our Share Capital

        Dividend Rights.    Under Bermuda law, a company's board of directors may not declare or pay dividends if there are reasonable grounds for believing that the company is, or would after the payment be, unable to pay its liabilities as they become due or that the realizable value of its assets would thereby be less than its liabilities. Under our bye-laws, each common share is entitled to dividends if, as and when dividends are declared by our board of directors, subject to any preference dividend right of the holders of any preference shares. There are no restrictions on our ability to transfer funds (other than funds denominated in Bermuda dollars) in or out of Bermuda or to pay dividends to U.S. residents who are holders of our common shares or preference shares.

        Variation of Rights.    If at any time we have more than one class of shares, the rights attaching to any class, unless otherwise provided for by the terms of issue of the relevant class, may be varied either: (1) with the consent in writing of the holders of 75% of the issued shares of that class; or (2) with the sanction of a resolution passed by a majority of the votes cast at a general meeting of the relevant class of shareholders at which a quorum shall be two or more persons holding or representing by proxy one-third of the issued shares of the class. Our bye-laws specify that the creation or issue of shares ranking equally with existing shares will not, unless expressly provided by the terms of issue of existing shares, vary the rights attached to existing shares. In addition, the creation or issue of preference shares ranking senior to common shares will not be deemed to vary the rights attached to common shares.

        Transfer of Shares.    Our board of directors may, in its absolute discretion and without assigning any reason, refuse to register the transfer of a share that is not fully paid. Our board of directors may also refuse to recognize an instrument of transfer of a share unless it is accompanied by the relevant share certificate and such other evidence of the transferor's right to make the transfer as our board of directors shall reasonably require. Subject to these restrictions, a holder of common shares or preference shares may transfer the title to all or any of his common shares or his preference shares by completing a form of transfer in the form set out in our bye-laws (or as near thereto as circumstances admit) or in such other form as the board may accept. The instrument of transfer must be signed by the transferor and transferee, although, in the case of a fully paid share, our board of directors may accept the instrument signed only by the transferor. The board may also accept mechanically executed transfers. Share transfers may also be effected through our transfer agent and may be made electronically.

        Meetings of Shareholders.    Under Bermuda law, a company is required to convene at least one general meeting of shareholders each calendar year, unless the company in general meeting has elected to dispense with the holding of annual general meetings. Bermuda law provides that a special general meeting of shareholders may be called by the board of directors of a company and must be called upon the request of shareholders holding not less than 10% of the paid-up capital of the company carrying the right to vote at general meetings of the company. Our bye-laws provide that either the chairman or our board of directors may convene an annual general meeting or a special general meeting. Bermuda law also requires that shareholders be given at least five days' advance notice of a general meeting; however, our bye-laws provide that the accidental omission to give notice to any person does not invalidate the proceedings at a meeting. Under our bye-laws, at least twenty-one days' notice of an annual general meeting or a special general meeting must be given to each shareholder entitled to vote at such meeting. This notice requirement is subject to the ability to hold such meetings on shorter notice if such notice is agreed: (i) in the case of an annual general meeting, by all of the shareholders entitled to attend and vote at such meeting; or (ii) in the case of a special general meeting, by a majority in number of the shareholders entitled to attend and vote at the meeting holding not less than 95% in nominal value of the shares entitled to attend and vote at such meeting. The quorum required for a general meeting of shareholders is two or more persons present in person at the start of the meeting and representing in person or by proxy in excess of 50% of the paid-up share capital carrying the right to vote.

        Any shareholder who wishes to propose business that may properly be moved by a shareholder at a general meeting (other than nomination of persons for election as directors) must give notice to us in writing in accordance with our bye-laws. The notice must be given not later than 120 days before the first anniversary of the date on which our proxy statement was distributed to shareholders in connection with our prior year's annual general meeting. If we did not hold an annual general meeting in the prior year or if the date of the annual general meeting has been changed by more than 30 days from the date contemplated in the prior year's proxy statement, the notice must be given before the later of 150 days prior to the contemplated date of the annual general meeting and the date which is ten days after the date of the first public announcement or other notification of the actual date of the annual general meeting. In the case of business to be proposed at a special general meeting, such notice must be given before the later of 120 days before the date of the special general meeting and the date which is ten days after the date of the first public announcement or other notification of the date of the special general meeting. The notice must include the matters set out in our bye-laws.

        Access to Books and Records and Dissemination of Information.    Members of the general public have the right to inspect the public documents of a company available at the office of the Registrar of Companies in Bermuda. These documents include the company's memorandum of association, including its objects and powers, and certain alterations to its memorandum of association. The shareholders have the additional right to inspect the bye-laws of the company, minutes of general meetings and the company's audited financial statements, which must be laid before each annual general meeting. The register of shareholders of a company is also open to inspection by shareholders and by members of the general public without charge. The register of shareholders is required to be open for inspection for not less than two hours in any business day (subject to the ability of a company to close the register of shareholders for not more than thirty days in a year). A company is required to maintain its share register in Bermuda but may, subject to the provisions of the Companies Act 1981 of Bermuda (the "Companies Act"), establish a branch register outside Bermuda. A company is required to keep at its registered office a register of directors and officers that is open for inspection by members of the public without charge for not less than two hours in any business day. Bermuda law does not, however, provide a general right for shareholders to inspect or obtain copies of any other corporate records.

        Election and Removal of Directors.    Our bye-laws provide that our board may consist of between seven and 15 directors, the actual number to be determined by the board from time to time. Our board of directors currently consists of eleven directors. No more than two of our directors may be employed by us or by any other entity in our group. Our board is divided into three classes that are, as nearly as possible, of equal size. Each class of directors is elected for a three-year term of office, but the terms are staggered so that the term of only one class of directors expires at each annual general meeting. There is also no requirement in our bye-laws or Bermuda law that our directors must retire at a certain age. However, our Corporate Governance Guidelines provide that no director having attained the age of 70 shall be nominated for re-election or reappointment to our board.

        Only persons who are nominated in accordance with our bye-laws are eligible for election as directors. Any shareholder who wishes to nominate a person for election as a director must give notice to us in writing in accordance with our bye-laws. The notice must be given not later than 120 days before the first anniversary of the date on which our proxy statement was distributed to shareholders in connection with our prior year's annual general meeting. If we did not hold an annual general meeting in the prior year or if the date of the annual general meeting has been changed by more than 30 days from the date contemplated in the prior year's proxy statement, the notice must be given before the later of 150 days prior to the contemplated date of the annual general meeting and the date which is ten days after the date of the first public announcement or other notification of the actual date of the annual general meeting. In the case of any notice of a nomination of a person by a shareholder for election as a director at a special general meeting, such notice must be given before the later of 120 days before the date of the special general meeting and the date which is ten days after the date of the first public announcement or other notification of the date of the special general meeting. The notice must include the information set out in our bye-laws and, in addition, we may require any nominee to furnish such other information as we may reasonably require to determine the eligibility of such nominee to serve as a director.

        A director may be removed for cause by a majority of shareholder votes cast at a meeting at which a quorum is present, provided notice is given to the director of the shareholders' meeting convened to remove the director. A director may be removed without cause upon the affirmative vote of at least 66% of all votes attaching to all shares then in issue entitling the holder to attend and vote on the resolution, provided notice is given to the director of the shareholders' meeting convened to remove the director. The notice must contain a statement of the intention to remove the director and, if the removal is for cause, a summary of the facts justifying the removal and must be served on the director not less than fourteen days before the meeting. The director is entitled to attend the meeting and be heard on the motion for his removal.

        Our board of directors can fill any vacancy occurring as a result of the removal, resignation, insolvency, death or incapacity of a director. Our board of directors also can appoint persons to fill any newly created directorships, provided that such appointment requires the affirmative vote of not less than 66% of the directors then in office.

        Proceedings of Board of Directors.    Our bye-laws provide that our business is to be managed and conducted by our board of directors. Bermuda law requires that our directors be individuals. There is no requirement in our bye-laws or Bermuda law that directors hold any of our shares.

        The remuneration of our directors is determined by our board of directors. Our directors may also be paid all travel, hotel and other expenses properly incurred by them in connection with our business or their duties as directors.

        Provided a director discloses a direct or indirect interest in any contract or arrangement with us as required by Bermuda law, such director is entitled to vote in respect of any such contract or arrangement in which he or she is interested, unless he or she is disqualified from voting by the chairman of the relevant board meeting. Under Bermuda law, a director (including the spouse or children of the director or any company of which such director, spouse or children own or control more than 20% of the capital or loan debt) cannot borrow from us (except loans made to directors who are bona fide employees or former employees pursuant to an employees' share scheme), unless shareholders holding 90% of the total voting rights have consented to the loan.

        Waiver of Claims by Shareholders; Indemnification of Directors and Officers.    Our bye-laws contain a provision by virtue of which our shareholders waive any claim or right of action that they have, both individually and on our behalf, against any director or officer in relation to any action or failure to take action by such director or officer, except in respect of any fraud or dishonesty of such director or officer. We have been advised by the SEC that, in the opinion of the SEC, the operation of this provision as a waiver of the right to sue for violations of federal securities laws would likely be unenforceable in U.S. courts. Our bye-laws also indemnify our directors and officers and any person appointed to a committee by our board of directors in respect of their actions and omissions in relation to any of the affairs of Bunge Limited, except in respect of their fraud or dishonesty.

        Merger, Amalgamations and Business Combinations.    The merger or amalgamation of a Bermuda company with another company or corporation (other than certain affiliated companies) requires the merger or amalgamation agreement to be approved by the company's board of directors and by its shareholders. Such shareholder approval, unless the bye-laws otherwise provide, requires 75% of the shareholders voting at such meeting in respect of which the quorum shall be two persons at least holding or representing by proxy more than one-third of the issued shares of the company. Our bye-laws provide that a merger or amalgamation (other than with certain affiliated companies) that has been approved by our board must only be approved by a majority of the votes cast at a general meeting of our shareholders at which the quorum shall be two or more persons representing in person or by proxy more than one-half of the paid-up share capital carrying the right to vote. Any merger, amalgamation or other business combination (as defined in our bye-laws) not approved by our board must be approved by the holders of not less than 66% of all votes attaching to all shares then in issue entitling the holder to attend and vote on the resolution.

        Amendment of Memorandum of Association and Bye-Laws.    Bermuda law provides that the memorandum of association of a company may be amended by a resolution passed at a general meeting of shareholders of which due notice has been given. Our bye-laws provide that no bye-law shall be rescinded, altered or amended, and no new bye-law shall be made, unless it shall have been approved by a resolution of our board of directors and by a resolution of the shareholders. In the case of the bye-laws relating to number and tenure of directors, approval of business combinations and amendment of bye-law provisions, the required resolutions must include the affirmative vote of at least 66% of our directors then in office and of at least 66% percent of all votes attaching to all shares then in issue entitling the holder to attend and vote on the resolution, and, in the case of the bye-law relating to the removal of directors, the requisite affirmative votes are a simple majority of the directors then in office and at least 66% of all votes attaching to all shares then in issue entitling the holder to attend and vote on the resolution, and, in the case of the bye-laws relating to the issuance of shares or other securities or instruments, the requisite affirmative votes are a simple majority of the directors then in office and at least 66% of the shares voting.

        Under Bermuda law, the holders of an aggregate of not less than 20% in par value of the company's issued share capital or any class thereof have the right to apply to the Supreme Court of Bermuda for an annulment of any amendment of the memorandum of association adopted by shareholders at any general meeting, other than an amendment which alters or reduces a company's share capital as provided in the Companies Act. Where such an application is made, the amendment becomes effective only to the extent that it is confirmed by the Bermuda court. An application for an annulment of an amendment of the memorandum of association must be made within twenty-one days after the date on which the resolution altering the company's memorandum of association is passed and may be made on behalf of persons entitled to make the application by one or more of their number as they may appoint in writing for the purpose. No application may be made by shareholders that voted in favor of the amendment.

        Appraisal Rights and Shareholder Suits.    Under Bermuda law, in the event of an amalgamation or merger of a Bermuda company with another company or corporation, a shareholder of the Bermuda company who did not vote in favor of the amalgamation or merger and who is not satisfied that fair value has been offered for such shareholder's shares may apply to a Bermuda court within one month of notice of the shareholders meeting to appraise the fair value of those shares.

        Class actions and derivative actions are generally not available to shareholders under Bermuda law. The Bermuda courts, however, would ordinarily be expected to permit a shareholder to commence an action in the name of a company to remedy a wrong to the company where the act complained of is alleged to be beyond the corporate power of the company or is illegal or would result in the violation of the company's memorandum of association or bye-laws. Furthermore, consideration would be given by a Bermuda court to acts that are alleged to constitute a fraud against the minority shareholders or, for instance, where an act requires the approval of a greater percentage of the company's shareholders than that which actually approved it.

        When the affairs of a company are being conducted in a manner which is oppressive or prejudicial to the interests of some part of the shareholders, one or more shareholders may apply to the Supreme Court of Bermuda, which may make such order as it sees fit, including an order regulating the conduct of the company's affairs in the future or ordering the purchase of the shares of any shareholders by other shareholders or by the company.

        Capitalization of Profits and Reserves.    Pursuant to our bye-laws, our board of directors may (i) capitalize any part of the amount of our share premium or other reserve accounts or any amount credited to our profit and loss account or otherwise available for distribution by applying such sum in paying up unissued shares to be allotted as fully paid bonus shares pro rata (except in connection with the conversion of shares) to the shareholders; or (ii) capitalize any sum credited to a reserve account or sums otherwise available for dividend or distribution by paying up in full partly paid shares of those shareholders who would have been entitled to such sums if they were distributed by way of dividend or distribution.

        Registrar or Transfer Agent.    A register of holders of the common shares, the 4.875% cumulative convertible perpetual preference shares, and of any other preference shares we may issue will be maintained by Codan Services Limited in Bermuda, and a branch register is maintained in the United States by Mellon Investor Services L.L.C., which does and will serve as branch registrar and transfer agent for the common shares, the 4.875% cumulative convertible perpetual preference shares and any other preference shares we may issue.

        Untraced Shareholders.    Our bye-laws provide that our board of directors may forfeit any dividend or other monies payable in respect of any shares which remain unclaimed for twelve years from the date when such monies became due for payment. In addition, we are entitled to cease sending checks or dividend warrants by post or otherwise to a shareholder if such instruments have been returned undelivered to, or left uncashed by, such shareholder on at least two consecutive occasions or, following one such occasion, reasonable enquiries have failed to establish the shareholder's new address. This entitlement ceases if the shareholder claims a dividend or cashes a dividend check or a warrant.

        Certain Provisions of Bermuda Law.    We have been designated by the Bermuda Monetary Authority as a non-resident for Bermuda exchange control purposes. This designation allows us to engage in transactions in currencies other than the Bermuda dollar, and there are no restrictions on our ability to transfer funds (other than funds denominated in Bermuda dollars) in and out of Bermuda or to pay dividends to U.S. residents who are holders of our common shares or preference shares.

        The Bermuda Monetary Authority has given its consent for the issue and free transferability of our common shares and preference shares to and between non-residents of Bermuda for exchange control purposes, provided our shares remain listed on an appointed stock exchange, which includes the New York Stock Exchange. Approvals or permissions given by the Bermuda Monetary Authority do not constitute a guarantee by the Bermuda Monetary Authority as to our performance or our creditworthiness. Accordingly, in giving such consent or permissions, the Bermuda Monetary Authority shall not be liable for the financial soundness, performance or default of our business or for the correctness of any opinions or statements expressed in this prospectus. Certain issues and transfers of common shares or preference shares involving persons deemed resident in Bermuda for exchange control purposes may require the specific consent of the Bermuda Monetary Authority.

        In accordance with Bermuda law, share certificates are only issued in the names of companies, partnerships or individuals. In the case of a shareholder acting in a special capacity (for example as a trustee), certificates may, at the request of the shareholder, record the capacity in which the shareholder is acting. Notwithstanding such recording of any special capacity, we are not bound to investigate or see to the execution of any such trust. We will take no notice of any trust applicable to any of our shares, whether or not we have been notified of such trust.

DESCRIPTION OF MASTER TRUST STRUCTURE

        Bunge Limited formed a master trust in order to permit it and its subsidiaries to borrow funds on both a short-term and long-term basis more efficiently. The master trust was created under New York law pursuant to a pooling agreement among Bunge Funding, Inc., Bunge Management Services, Inc., as servicer, and The Bank of New York Mellon, as trustee. The primary assets of the master trust consist of intercompany loans made to Bunge Limited and its subsidiaries with the proceeds of funds raised by the master trust through the issuance of variable funding certificates.

        A conceptual illustration of the master trust structure is set forth below:

        The intercompany loans held by the master trust are made by two of Bunge Limited's subsidiaries. Bunge Finance Limited, Bunge Limited's 100%-owned subsidiary incorporated under the laws of Bermuda, makes loans to Bunge Limited and its non-U.S. subsidiaries. Bunge Finance North America, Inc., a Delaware corporation and a 100%-owned subsidiary of Bunge N.A. Holdings, Inc. (which is, in turn, wholly owned by us), makes loans to Bunge Limited's U.S. subsidiaries. Each intercompany loan bears interest at a floating rate specified from time to time by the Bunge subsidiary making the loan which generally is established based on the estimated blended cost of funds of the master trust (plus a small profit margin). Bunge Finance Limited and Bunge Finance North America, Inc. are parties to a sale agreement with Bunge Funding, Inc. under which each intercompany loan, together with all property and proceeds related thereto, is sold to Bunge Funding, Inc. Bunge Funding, Inc., in turn, immediately sells the intercompany loans to the master trust pursuant to a pooling agreement. Bunge Management Services, Inc. services the intercompany loans held by the master trust in accordance with the terms of a servicing agreement among Bunge Management Services, Inc., Bunge Funding, Inc. and The Bank of New York Mellon, as trustee.

        We raise the funds to fund the intercompany loans by having the master trust issue trust certificates either to a special purpose subsidiary that is incurring indebtedness or directly to third-party investors. As of the date of this prospectus, the master trust has issued three outstanding series of trust certificates under series supplements to the pooling agreement, including a series 2002-1 variable funding certificate held by Bunge Limited Finance Corp. and a series 2003-1 variable funding certificate held by Bunge Finance Europe B.V. The trustee under the master trust is required to allocate collections on the intercompany loans to the trust certificates, including the series 2002-1 variable funding certificate and the series 2003-1 variable funding certificate, on an equal basis based upon the principal and accrued interest outstanding with respect to all trust certificates. The master trust may from time to time issue additional series of trust certificates which rank equal in right of payment with the outstanding trust certificates.

Bunge Limited Finance Corp.

        The maximum face amount of the series 2002-1 variable funding certificate held by Bunge Limited Finance Corp. is $7,000,000,000, as such amount may be increased from time to time pursuant to the terms thereof. The outstanding amount of the series 2002-1 variable funding certificate varies based on the outstanding amount of indebtedness of Bunge Limited Finance Corp. Under the master trust structure documentation, all of the proceeds borrowed under Bunge Limited Finance Corp.'s current facilities were used to fund intercompany loans which are acquired by the master trust (except to the extent such proceeds were used to repay outstanding indebtedness of Bunge Limited Finance Corp. or used to pay expenses incurred in connection with any such indebtedness). In the case of the notes, Bunge Limited Finance Corp. will be required to use all of the net proceeds from the sale of the notes to either increase its investment in the series 2002-1 variable funding certificate, repay its outstanding indebtedness or pay expenses incurred in connection with any such indebtedness, and the master trust will use such proceeds advanced under the series 2002-1 variable funding certificate to acquire intercompany loans. The principal and interest outstanding on the series 2002-1 variable funding certificate together with cash held by Bunge Limited Finance Corp. must at all times equal or exceed the aggregate principal and interest outstanding on all of Bunge Limited Finance Corp.'s debt, including, without limitation, the notes. Accordingly, the holders of the notes will benefit to the extent that payments of principal and interest are made by the borrowers on the intercompany loans held by the master trust. The master trust is intended to allow creditors of Bunge Limited Finance Corp. and other holders of master trust certificates to have the benefit of claims on Bunge Limited's subsidiaries obligated under intercompany loans. However, intercompany loans made under the master trust structure directly to Bunge Limited do not create any claims against its subsidiaries for the benefit of the holders of the notes. Although the series 2002-1 variable funding certificate is not pledged to the holders of the notes, the series 2002-1 variable funding certificate and related hedging agreements are the only assets held by Bunge Limited Finance Corp. and may not be pledged by Bunge Limited Finance Corp. to any of its creditors or any other person. Under the design of the master trust structure, the notes have the benefit of the series 2002-1 variable funding certificate and the holders of the notes thus have the benefit of access on an equal basis with other creditors holding indebtedness owed or payable by Bunge Limited Finance Corp. to the payments made on the series 2002-1 variable funding certificate.

        Bunge Limited Finance Corp. has been organized and structured to be a bankruptcy remote entity. As part of the bankruptcy remote structure of Bunge Limited Finance Corp., the certificate of incorporation of Bunge Limited Finance Corp. requires the vote of at least two directors who are individuals that are "independent" (within the meaning of the certificate of incorporation of Bunge Limited Finance Corp.) of Bunge Limited and its affiliates (except that such independent directors of

Bunge Limited Finance Corp. may also be the independent directors of Bunge Asset Funding Corp., Bunge Funding, Inc., Bunge Finance Europe B.V. and any other financing subsidiary established to advance funds to the master trust) in order to, among other things, (1) file a voluntary petition for bankruptcy under the U.S. bankruptcy code or (2) change the voting requirement with respect to the filing of such a voluntary petition for bankruptcy. Each of Bunge Limited Finance Corp.'s creditors has made "non-petition" agreements agreeing not to institute, or join any other person in instituting, against Bunge Limited Finance Corp., any bankruptcy or similar insolvency proceeding under the laws of any jurisdiction for a period of one year and one day after all outstanding debt of Bunge Limited Finance Corp. has been paid in full.

        If Bunge Limited Finance Corp. were to become subject, for any reason, to any voluntary or involuntary bankruptcy proceeding, the proceeds of payments to the master trust on the intercompany loans would be subject to such bankruptcy proceedings. In such event, the holders of the notes would experience delays in recovering principal and interest on their notes from the proceeds of such intercompany loans. The holders of the notes would, however, be able to make a claim on Bunge Limited's guarantee in such circumstances unless the guarantee is unavailable for any reason (whether due to our bankruptcy or otherwise).

Bunge Finance Europe B.V.

        The maximum face amount of the series 2003-1 variable funding certificate held by Bunge Finance Europe B.V. is $2,000,000,000, as such amount may be increased from time to time pursuant to the terms thereof. The outstanding amount of the series 2003-1 variable funding certificate varies based on the outstanding amount of indebtedness of Bunge Finance Europe B.V. Under the master trust structure documentation, all of the proceeds borrowed under Bunge Finance Europe B.V.'s current facilities were used to fund intercompany loans which are acquired by the master trust (except to the extent such proceeds were used to repay outstanding indebtedness of Bunge Finance Europe B.V. or used to pay expenses incurred in connection with any such indebtedness). In the case of the notes, Bunge Finance Europe B.V. will be required to use all of the net proceeds from the sale of the notes to either increase its investment in the series 2003-1 variable funding certificate, repay its outstanding indebtedness or pay expenses incurred in connection with any such indebtedness, and the master trust will use such proceeds advanced under the series 2003-1 variable funding certificate to acquire intercompany loans. The principal and interest outstanding on the series 2003-1 variable funding certificate together with cash held by Bunge Finance Europe B.V. must at all times equal or exceed the aggregate principal and interest outstanding on all of Bunge Finance Europe B.V.'s debt, including, without limitation, the notes. Accordingly, the holders of the notes will benefit to the extent that payments of principal and interest are made by the borrowers on the intercompany loans held by the master trust. The master trust is intended to allow creditors of Bunge Finance Europe B.V. and other holders of master trust certificates to have the benefit of claims on Bunge Limited's subsidiaries obligated under intercompany loans. However, intercompany loans made under the master trust structure directly to Bunge Limited do not create any claims against its subsidiaries for the benefit of the holders of the notes. Although the series 2003-1 variable funding certificate is not pledged to the holders of the notes, the series 2003-1 variable funding certificate and related hedging agreements are the only assets held by Bunge Finance Europe B.V. and may not be pledged by Bunge Finance Europe B.V. to any of its creditors or any other person. Under the design of the master trust structure, the notes have the benefit of the series 2003-1 variable funding certificate and the holders of the notes thus have the benefit of access on an equal basis with other creditors holding indebtedness owed or payable by Bunge Finance Europe B.V. to the payments made on the series 2003-1 variable funding certificate.

        Bunge Finance Europe B.V. has been organized and structured to be a bankruptcy remote entity. As part of the bankruptcy remote structure of Bunge Finance Europe B.V., the articles of association of

Bunge Finance Europe B.V. require the vote of at least two managing directors who are individuals that are "independent" (within the meaning of the articles of association of Bunge Finance Europe B.V.) of Bunge Limited and its affiliates (except that such independent managing directors of Bunge Finance Europe B.V. may also be the independent directors of Bunge Asset Funding Corp., Bunge Funding, Inc., Bunge Limited Finance Corp. and any other financing subsidiary established to advance funds to the master trust) in order to, among other things, (1) file a voluntary petition for bankruptcy under the U.S. bankruptcy code or (2) change the voting requirement with respect to the filing of such a voluntary petition for bankruptcy. Each of Bunge Finance Europe B.V.'s creditors has made "non-petition" agreements agreeing not to institute, or join any other person in instituting, against Bunge Finance Europe B.V., any bankruptcy or similar insolvency proceeding under the laws of any jurisdiction for a period of one year and one day after all outstanding debt of Bunge Finance Europe B.V. has been paid in full.

        If Bunge Finance Europe B.V. were to become subject, for any reason, to any voluntary or involuntary bankruptcy proceeding under the U.S. bankruptcy code or under Dutch bankruptcy laws, the proceeds of payments to the master trust on the intercompany loans would be subject to such bankruptcy proceedings. In such event, the holders of the notes would experience delays in recovering principal and interest on their notes from the proceeds of such intercompany loans. The holders of the notes would, however, be able to make a claim on Bunge Limited's guarantee in such circumstances unless the guarantee is unavailable for any reason (whether due to our bankruptcy or otherwise).

        Credit facilities and debt issuances that use the master trust structure as of March 31, 2016 include the following:

  •
  $600 million commercial paper facility, backed by a five-year revolving credit facility of the same amount that matures on November 20, 2019;

  •
  $1.1 billion five-year syndicated revolving credit facility that matures on November 20, 2019;

  •
  $865 million five-year syndicated revolving credit facility that matures on May 30, 2018;

  •
  ¥28.5 billion (tranche A), ¥6 billion (tranche B) and $85 million (tranche C) five-year syndicated term loan facility that matures on December 12, 2019;

  •
  $600 million 3.20% Senior Notes due 2017;

  •
  $600 million 8.50% Senior Notes due 2019;

  •
  $497 million 3.50% Senior Notes due 2020;

  •
  $1.75 billion three-year revolving credit facility that matures on August 10, 2018;

  •
  $1.685 billion of uncommitted bilateral credit facilities, with maturities ranging from 1 month to 12 months; and

  •
  $700 million of committed bilateral credit facilities, with maturities that range from June 2016 to November 2016.

        Our financings under the master trust structure contain various restrictive covenants that in some cases include limitations on, among other things, our ability to (1) merge, amalgamate or sell all or substantially all of our assets, (2) incur certain liens and (3) enter into certain sale-leaseback transactions. In addition, Bunge Limited must comply with certain financial covenants as of the end of each fiscal quarter. All of the restrictive covenants in the master trust financings are subject to significant qualifications and exceptions.

DESCRIPTION OF DEBT SECURITIES

        Bunge Limited Finance Corp. ("BLFC") and Bunge Finance Europe B.V. ("BFE") may issue debt securities from time to time in one or more distinct series. This section summarizes only certain of the terms of any debt securities that BLFC and BFE anticipate will be common to all series of debt securities that they may issue. The terms of any series of debt securities that BLFC or BFE may offer may differ significantly from the common terms described in this prospectus. The specific terms of any series of debt securities that BLFC or BFE will offer, and any differences from the common terms for an issuance of debt securities by BLFC or BFE described in this prospectus, will be described in the prospectus supplement for such debt securities that will accompany this prospectus. The debt securities of BLFC and BFE will be issued under an indenture among BLFC or BFE, as the case may be, Bunge Limited and a banking or financial institution, as trustee. We have filed forms of indenture for debt securities to be issued by BLFC or BFE as exhibits to the registration statement of which this prospectus forms a part. The actual indenture that BLFC or BFE, as the case may be, and Bunge Limited will enter into in connection with an offering of debt securities may differ significantly from the form of indenture we have filed.

        As this section is a summary of some of the terms of the debt securities that BLFC or BFE may offer under this prospectus, it does not describe every aspect of the debt securities. We urge you to read the prospectus supplement and other offering material relating to an issuance of debt securities and the indenture relating to an issuance and the other documents we file with the SEC relating to the debt securities of BLFC or BFE, as the case may be, because the indenture for those debt securities and those other documents, and not this description, will define your rights as a holder of the debt securities of BLFC or BFE. See "Where You Can Find More Information," for information on how to obtain copies of the indenture and any such other documents.

General

        Unless otherwise stated in a prospectus supplement or in other offering material for an offering of debt securities by BLFC or BFE, debt securities will not be secured by any property or assets of BLFC or BFE or of Bunge Limited and the securities will be senior debt securities, ranking equally with all of the other unsecured and unsubordinated indebtedness of BLFC or BFE, as the case may be.

        You should read the prospectus supplement and other offering material for the following terms of the series of debt securities offered by the prospectus supplement. BLFC or BFE, as the case may be, will establish the following terms before issuance of the series:

  •
  the title of the debt securities;

  •
  whether the debt securities will be senior or subordinated debt securities;

  •
  the ranking of the debt securities;

  •
  if the debt securities are subordinated, the terms of subordination;

  •
  the aggregate principal amount of the debt securities, the percentage of their principal amount at which the debt securities will be issued, and the date or dates when the principal of the debt securities will be payable or how those dates will be determined or extended;

  •
  the interest rate or rates, which may be fixed or variable, that the debt securities will bear, if any, how the rate or rates will be determined, and the periods when the rate or rates will be in effect;

  •
  the date or dates from which any interest will accrue or how the date or dates will be determined, the date or dates on which any interest will be payable, whether and the terms under which payment of interest may be deferred, any regular record dates for these payments or how these dates will be determined and the basis on which any interest will be calculated, if other than on the basis of a 360-day year of twelve 30-day months;

  •
  if the debt securities will be convertible into or exchangeable for common shares or preference shares of Bunge Limited or other debt securities at the option of BLFC or BFE, as the case may be, or at the option of the holders, the provisions relating to such conversion or exchange;

  •
  the place or places, if any, other than or in addition to New York City, of payment, transfer or exchange of the debt securities, and where notices or demands to or upon us in respect of the debt securities may be served;

  •
  any optional redemption provisions and any restrictions on the sources of funds for redemption payments, which may benefit the holders of other securities;

  •
  any sinking fund or other provisions that would obligate us to repurchase or redeem the debt securities;

  •
  whether the amount of payments of principal of, any premium on, or interest on the debt securities will be determined with reference to an index, formula or other method, which could be based on one or more commodities, equity indices or other indices, and how these amounts will be determined;

  •
  any covenants with respect to the debt securities and any changes or additions to the events of default described in this prospectus;

  •
  if not the principal amount of the debt securities, the portion of the principal amount that will be payable upon acceleration of the maturity of the debt securities or how that portion will be determined;

  •
  any changes or additions to the provisions concerning legal defeasance and covenant defeasance to be contained in the applicable indenture that will be applicable to the debt securities;

  •
  any provisions granting special rights to the holders of the debt securities upon the occurrence of specified events;

  •
  if other than the trustee, the name of the paying agent, security registrar or transfer agent for the debt securities;

  •
  if BLFC or BFE, as the case may be, does not issue the debt securities in book-entry form only to be held by The Depository Trust Company, as depositary, whether BLFC or BFE will issue the debt securities in certificated form or the identity of any alternative depositary;

  •
  the person to whom any interest in a debt security will be payable, if other than the registered holder at the close of business on the regular record date;

  •
  the denomination or denominations in which the debt securities will be issued, if other than denominations of $1,000 or any integral multiples;

  •
  any provisions requiring BLFC or BFE, as the case may be, to pay additional amounts on the debt securities to any holder who is not a United States person in respect of any tax, assessment or governmental charge and, if so, whether BLFC or BFE will have the option to redeem the debt securities rather than pay the additional amounts; and

  •
  any other material terms of the debt securities or the indenture, which may not be consistent with the terms set forth in this prospectus.

        For purposes of this prospectus, any reference to the payment of principal of, any premium on, or interest on the debt securities will include additional amounts if required by the terms of the debt securities.

        In most cases, the indenture will not limit the amount of debt securities that BLFC or BFE, as the case may be, is authorized to issue from time to time. The indenture will also provide that there may be more than one trustee thereunder, each for one or more series of debt securities. If a trustee is acting under the indenture with respect to more than one series of debt securities, the debt securities for which it is acting would be treated as if issued under separate indentures. If there is more than one trustee under the indenture, the powers and trust obligations of each trustee will apply only to the debt securities of the separate series for which it is trustee.

        BLFC and BFE may issue debt securities with terms different from those of debt securities already issued. Subject to conditions that may be specified in a prospectus supplement relating to an offering of debt securities, BLFC and BFE may, without the consent of the holders of the outstanding debt securities, reopen a previous issue of a series of debt securities and issue additional debt securities of that series unless the reopening was restricted when that series was created.

        There is no requirement that BLFC or BFE, as the case may be, issue debt securities in the future under the indenture, and they may use other indentures or documentation, containing different provisions in connection with future issues of other debt securities.

        BLFC and BFE may issue the debt securities as "original issue discount securities," which are debt securities, including any zero-coupon debt securities, that are issued and sold at a discount from their stated principal amount. Original issue discount securities provide that, upon acceleration of their maturity, an amount less than their principal amount will become due and payable. The prospectus supplement relating to an issuance of any such debt securities will describe the U.S. federal income tax consequences and other considerations applicable to original issue discount securities in any prospectus supplement relating to them.

Guarantee of the Debt Securities

        Bunge Limited will fully, unconditionally and irrevocably guarantee the due and punctual payment of the principal of, and interest on, the debt securities and any of the other obligations of BLFC or BFE, as the case may be, under the applicable indenture with respect to the debt securities when and as the same shall become due and payable, whether at maturity or otherwise.

        Bunge Limited's guarantees for senior debt securities of BLFC and BFE would be unsecured and unsubordinated obligations of Bunge Limited and will rank equally with all other unsecured and unsubordinated obligations of Bunge Limited. The guarantee is expected to provide that in the event of a default in payment of principal of, or interest on, senior debt securities of a particular series, the holder of such series of senior debt securities may institute legal proceedings directly against Bunge Limited to enforce the applicable guarantee without first proceeding against BLFC or BFE, as the case may be.

        If BLFC or BFE, as the case may be, issues subordinated debt securities, Bunge Limited's guarantees for subordinated debt securities of BLFC or BFE would be unsecured and subordinated obligations of Bunge Limited and will rank equally with all other unsecured and subordinated obligations of Bunge Limited. The guarantee is expected to provide that in the event of a default in payment of principal of, or interest on, subordinated debt securities of a particular series, the holder of such series of subordinated debt securities may institute legal proceedings directly against Bunge Limited to enforce the applicable guarantee without first proceeding against BLFC or BFE, as the case may be.

Covenants, Events of Default, Amendments and Waivers and Defeasance

        A prospectus supplement and other offering material related to an issuance of debt securities by BLFC or BFE, as the case may be, will set forth covenants that will impose limitations and restrictions on BLFC or BFE, and will also set forth covenants which will be applicable to Bunge Limited and certain of its subsidiaries and provisions relating to events of default, amendments, waivers and defeasance.

Governing Law

        The notes, the guarantee and the indenture will be governed by, and construed in accordance with, the laws of the State of New York, without regard to conflicts of laws principles thereof.

Consent to Jurisdiction

        Bunge Limited will irrevocably submit to the non-exclusive jurisdiction of any New York state court or any U.S. federal court sitting in the Borough of Manhattan, The City of New York, in respect of any legal action or proceeding arising out of or in relation to the indenture, the notes or the guarantee, and will agree that all claims in respect of such legal action or proceeding may be heard and determined in such New York state or U.S. federal court and will waive, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of any such action or proceeding in any such court.

The Trustee Under the Indenture

        Debt securities of BLFC and BFE will be governed by a document called the "indenture". The trustee for each issuance of debt securities will be identified in the prospectus supplement relating to the issuance of debt securities. The trustee may resign or be removed with respect to one or more series of debt securities and a successor trustee may be appointed to act with respect to these series.

BOOK ENTRY, DELIVERY AND FORM

Holders of Debt Securities

        Book-Entry Holders.    BLFC and BFE will issue debt securities in book-entry form only, unless the prospectus supplement relating to an offering of notes specifies otherwise. The debt securities will be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary's book-entry system. These participating institutions, in turn, hold beneficial interests in the debt securities on behalf of themselves or their customers.

        Under the indenture, BLFC and BFE will recognize as a holder only the person in whose name a debt security is registered. Consequently, for debt securities issued in global form, BLFC and BFE will recognize only the depositary as the holder of the debt securities and BLFC and BFE will make all payments on the debt securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners.

        The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the debt securities.

        As a result, purchasers of notes will not own the debt securities directly. Instead, such purchasers will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary's book-entry system or holds an interest through a participant. As long as the debt securities are issued in global form, purchasers of notes will be an indirect holder, and not a direct or legal holder, of the debt securities.

        Street Name Holders.    In the future BLFC and BFE may terminate a global security or issue debt securities initially in non-global form. In these cases, you may choose to hold your debt securities in your own name or in "street name." Debt securities held in street name would be registered in the name of a bank, broker or other financial institution that you choose, and you would hold only a beneficial interest in those debt securities through an account you maintain at that institution.

        For debt securities held in street name, BLFC and BFE will recognize only the intermediary banks, brokers and other financial institutions in whose names the debt securities are registered as the holders of those debt securities, and will make all payments on those debt securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. If you hold debt securities in street name, you will be an indirect holder, and not a direct or legal holder, of those debt securities.

        Legal Holders.    The obligations of BLFC and BFE as well as the obligations of the trustee and those of any third parties employed by BLFC or BFE, as the case may be, or the trustee, run only to the legal holders of the debt securities. BLFC and BFE have no obligations to you if you hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether you choose to be an indirect holder of a debt security or have no choice because BLFC and BFE are issuing the debt securities only in global form.

        For example, once BLFC or BFE, as the case may be, makes a payment or give a notice to the holder, it has no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, if BLFC or BFE wants to obtain the approval of the holders for any purpose (for example, to amend the indenture or to relieve BLFC or BFE of the consequences of a default or of our obligation to comply with a particular provision of the indenture) it would seek the approval only from the holders, and not the indirect holders, of the debt securities. Whether and how the holders contact the indirect holders is determined by the holders.

        When BLFC or BFE refers to you, BLFC or BFE means those who invest in the debt securities being offered by this prospectus, whether they are the direct or legal holders or only indirect holders of those debt securities. When BLFC or BFE refers to your debt securities, it means the debt securities in which you hold a direct or indirect interest.

        Special Considerations for Indirect Holders.    If you hold debt securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

  •
  how it handles securities payments and notices;

  •
  whether it imposes fees or charges;

  •
  how it would handle a request for the holders' consent, if ever required;

  •
  whether and how you can instruct it to send you debt securities registered in your own name so you can be a holder, if that is permitted in the future;

  •
  how it would exercise rights under the debt securities if there were a default or other event triggering the need for holders to act to protect their interests; and

  •
  if the debt securities are in book-entry form, how the depositary's rules and procedures will affect these matters.

Global Securities

        BLFC and BFE will each issue each debt security under the indenture in global form, unless otherwise specified in the applicable prospectus supplement. A global security is a security, typically held by a depositary, that represents the beneficial interests of a number of purchasers of the security. If global securities are issued, the following procedures will apply.

        BLFC and BFE will deposit global securities with the depositary identified in the prospectus supplement. After BLFC and BFE issues a global security, the depositary will credit on its book-entry registration and transfer system the respective principal amounts of the debt securities represented by the global security to the accounts of persons who have accounts with the depositary. These account holders are known as "participants." The underwriters or agents participating in the distribution of the debt securities will designate the accounts to be credited. Only a participant or a person who holds an interest through a participant may be the beneficial owner of a global security. Ownership of beneficial interests in the global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary and its participants.

        BLFC, BFE and the trustee will treat the depositary or its nominee as the sole owner or holder of the debt securities represented by a global security. Except as set forth below, owners of beneficial interests in a global security will not be entitled to have the debt securities represented by the global security registered in their names. They also will not receive or be entitled to receive physical delivery of the debt securities in definitive form and will not be considered the owners or holders of the debt securities.

        Principal, any premium and any interest payments on debt securities represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee as the registered owner of the global security. None of BLFC, BFE, the trustee or any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security or the maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

        BLFC and BFE expect that the depositary, upon receipt of any payments, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the depositary's records. BLFC and BFE also expect that payments by participants to owners of beneficial interests in the global security will be governed by standing instructions and customary practices, as is the case with the securities held for the accounts of customers registered in "street names," and will be the responsibility of the participants.

        A global security is exchangeable for definitive securities registered in the name of, and a transfer of a global security may be registered to, any person other than the depositary or its nominee, only if:

  •
  the depositary notifies BLFC or BFE, as the case may be, that it is unwilling, unable or no longer qualified to continue as depositary for that global security and BLFC or BFE, as the case may be, does not appoint another institution to act as depositary within 90 days;

  •
  if BLFC or BFE, as the case may be, notifies the trustee that it wishes to terminate that global security; or

  •
  if an event of default has occurred and is continuing with regard to debt securities represented by that global security and the registrar has received a request from the depositary.

IN THE REMAINDER OF THIS DESCRIPTION "YOU" MEANS DIRECT HOLDERS AND NOT BOOK-ENTRY, STREET NAME OR OTHER INDIRECT OWNERS OF DEBT SECURITIES.

Form, Exchange, Registration and Transfer

        Debt securities may be issued:

  •
  only in fully registered form; and

  •
  without interest coupons.

        Holders may exchange their non-global debt securities for debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed. This is called an "exchange".

        Holders may exchange or transfer their certificated debt securities at the office of the trustee. BLFC and BFE will initially appoint the trustee to act as its agent for registering debt securities in the names of holders and transferring debt securities. BLFC or BFE may appoint another entity to perform these functions or perform them on its own. The entity performing the role of maintaining the list of registered holders is called the registrar. It will also perform transfers.

        Holders will not be required to pay a service charge to transfer or exchange their debt securities, but they may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange will be made only if the trustee, as registrar, is satisfied with the holder's proof of legal ownership.

        If BLFC or BFE has designated additional registrars for your debt security, they will be named in the prospectus supplement to which your debt security relates. BLFC and BFE may appoint additional registrars or cancel the appointment of any particular registrar.

        If any debt securities are redeemable or may be repurchased and BLFC or BFE, as the case may be, redeems or repurchases less than all those debt securities, BLFC or BFE, as the case may be, may prohibit the transfer or exchange of those debt securities during the period beginning 15 days before the day BLFC or BFE, as applicable, mails the notice of redemption or repurchase and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. BLFC and BFE may also refuse to register transfers or exchanges of any debt security selected for redemption, except that BLFC and BFE will continue to permit transfers and exchanges of the unredeemed portion of any debt security being partially redeemed.

        If a debt security is issued as a global debt security, only the depositary will be entitled to transfer and exchange the debt security as described in this subsection because it will be the sole holder of the debt security.

Payment and Paying Agent

        BLFC and BFE will only be required to make payment of the principal on a debt security if you surrender the debt security to the paying agent for that debt security. BLFC and BFE will only be required to make payment of principal and interest at the office of the paying agent, except that at their option, they may pay interest by mailing a check to the holder. Payment for any debt security represented by global notes will be made by wire transfer of immediately available funds to the account specified by the depositary. Unless BLFC or BFE indicates otherwise in the applicable prospectus supplement, BLFC or BFE, as the case may be, will pay interest (other than defaulted interest) to the person who is the holder at the close of business on the regular record date for that interest payment, even if that person no longer owns the debt security on the interest payment date.

        BLFC or BFE, as the case may be, will specify in the applicable prospectus supplement the regular record date relating to an interest payment date for any debt security.

        Payment When Offices Are Closed.    If any payment is due on a debt security on a day that is not a business day, BLFC and BFE will make the payment on the next day that is a business day. Payments postponed to the next business day in this situation will be treated under the indentures as if they were made on the original due date. Postponement of this kind will not result in a default under any debt security or indenture, and no interest will accrue on the postponed amount from the original due date to the next day that is a business day unless the applicable prospectus supplement specifies otherwise.

        Paying Agent.    Unless otherwise specified in the applicable prospectus supplement, the trustee will be the initial paying agent. BLFC or BFE, as the case may be, may at any time designate additional paying agents, rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that BLFC and BFE must maintain a paying agent in each place of payment for each series of debt securities.

        Regardless of who acts as paying agent, all money paid by BLFC or BFE, as the case may be, to a paying agent that remains unclaimed at the end of two years after the amount is due to a holder will be repaid to BLFC or BFE, as applicable. After that two-year period, the holder may look only to BLFC or BFE, as the case may be, (or the guarantor) for payment and not to the trustee, any other paying agent or anyone else.

PLAN OF DISTRIBUTION

        The Registrants may sell the offered securities:

  •
  to or through underwriters or dealers;

  •
  through agents; or

  •
  directly to other purchasers.

        Underwriters or Dealers.    If the Registrants use underwriters in the sale of the offered securities, the underwriters will acquire the offered securities for their own account. The underwriters may resell the offered securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The underwriters may sell the offered securities directly or through underwriting syndicates represented by managing underwriters. Unless otherwise stated in the prospectus supplement or other offering material relating to the offered securities, the obligations of the underwriters to purchase those offered securities will be subject to certain conditions, and the underwriters will be obligated to purchase all of those offered securities if they purchase any of them. If the Registrants use a dealer in the sale, the Registrants will sell the offered securities to the dealer as principal. The dealer may then resell those offered securities at varying prices determined at the time of resale. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

        Through Agents.    The Registrants may designate one or more agents to sell the offered securities. Unless otherwise stated in a prospectus supplement or other offering material, the agents will agree to use their best efforts to solicit purchases for the period of their appointment.

        Directly.    The Registrants may sell the offered securities directly to one or more purchasers. In this case, no underwriters, dealers or agents would be involved.

        General Information.    A prospectus supplement and/or any additional offering material will state the name of any underwriter, dealer or agent and the amount of any compensation, underwriting discounts, commissions or concessions paid, allowed or re-allowed to them. A prospectus supplement and/or additional offering material will also state the proceeds to the Registrants from the sale of the offered securities, any initial public offering price and other terms of the offering of those offered securities. Underwriting discounts and commissions will not exceed 8% for any offering of securities made pursuant to this prospectus.

        The Registrants may authorize underwriters, dealers or agents to solicit offers by certain institutions to purchase the offered securities from the Registrants at the public offering price and on the terms described in the related prospectus supplement and/or additional offering material pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future.

        The Registrants may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately-negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by the Registrants or borrowed from any of them or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from the Registrants in settlement of those derivatives to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement.

        The Registrants may have agreements to indemnify underwriters, dealers and agents against, or to contribute to payments which the underwriters, dealers and agents may be required to make in respect of, certain civil liabilities, including liabilities under the Securities Act of 1933, as amended.

 LEGAL MATTERS

        The validity of the preference shares, common shares and guarantees of any debt securities offered by Bunge Limited under this prospectus and other legal matters relating to Bermuda law will be passed upon for us by Conyers Dill & Pearman Limited, Hamilton, Bermuda. David W.P. Cooke, a director of Conyers Dill & Pearman Limited, serves as an assistant secretary of Bunge Limited. The validity of the debt securities offered by Bunge Limited Finance Corp. and Bunge Finance Europe B.V. and the related guarantees by Bunge Limited has been passed upon for us by Reed Smith LLP, New York, New York. Certain other legal matters will be passed upon for us by Shearman & Sterling LLP, New York, New York and Allen & Overy LLP, Amsterdam, the Netherlands.

EXPERTS

        The consolidated financial statements and the related financial statement schedule incorporated in this Prospectus by reference from Bunge Limited's Annual Report on Form 10-K for the year ended December 31, 2015, and the effectiveness of Bunge Limited's internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference (which report expresses an adverse opinion on the effectiveness of the Company's internal control over financial reporting because of a material weakness). Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.